SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

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☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CMC MATERIALS, INC.
(Exact name of Registrant as Specified in Its Charter)

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CMC MATERIALS, INC.

870 NORTH COMMONS DRIVE

AURORA, ILLINOIS 60504

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held March 3, 2021

To our Stockholders:

We are notifying you that the 2021 annual meeting of stockholders of CMC Materials, Inc. (formerly known as Cabot Microelectronics Corporation) will be held on Wednesday, March 3, 2021 at 8:00 a.m., Central Standard Time, via the internet through a virtual web conference at www.virtualshareholdermeeting.com/CCMP2021 for the following purposes:

1.	To elect three directors, each for a term of three years;

2.	To hold a non-binding stockholder advisory vote to approve our named executive officer compensation;

3.	To ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for fiscal year 2021;

4.	To approve the CMC Materials, Inc. 2021 Omnibus Incentive Plan; and

5.	To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the accompanying proxy statement. We also have included a copy of our 2020 Annual Report. Only stockholders of record at the close of business on January 7, 2021 are entitled to vote at the meeting or any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

We are delivering our proxy statement and 2020 Annual Report under the United States Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to their stockholders over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders, which is designed to reduce our printing and mailing costs and the environmental impact of the proxy materials and our 2020 Annual Report (collectively, the “Proxy Materials”). A paper copy of our Proxy Materials may be requested through one of the methods described in the Notice of Internet Availability of Proxy Materials.

Please use this opportunity to take part in our affairs by voting your shares. You will be able to attend the 2021 annual meeting of stockholders online, vote your shares electronically and submit questions during the meeting by logging in to the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts. We have adopted this technology as part of our effort to maintain a safe and healthy environment for our directors, employees, and stockholders who wish to attend the annual meeting. In light of the COVID-19 pandemic (“Pandemic”), we believe that hosting a virtual meeting is in your and our company’s best interests.

Whether or not you plan to participate in the meeting, your vote is important. Please promptly submit your proxy by telephone, internet or mail by following the instructions found on your Notice of Internet Availability of Proxy Materials or proxy card. Your proxy can be withdrawn by you at any time before it is voted.

By order of the Board of Directors,

William P. Noglows

Chairman of the Board

Aurora, Illinois

This proxy statement is dated January 19, 2021, and is first being made available to stockholders electronically via the internet on or about January 19, 2021.

2021 Proxy Statement i

2021 Proxy Statement ii

CMC MATERIALS, INC.

870 North Commons Drive

Aurora, Illinois 60504

PROXY STATEMENT

The Board of Directors of CMC Materials, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held on Wednesday, March 3, 2021 at 8:00 a.m., Central Standard Time, via the internet through a virtual web conference at www.virtualshareholdermeeting.com/CCMP2021, and at any postponements or adjournments of the meeting. Online check-in will be available beginning at 7:30 a.m., Central Standard Time. Please allow ample time for the online check-in process. To participate in the annual meeting, you will need your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials.

In accordance with and pursuant to the rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we are providing our stockholders with access to our Proxy Materials over the internet rather than in paper form. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, rather than a printed copy of the Proxy Materials, to our stockholders of record as of January 7, 2021. We expect to mail the Notice of Internet Availability of Proxy Materials to stockholders entitled to vote at our annual meeting on or about January 19, 2021.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:

1.	the election of three directors;

2.	the non-binding stockholder advisory vote to approve our named executive officer compensation;

3.	the ratification of the selection of our independent auditors;

4.	the approval of the CMC Materials, Inc. 2021 Omnibus Incentive Plan (the “2021 OIP”); and

5.	any other business properly coming before the meeting.

In addition, our management will report generally on the fiscal year ended September 30, 2020 and respond to questions from stockholders.

What is the Notice of Internet Availability of Proxy Materials?

The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the Proxy Materials and submit your proxy via the internet or phone. If you would like to receive a printed copy of the Proxy Materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials for requesting printed materials.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on March 3, 2021:

•	The proxy statement and our 2020 Annual Report are available at www.cmcmaterials.com and www.proxyvote.com.

2021 Proxy Statement 1

How does the board recommend I vote?

Our board of directors unanimously recommends that you vote your shares:

1.	“FOR” the election of the nominees named below under “ELECTION OF DIRECTORS”;

2.	“FOR” non-binding advisory approval of our named executive officer compensation;

3.	“FOR” the ratification of the selection of our independent auditors; and

4.	“FOR” the approval of the 2021 OIP.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, January 7, 2021, are entitled to receive notice and vote at the annual meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on. As of the record date, we had approximately 29,155,744 shares of common stock outstanding and entitled to vote.

During the annual meeting, a list of stockholders entitled to vote will be available for examination at www.virtualshareholdermeeting.com/CCMP2021. The list will also be available for ten days prior to the annual meeting at our principal executive offices at the address listed above.

What is the difference between holding shares as a record holder and as a beneficial owner?

Record Holder.    You are a record holder of our common stock if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078, our stock transfer agent.

Beneficial Owner.    You are a beneficial owner if at the close of business on the record date your shares were held by a broker, bank, custodian, nominee or other record holder of our common stock and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I did not specify how my shares are to be voted?” for additional information.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had approximately 29,155,744 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I participate in the meeting?

We are hosting the annual meeting via the internet through a virtual web conference. You will not be able to attend the meeting in person. You will be able to attend the virtual annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CCMP2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The annual meeting will begin promptly at 8:00 a.m., Central Standard Time. Online check-in will be available beginning at 7:30 a.m., Central Standard Time. Please allow ample time for the online check-in process. Please be assured that you will be afforded the same rights and opportunities to participate in the virtual meeting as you would at an in-person meeting.

2021 Proxy Statement 2

If you are a beneficial owner, who owns shares through a broker, bank, custodian, nominee or other record holder, you may not vote your shares electronically at the virtual annual meeting unless you obtain a “legal proxy” from your broker, bank, custodian, nominee or other record holder who is the stockholder of record with respect to your shares. You may still attend annual meeting even if you do not have a legal proxy. For admission to the annual meeting, visit www.virtualshareholdermeeting.com/CCMP2021 and enter your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials.

As part of the annual meeting, we will hold a question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the annual meeting procedures which are pertinent to the company and the meeting matters, as time permits. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/CCMP2021. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

We will have technical support to assist you with technical difficulties you may have accessing the virtual meeting website. If you encounter difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

How do I vote, and can I vote by telephone or through the internet?

You may vote online during the annual meeting or you may vote by proxy. If your stock is registered in your own name, you may vote online during the annual meeting at www.virtualshareholdermeeting.com/CCMP2021 using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. If your stock is not registered in your own name and you plan to vote online during the annual meeting, you should contact your broker or agent in whose name your stock is registered to obtain a legal proxy. You may vote by proxy by signing, dating and mailing a proxy card. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate.

In addition, you may vote by telephone or through the internet by following the instructions below or those included in the Notice of Internet Availability of Proxy Materials. To vote by telephone, if you are a record holder of our common stock, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our common stock, call the toll free number listed in the proxy card or follow the instructions provided by your broker. Before the annual meeting, for all holders of our common stock (whether record or beneficial), to vote through the internet, go to www.proxyvote.com and follow the steps on the secure website. You also may access the proxy vote website (www.proxyvote.com) or view our Proxy Materials by going to our website, www.cmcmaterials.com, selecting “Investor Relations” on our Homepage, and then selecting “Annual Meeting/Proxy” from the drop down menu. Where used in this proxy statement, our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement. Telephone and internet voting facilities for stockholders of record will be available 24 hours a day. Before the annual meeting, you may vote over the telephone or via the internet until 11:59 p.m. ET on March 2, 2021 for shares held directly or 11:59 p.m. ET on February 28, 2021 for shares held in a plan.

What if I do not specify how my shares are to be voted?

Record Holder.    If you are a record holder of our common stock and you sign and return the proxy card without indicating your instructions, your shares will be voted “FOR”:

1.	the election of the nominees for director named below under “ELECTION OF DIRECTORS”;

2.	the non-binding advisory approval of our named executive officer compensation;

3.	the ratification of the selection of our independent auditors; and

4.	the approval of the 2021 OIP.

2021 Proxy Statement 3

Beneficial Owners.    If you are a beneficial owner and you do not provide the broker, bank, custodian, nominee or other record holder that holds your shares with voting instructions, such person will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, such person has the discretion to vote on routine matters such as the ratification of our independent auditors, but does not have discretion to vote on non-routine matters such as the election of a director, the non-binding stockholder advisory vote to approve our named executive officer compensation, and the approval of the 2021 OIP.

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically via the internet or by telephone?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by participating the annual meeting and voting via the internet during the meeting. (Participation in the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.) To revoke a proxy previously submitted electronically through the internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

The number of votes required to approve each of the proposals scheduled to be presented at the annual meeting are as follows. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

Proposal	Required Vote
1. Election of Directors	For each nominee, a plurality of the votes cast are “FOR” such nominee (i.e., the nominees for director with the most votes will be elected).*

2. Advisory vote to approve named executive officer compensation	A majority of the votes cast are “FOR” the proposal.

3. Ratification of the selection of our independent auditors	A majority of the votes cast are “FOR” the ratification.
4. Approval of the 2021 OIP	A majority of the votes cast are “FOR” the proposal.

*

Our Corporate Governance Guidelines provide that in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to be considered by our nominating and corporate governance committee and our board of directors as outlined in the Corporate Governance Guidelines.

What happens if additional proposals are presented at the meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

We will bear all costs of solicitation. Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition to the mailing of these Proxy Materials, we have hired the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $10,000.

2021 Proxy Statement 4

2021 PROXY STATEMENT – SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement before voting.

ANNUAL MEETING OF STOCKHOLDERS
Date: March 3, 2021 Time: 8:00 a.m., Eastern Standard Time Location: Via the internet through a virtual web conference at www.virtualshareholdermeeting.com/CCMP2021 Record Date: January 7, 2021
GENERAL INFORMATION

Stock Symbol: CCMP

Exchange: NASDAQ

Registrar and Transfer Agent: Computershare

Principal Executive Offices: 870 North Commons Drive, Aurora, Illinois 60504

Corporate Website: www.cmcmaterials.com

Investor Relations Website:

www.cmcmaterials.com/investors/overview

FISCAL YEAR 2020 FINANCIAL HIGHLIGHTS

	In Millions
Fiscal Year	Revenue	Net Income	Adjusted EBITDA*	Adjusted EBITDA Margin*

2019	$1,037.7	$39.2	$333.4	32.1%

2020	$1,116.3	$142.8	$357.8	32.1%

*   Adjusted EBITDA and adjusted EBITDA margin are considered non-GAAP financial measures by the SEC. See Appendix A below for more information about these non-GAAP financial measure and for reconcilliations from the most comparable GAAP financial measures.

In 2020, we changed our name to CMC Materials, Inc. and updated our visual identity in a comprehensive rebrand.

STOCKHOLDER VOTING MATTERS

Our board of directors unanimously recommends that you vote your shares:

“FOR” the election of each of the nominees named below under “ELECTION OF DIRECTORS” on p. 11;

“FOR” non-binding advisory approval of our named executive officer compensation on p. 68;

“FOR” the ratification of the selection of our independent auditors on p. 68; and,

“FOR” the approval of the 2021 OIP on p. 69.

CORPORATE GOVERNANCE

Board of Director Composition: 7 Directors

Director Term: 3 Classes with Staggered 3-Year Terms

Board Diversity: 43%

Gender (female): 29%

Race/Ethnicity: 14%

Director Nominees: Class III (3 Directors)

Barbara A. Klein

David H. Li

William P. Noglows

Board Meetings in Fiscal Year 2020: 13 (5 since) Executive Sessions: 12 (4 since)

Board Committee Meetings in Fiscal Year 2020:

Audit: 8 (2 since)

Compensation: 6 (3 since)

Nominating and Corporate Governance: 3 (1 since)

2021 Proxy Statement 5

SUSTAINABILITY AND RESPONSIBLE CARE — ENVIRONMENTAL, HEALTH AND SAFETY

It is our policy to operate worldwide in a safe, responsible manner that respects the environment and protects the health and safety of our employees, our customers and the communities where we operate. We are committed to conducting our business operations in a manner that preserves the environment, which includes minimizing waste, conserving energy and preventing pollution. Our commitment goes beyond regulatory compliance and ISO certifications. Some of our key environmental, health and safety (EHS) initiatives include:

•   Our Environmental, Health & Safety Management Systems meet International Organization of Standardization (ISO) 14001 and Responsible Care 14001 for Environmental Management and Occupational Health & Safety Assessment Series 18001 and ISO 45001 for Health and Safety Management.

•   We adhere to the principles of responsible manufacturing as contained in the Responsible Business Alliance Code of Conduct and the Restriction of Hazardous Substances Directive 2002/95/EC.

•   We have adopted updated Environmental, Health and Safety and Human Rights Policies reviewed, endorsed and signed by management.

•   We have committed to reporting our EHS and Sustainability accomplishments according to frameworks established by the Sustainability Accounting Standards Board and the Task Force on Climate-related Financial Disclosures, as well as in our inaugural Corporate Sustainability Report.

•   We participate broadly in trade organizations, advocacy groups and local community organizations around the globe.

•   We provide transparency through the publication of our Corporate Sustainability Report, and EHS Performance Report, which are available on our website, www.cmcmaterials.com.

SUSTAINABILITY AND RESPONSIBLE CARE — ENVIRONMENTAL, HEALTH AND SAFETY

•   We strive to reduce electricity and water consumption and solid waste by establishing goals and reporting our progress on our website.

•   We work to identify, evaluate, control and mitigate hazards in support of our global health and safety program.

•   We have created a ‘Caring Culture’ for employee health & safety and stewardship of the environment.

See “Sustainability and Responsible Care—Environmental, Health and Safety” for additional information.

For fiscal year 2020, we achieved:

•   Proactive implementation of enhanced health and safety protocols, including a focus on mental health assistance, at our global locations to protect and maintain employee health and well-being, and to prevent the spread of COVID-19 within our facilities and in our communities.

•   A global recordable injury rate of 0.56, which is less than half the Semiconductor industry average of 1.20 and more than 70 percent lower than the Chemical industry average of 1.90.

•   More than 30% of our solid waste generated either was re-used or recycled rather than going to a landfill.

•   Drove sustainability through global reduction in electricity use (7.3% reduction) and solid waste generation (6.4% reduction) compared to fiscal year 2019.

•   More than 52% of the hazardous waste that we generated globally was recycled.

•   Completion of 80 ergonomic improvement projects to improve employee safety.

•   Multiple site locations have been recognized for excellence in EHS performance from government bodies and customers.

For additional information on our EHS initiatives, including our Corporate Sustainability Report, please visit our website at www.cmcmaterials.com and navigate to the “EHS” and “Sustainability” tabs. The information contained on our website is not incorporated by reference into this proxy statement.

2021 Proxy Statement 6

EXECUTIVE COMPENSATION

Named Executive Officers:

•   David H. Li, President and Chief Executive Officer

•   Scott D. Beamer, Vice President and Chief Financial Officer

•   Daniel D. Woodland, Vice President and President, Electronic Materials

•   H. Carol Bernstein, Vice President, Secretary and General Counsel

•   Jeffrey M. Dysard, Vice President and President, Performance Materials

EXECUTIVE COMPENSATION
Pay Program Aligned with Performance (p. 31) Clawback Policy (p. 43) No Hedging/No Pledging (p. 43) No Repricing or Backdating of Options (p. 40)

2021 Proxy Statement 7

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 7, 2021 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors;

•	each of the named executive officers in the Compensation Discussion and Analysis Section and the Summary Compensation Table included in this proxy statement; and

•	all our directors and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

Stock Ownership Table

Name and Address	Number of Shares Beneficially Owned[1]	Approximate Percent of Class[1]

Certain beneficial owners:

1. BlackRock, Inc. 55 East 52nd Street New York, New York 10055	3,300,756[2]	11.3%

2. The Vanguard Group, Inc. P.O. Box 2600 Valley Forge, Pennsylvania 19482	2,717,446[3]	9.3%

3. EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	1,511,573[4]	5.2%

4. Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10104	1,461,655[5]	5.0%

Directors and executive officers:

David H. Li	187,590[6]	*

William P. Noglows	154,8026 7	*

Richard S. Hill	11,693[6]	*

Barbara A. Klein	64,218[6]	*

Paul J. Reilly	18,239[6]	*

Susan M. Whitney	46,777[6]	*

Geoffrey Wild	46,777[6]	*

Scott D. Beamer	33,241[6]	*

Daniel D. Woodland	55,282[6]	*

H. Carol Bernstein	58,594[6]	*

Jeffrey M. Dysard	13,914[6]	*

All directors and executive officers as a group (14 persons)	707,8036 8	2.4%

2021 Proxy Statement 8

*	= less than 1%
[1]

“Beneficial ownership” generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 7, 2021 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 29,155,744 shares of our common stock outstanding as of January 7, 2021, unless otherwise indicated.

[2]

Of the shares reported as beneficially owned, BlackRock, Inc. exercises (a) sole power to vote 3,254,531 shares, (b) no power to vote 46,225 shares, and (c) sole investment power over 3,300,756 shares. The total number of shares reported as beneficially owned is 3,300,756, as of September 30, 2020. The number of shares indicated is based on information reported in Form 13F Holdings Report filed by BlackRock, Inc. on November 6, 2020.

[3]

Of the shares reported as beneficially owned, The Vanguard Group, Inc. exercises (a) shared power to vote 66,829 shares, (b) no power to vote 2,650,617 shares, (c) sole investment power over 2,628,785 shares, and (d) shared investment power over 88,661 shares. The total number of shares reported as beneficially owned is 2,717,446, as of September 30, 2020. The number of shares indicated is based on information reported in the Form 13F Holdings Report filed by The Vanguard Group, Inc. on November 16, 2020.

[4]

Of the shares reported as beneficially owned, EARNEST Partners, LLC exercises (a) sole power to vote 988,751 shares, (b) shared power to vote 1,929 shares, (c) no power to vote 520,893 shares, and (d) sole investment power over 1,511,573 shares. The total number of shares reported as beneficially owned is 1,511,573 shares, as of September 30, 2020. The number of shares indicated is based on the information reported in the Form 13F Holdings Report filed by EARNEST Partners, LLC on November 16, 2020.

[5]

Of the shares reported as beneficially owned, Neuberger Berman Group LLC exercises (a) sole power to vote 1,448,480 shares, (b) no power to vote 13,175 shares, (c) sole investment power over 3,913 shares, and (d) shared investment power over 1,457,742 shares. The total number of shares reported as beneficially owned is 1,461,655 shares, as of September 30, 2020. The number of shares indicated is based on the information reported in the Form 13F Holdings Report filed by Neuberger Berman LLC on November 12, 2020.

[6]

Includes shares of our common stock that such person has the right to acquire pursuant to stock options granted pursuant to the CMC Materials, Inc. 2012 Omnibus Incentive Plan, as amended March 7, 2017 (“2012 Omnibus Incentive Plan”), exercisable within 60 days of January 7, 2021, as follows:

Name	Upon Exercise Shares Issuable

Mr. Li	104,255

Mr. Noglows	90,264

Mr. Hill	4,930

Ms. Klein	40,764

Mr. Reilly	13,126

Ms. Whitney	36,264

Mr. Wild	36,264

Mr. Beamer	12,063

Dr. Woodland	38,497

Ms. Bernstein	15,240

Dr. Dysard	5,437

2021 Proxy Statement 9

Also includes restricted stock units awarded to such executive officer pursuant to the 2012 Omnibus Incentive Plan on December 5, 2017, January 16, 2018, December 6, 2018, December 5, 2019, and December 3, 2020, respectively, that are still subject to restrictions as of January 7, 2021, as set forth in the table below. On December 5, 2017, December 6, 2018, December 5, 2019, and December 3, 2020, as part of our annual equity incentive award program, we awarded restricted stock units to our executive officers with restrictions that lapse in equal increments upon each anniversary over four years. On January 16, 2018, as part of Mr. Beamer’s appointment as our Vice President and Chief Financial Officer, we awarded Mr. Beamer a sign-on award consisting of 13,128 restricted stock units and an annual equity incentive award consisting of 2,104 restricted stock units, in each case, with restrictions that lapse in equal increments upon each anniversary of the award over four years. The outstanding restricted stock unit awards have the same economic value as shares of common stock, are eligible to receive dividend equivalents, and may not be voted, sold or transferred, other than to immediate family members as provided in the 2012 Omnibus Incentive Plan.

	Equity Incentive Program Restricted Stock Units

Name	12/05/17	1/16/18	1/16/18	12/6/18	12/5/19	12/3/20

Mr. Li	1,654	—	—	3,432	4,659	6,680

Mr. Beamer	—	6,564	1,052	1,236	1,290	1,903

Dr. Woodland	725	—	—	1,312	1,374	2,004

Ms. Bernstein	575	—	—	1,086	1,140	1,603

Dr. Dysard	469	—	—	750	939	1,703

Also includes restricted stock units awarded to such non-employee director pursuant to the 2012 Omnibus Incentive Plan that are still subject to restrictions as of January 7, 2021, as set forth in the table below. For annual equity awards to non-employee directors, restricted stock units are currently awarded with restrictions that lapse in full upon the first anniversary of the award. Initial equity awards of restricted stock units to non-employee directors are currently made with restrictions that lapse in equal annual increments over four years beginning on the first anniversary of the award. Outstanding restricted stock unit awards have the same economic value as shares of common stock, are eligible to receive dividend equivalents, and may not be voted, sold or transferred, other than to immediate family members as provided in the plan.

Name	Non-Employee Director Restricted Stock Units

Mr. Noglows	593

Mr. Hill	593

Ms. Klein	593

Mr. Reilly	931

Ms. Whitney	593

Mr. Wild	593
[7]	Includes 41,125 shares of our common stock held in trust for the benefit of Mr. Noglows’ spouse, over which Mr. Noglows has no voting or investment power or ownership control.
[8]

Includes all individuals who were directors and executive officers as of January 7, 2021, and does not include individuals who ceased to be executive officers prior to such date, except for Mr. Noglows, who since January 1, 2016 has been a non-employee director. Includes 406,372 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options exercisable within 60 days of January 7, 2021, and 56,873 restricted shares of our common stock or restricted stock units held by our executive officers still subject to restrictions as of January 7, 2021 (which include shares subject to restrictions or conditions pursuant to our Deposit Share Program).

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ELECTION OF DIRECTORS

Our board of directors is currently comprised of seven directors. The board of directors is divided into three classes: Class I, whose terms will expire at the annual meeting of stockholders to be held in 2022; Class II, whose terms will expire at the annual meeting of stockholders to be held in 2023; and Class III, who are nominees for election at this Annual Meeting and whose terms will expire at the annual meeting of stockholders to be held in 2024. Mr. Hill and Ms. Whitney are currently in Class I, Messrs. Reilly and Wild are currently in Class II, and Ms. Klein, and Messrs. Li and Noglows are currently in Class III.

At each annual meeting of stockholders, directors for the class of which term expires at the annual meeting will be elected to serve from the time of election and qualification until the third annual meeting following election. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors, and that the board of directors may increase or decrease the authorized number of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of our board of directors.

Our board of directors unanimously recommends that you vote “FOR” the election to the board of the nominees named below.

Nominees for Director for a term that expires in 2024:

Barbara A. Klein, 66

Committee Membership: • Audit (Chair) • Nominating and Corporate Governance

Ms. Klein was elected a director of our company in April 2008. Ms. Klein also is a director of Ingredion, Inc. She retired in May 2008 as the Senior Vice President and Chief Financial Officer of CDW Corporation. Prior to that, Ms. Klein held a variety of senior finance positions including Vice President and Chief Financial Officer of Dean Foods Company, Vice President and Corporate Controller of Ameritech Corporation, and Vice President and Corporate Controller of Pillsbury Co. Ms. Klein received a B.S. in accounting and finance from Marquette University, and an M.B.A. from Loyola University. Based upon Ms. Klein’s management and director experience and her accounting and finance background discussed above, the board has concluded Ms. Klein should serve as a director of our company.

David H. Li, 48

Committee Membership: • None

Mr. Li was elected a director of our company in January 2015, and has served as our President and Chief Executive Officer since then. From June 2008 through December 2014, Mr. Li served as our Vice President of the Asia Pacific Region. Prior to that role, Mr. Li served in various leadership roles throughout our business since joining us in 1998. Mr. Li received a B.S. in chemical engineering from Purdue University and an M.B.A. from Northwestern University. Based upon Mr. Li’s management experience, his knowledge of our company, its operations and customers, his knowledge of the chemical and semiconductor industries, and his Asia-focused, cross-border business experience, the board has concluded Mr. Li should serve as a director of our company.

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William P. Noglows, 62

Committee Membership: • None

Mr. Noglows has served as our Chairman since 2003, and was our President and Chief Executive Officer from November 2003 through December 2014. Mr. Noglows also is a director of Aspen Aerogels, Inc. and Littelfuse, Inc. From 1984 through 2003, he served in various leadership positions at Cabot Corporation, culminating in serving as an executive vice president and general manager. Mr. Noglows had previously served as a director of our company from December 1999 until April 2002. Mr. Noglows received his B.S. in chemical engineering from the Georgia Institute of Technology. Based upon Mr. Noglows’ management experience, his knowledge of our company and its operations, and his knowledge of the chemical and semiconductor industries, the board has concluded Mr. Noglows should serve as a director of our company.

Directors whose terms continue until 2022:

Richard S. Hill, 69

Committee Membership: • Audit • Nominating and Corporate Governance (Chair)

Mr. Hill was elected a director of our company in June 2012. Mr. Hill retired as the Chairman and Chief Executive Officer of Novellus Systems, Inc. in June 2012 after serving in these positions since 1996, and since 1993 as CEO upon his joining Novellus. Prior to leading Novellus, Mr. Hill held various senior leadership and management positions with Tektronix, Inc., General Electric, Inc., Motorola, Inc., and Hughes Aircraft, Inc. Mr. Hill also serves as a director of Arrow Electronics, Inc. and Marvell Technology Group Ltd. He also previously served as a director of Xperi, Inc. until June 2020, and of Symantec, Inc. from January until December 2019, also having served as Interim Chief Executive Officer there from May to November 2019. He received a B.S. in bioengineering from the University of Illinois and a M.B.A. from Syracuse University. Based upon Mr. Hill’s management and director experience and his technical background discussed above, the board has concluded Mr. Hill should serve as a director of our company.

Susan M. Whitney, 70

Committee Membership: • Audit • Compensation (Chair)

Ms. Whitney was elected a director of our company in April 2015. Ms. Whitney retired from the IBM Corporation in 2007, following a 35-year career in which she held various operational leadership roles throughout the company. Ms. Whitney also serves as a trustee of the College of Mt. St. Vincent, and served as a director of LSI Logic Corporation prior to its acquisition by Avago Technologies, Ltd. in 2014. She received her B.A. in mathematics and economics from the College of Mt. St. Vincent. Based upon Ms. Whitney’s management and director experience and her background in technology companies discussed above, the board has concluded Ms. Whitney should serve as a director of our company.

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Directors whose terms continue until 2023:

Paul J. Reilly, 64

Committee Membership: • Audit • Compensation

Mr. Reilly was elected a director of our company in March 2017. Mr. Reilly served as an executive vice president of Arrow Electronics, Inc. through his retirement in January 2017, and had held various leadership roles there, including serving as the executive vice president, finance and operations, and chief financial officer from 2001 through May 2016, and head of global operations from 2009 through May 2016. Prior to joining Arrow in 1991, Mr. Reilly was a certified public accountant at KPMG Peat Marwick. Mr. Reilly also serves as a director of Assurant, Inc., and previously served as a director of comScore, Inc. from September 2017 until August 2019. He has a B.S. in accounting from St. John’s University. Based upon Mr. Reilly’s management and director experience and his accounting and finance background discussed above, the board has concluded Mr. Reilly should serve as a director of our company.

Geoffrey Wild, 64

Committee Membership: • Compensation • Nominating and Corporate Governance

Mr. Wild was elected a director of our company in September 2015. Mr. Wild is the Chief Executive Officer of Atotech since March 2017. He previously had served successively as the Chief Executive Officer of AZ Electronic Materials, Cascade Microtech, Inc. and Nikon Precision, Inc. Mr. Wild previously served as a director of Materion Corporation until December 2019, and Axcelis Technologies, Inc. He received his B.S. in chemistry from the University of Bath, UK. Based upon Mr. Wild’s management and director experience and his technical background discussed above, the board has concluded Mr. Wild should serve as a director of our company.

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BOARD STRUCTURE AND COMPENSATION

Board of Directors and Board Committees

Board Leadership

Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present. As provided in our Corporate Governance Guidelines, the Chair of the nominating and governance committee, Mr. Hill, serves as Chair of the meetings of the independent directors in executive session and performs other responsibilities of a lead director such as working with the Chairman of the board of directors to plan and set the agenda for meetings of the board of directors. Mr. Noglows is the independent, non-executive Chairman of the board of directors and prior to January 1, 2015, also was the President and Chief Executive Officer of our company. Effective January 1, 2015, Mr. Li became our President and Chief Executive Officer, and Mr. Noglows continued as Chairman of the board of directors in an Executive capacity through December 2015. Thus, since January 1, 2015 our company has had a separate Chairman of the board of directors (Mr. Noglows) and a separate President and Chief Executive Officer (Mr. Li), an approach that our board believes has worked well for our company.

Board’s Role in Risk Oversight

The board of directors has an oversight role, as a whole and at the committee level, in overseeing management of our risks. Our board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. The board regularly reviews information regarding our credit, liquidity, and operations, including the environmental, health and safety aspects of such, and risks associated with each, and along with the audit committee, compliance matters related to our business. The board’s oversight of risk management matters related to environmental, health and safety and other environmental, social and governance (“ESG”) matters includes consideration of sustainability and climate-related risks, and of diversity and inclusion and other ‘human capital” matters. The compensation committee of the board is responsible for overseeing the management of risks relating to human capital matters, including our diversity and inclusion program, and our employee compensation plans, policies, and programs, as well as our annual report on executive compensation for inclusion in each proxy statement. The audit committee of the board oversees the management of financial risks. The nominating and corporate governance committee of the board is responsible for overseeing the management of risks related to corporate governance matters. While each committee is responsible for evaluating certain risks and overseeing management of such risks, the entire board is regularly informed through the committees about such risks, and reviews and discusses them in the context of our overall risk posture and risk management and mitigation strategies.

Corporate Governance

Our board of directors has adopted the CMC Materials, Inc. Corporate Governance Guidelines, which are available on our website, www.cmcmaterials.com, along with other corporate governance materials, such as board of directors’ committee charters and our Code of Business Conduct. Pursuant to the Corporate Governance Guidelines, committee charters and other corporate governance materials and practices, our board of directors and committees, particularly the audit committee, periodically review and provide oversight of the management of various risk factors that are relevant to our company. Our board of directors also reviews annually the functioning of the board.

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Shareholder Engagement and Communications with Directors

Our company values the perspectives of our stockholders, and has a variety of means by which we engage with them. Also, stockholders and third parties may communicate with our board of directors, the non-employee directors or any individual director (including any committee Chair) through the Chairman of the Board, c/o the Secretary of our company, at our offices at 870 North Commons Drive, Aurora, Illinois 60504. Depending on the nature of the communication and to whom it is directed, the Secretary of our company will: (a) forward any communication to the appropriate director or directors; (b) forward the communication to the relevant department within the company; or (c) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter).

Independent Directors

The board of directors has determined that six of our seven current directors, including Messrs. Hill, Noglows, Reilly and Wild, and Ms. Klein and Ms. Whitney, are “independent” directors as defined in the National Association of Securities Dealers Automated Quotation (“NASDAQ”) Marketplace Rules and as defined in applicable rules by the SEC. In making its determinations of independence, in addition to consideration of the relevant SEC and NASDAQ rules (according to which the definition of “independent director” is set forth in our Corporate Governance Guidelines, a current copy of which is available on our website, www.cmcmaterials.com), the board of directors considered factors for each director such as any other directorships, any employment or consulting arrangements, and any relationship with our company’s customers, suppliers or advisors. In particular, the board of directors determined that, effective January 1, 2019, Mr. Noglows qualified as an independent director under applicable rules considering, among other things, that as of such time it had been more than three years since he was an employee of our company.

Board Composition: Diversity

The below matrix provides information regarding the members of our board of directors, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors that our board of directors believes are relevant to our business and the industries in which we participate. The matrix does not encompass all the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular type of knowledge, skill, experience, or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed in the table below may vary among members of the board of directors.

Our board of directors comprises diversity in various forms, including with respect to gender and race/ethnicity, and has committed itself to considering diversity when evaluating director candidates, giving strong consideration to candidates who would contribute to the board’s gender and other diversity, along with their skills and experience. At present, our board of directors is approximately 43% diverse, with approximately 29% gender (female) diversity and approximately 14% racial/ethnic diversity.

Our board of directors has been gender-diverse for more than a decade, and since 2015, two directors who are women (Ms. Klein and Ms. Whitney), have served and continue to serve as directors, as well as committee chairs (audit, since 2014, and compensation, since 2016, respectively); thus, women constitute approximately 29% of the board of directors. With respect to race and ethnicity, for approximately 15 years (75% of our history as a public company), the board of directors has included at least one director of Asian background, and at certain times there have been two directors; Mr. Li, who is a director as well as our Chief Executive Officer, is Asian American. In addition, we have and for many years have had the majority of directors (e.g., currently Mr. Hill, Mr. Li, Mr. Noglows, Mr. Wild, Ms. Whitney) who live or have lived and worked in Asia, and/or with Asia-based customers and suppliers, which provides important context and experience given the Asia base and focus of the semiconductor industry, the primary industry in which we participate, as well as a significant amount of our customer, employee and asset base.

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Skills, Qualifications and Experience	David H. Li	William P. Noglows	Richard S. Hill	Barbara A. Klein	Paul J. Reilly	Susan M. Whitney	Geoffrey Wild
Industry Experience	X	X	X			X	X
Technology Experience	X	X	X	X	X	X	X
General Business (e.g., Manufacturing, Marketing and Sales) Experience	X	X	X	X	X	X	X
Finance Experience	X	X	X	X	X	X	X
International Business Experience	X	X	X	X	X	X	X
Public Company Experience	X	X	X	X	X	X	X
Diverse Attributes	X r/e			Xg		Xg

r/e denotes Racial/Ethnicity Diversity (Asian-American)

g denotes Gender Diversity (Female)

Board Refreshment and Succession Planning

Our board of directors regularly reviews its own composition, and considers and plans for an orderly transition of the board, including with respect to planning for potential retirements and with respect to identifying potential candidates for service as new directors. As part of this process, the board of directors routinely evaluates the need for board refreshment and focuses on identifying individuals whose background, skills and experiences will enable them to make meaningful contributions to the shaping of the future of the company. The board of directors believes it has a meaningful record in this regard. Underscoring more recent refreshment efforts, the board of directors has refreshed approximately 73% of its directors since 2015. Mr. Li joined the board of directors in January 2015 in connection with his appointment as the company’s president and chief executive officer. The company also added three new independent directors, Ms. Whitney in April 2015, Mr. Wild in September 2015, and Mr. Reilly in March 2017. The board of directors believes the relevant background, experience and expertise of these individuals have complemented that of our other directors, and vice-versa, further contributing to the board of director’s ongoing guidance of our company. Along with this, since 2015, the board of directors has smoothly transitioned through the retirement of six long-serving directors. Over time, our board of directors expects to continue to focus on board refreshment and this transition process to inject relevant expertise, new skill sets, and diverse backgrounds and perspectives.

Board and Committee Meeting Attendance

During fiscal year 2020, our board of directors held thirteen meetings and took action by written consent five times. Each director attended at least 75% of all the meetings of the board and those committees on which he or she served during fiscal year 2020. We encourage directors to attend our stockholder annual meetings, and all directors except Mr. Hill, who was absent due to illness, attended our 2020 annual meeting of stockholders. Since the end of fiscal year 2020, the board of directors has met five times and has taken action by written consent once. During fiscal year 2020, our independent directors met in executive session twelve times. Since fiscal year end, our independent directors have met in executive session four times. We are especially appreciative of our board of directors’ continued high levels of attendance at meetings during fiscal year 2020 and since its close, despite the challenges presented by the Pandemic since approximately mid-March of 2020.

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Committees of the Board

The board has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The following chart sets forth the directors who currently serve as members of each of the board committees.

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard S. Hill	X		C
Barbara A. Klein	C, F		X
Paul J. Reilly	X, F	X
Susan M. Whitney	X	C
Geoffrey Wild		X	X

“C” denotes member and Chair of committee

“X” denotes member of committee

“F” denotes designated “Audit Committee Financial Expert”

Audit Committee.    The members of the audit committee are currently Messrs. Hill and Reilly, Ms. Klein (Chair) and Ms. Whitney. The board has determined that each of these audit committee members during fiscal year 2020 and currently are independent as defined by NASDAQ Marketplace Rules and under the applicable rules adopted by the SEC and that all such members are financially literate.

The functions of the audit committee include:

•	selecting, appointing, retaining, compensating and overseeing our independent auditors;

•	deciding upon and approving in advance the scope of audit and non-audit assignments and related fees;

•	reviewing accounting principles we use in financial reporting;

•	reviewing our system of disclosure controls and procedures;

•	reviewing the adequacy of our internal control procedures, including the internal audit function;

•	reviewing general information technology and cybersecurity matters related to our business; and,

•	reviewing general compliance matters and processes related to our operations, including those related to environmental, health and safety matters.

Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Ms. Klein, the Chair of the audit committee, and Mr. Reilly, a member of the audit committee, as an Audit Committee Financial Expert.

The audit committee operates under a written charter, a current copy of which is available on our website, www.cmcmaterials.com. The audit committee reviews and reassesses the adequacy of the audit committee charter on an annual basis. The audit committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, as well as for the pre-approval of services provided by our independent auditors, both of which are also available on our website, www.cmcmaterials.com. As set forth in the audit committee charter, the audit committee is also responsible for the review and approval of any related party transaction in advance of the company entering into any such transaction; since April 2002, we have not been engaged in any related party transactions and none have been proposed to the audit committee for consideration.

The audit committee met eight times during fiscal year 2020 and did not take action by written consent, and has met twice since fiscal year end with respect to the audit of our fiscal year 2020 financial statements and

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related and other matters, and has not taken action by written consent. In fulfillment of the audit committee’s responsibilities for fiscal year 2020, Ms. Klein, the audit committee Chair, reviewed our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (as did the other members of the committee and board of directors), and our Quarterly Reports on Form 10-Q before we filed them, and Ms. Klein and other members of the audit committee (and board of directors) also reviewed quarterly earnings announcements and related matters before we released them.

Compensation Committee.    The members of the compensation committee are currently Messrs. Reilly and Wild, and Ms. Whitney (Chair), each of whom the board determined was during fiscal year 2020 and is now an “independent” director as defined by NASDAQ Marketplace Rules and as defined in applicable rules adopted by the SEC. Further, the members of the compensation committee each satisfy the eligibility requirements applicable to compensation committee members of listed companies set forth in NASDAQ listing standards.

The functions of the compensation committee include:

•	reviewing and approving the compensation and benefits for our employees;

•	evaluating and deciding upon the compensation of our chief executive officer;

•	evaluating and deciding upon the compensation of our other executive officers, which is done following consultation with our chief executive officer;

•	monitoring the administration of our employee benefit plans;

•	authorizing and ratifying stock option grants, restricted stock and restricted stock unit awards, other equity awards (such as performance share unit awards), and other incentive arrangements;

•	authorizing employment and related agreements;

•

in concert with the nominating and corporate governance committee, reviewing and making recommendations to the board of directors regarding succession planning for our chief executive officer and other executive officers; and

•	periodically reviewing human capital matters affecting the company (for example, demographics, diversity and inclusion, talent development and employee retention initiatives).

Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. Also, our vice president of human resources and her staff support the compensation committee in its work by providing input and recommendations on the overall mix and forms of executive compensation as directed by the compensation committee. Our vice president of human resources and human resources staff do not make decisions regarding the amount of compensation for our named executive officers or other executive officers.

The compensation committee has engaged the services of an independent compensation consultant, which reports directly to the committee. Since April 2017, the committee has engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. The consultant has been engaged to advise the compensation committee on executive officer compensation and equity incentive matters and trends, and to perform benchmark comparison analysis of compensation practices of peer companies. As part of the compensation committee’s ongoing and annual reviews of executive officer compensation matters, the consultant recommends specific ranges of compensation for our executive officers, including our named executive officers, based on information provided by the committee regarding different performance scenarios and desired positioning with respect to market compensation ranges. The consultant also advises the nominating and corporate governance committee on non-employee director compensation matters. The consultant does not provide other services to our company. The compensation committee also has reviewed the independence of the consultant in light of SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that the consultant’s work for the committee and for the nominating and corporate governance committee is independent and does not raise any conflict of interest.

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The compensation committee operates under a written charter that addresses compensation matters, a current copy of which is available on our website, www.cmcmaterials.com. The compensation committee reviews and reassesses the adequacy of the compensation committee charter (including under NASDAQ listing standards) on an annual basis. The compensation committee met six times during fiscal year 2020 and took action by written consent twice, and has met three times since the fiscal year end with respect to 2020 annual cash incentive payouts, salary increases, equity awards (including stock option grants, and restricted stock unit and performance share unit awards), and other matters, and has not taken action by written consent.

Nominating and Corporate Governance Committee.    The members of the nominating and corporate governance committee are currently Messrs. Hill (Chair) and Wild, and Ms. Klein, each of whom was during fiscal year 2020 and is now an “independent” director as defined by NASDAQ Marketplace Rules and as defined in applicable rules adopted by the SEC.

The functions of the nominating and corporate governance committee include:

•	reviewing and recommending a slate of nominees for the election of directors;

•	recommending changes in the number, classification and term of directors;

•	reviewing nominations by stockholders with regard to the nomination process;

•	reviewing and recommending compensation and other matters for our non-employee directors;

•	reviewing and recommending succession planning for the chief executive officer, and other executive officers, which may be done in concert with the compensation committee; and,

•	attending to general corporate governance matters, including Environmental, Social and Governance (ESG), such as sustainability and climate-related, matters and their impact on our stakeholders.

The nominating and corporate governance committee operates under a written charter that addresses the nominations process and such related matters as may be required under the federal securities laws and NASDAQ listing requirements, a current copy of which is available on our website, www.cmcmaterials.com. The nominating and corporate governance committee reviews and reassesses the adequacy of the nominating and corporate governance charter on an annual basis. The nominating and corporate governance committee met three times during fiscal year 2020, did not take action by written consent, and has met once since fiscal year end and has not taken action by written consent. The nominating and corporate governance committee acted unanimously to recommend the nomination of the Class III director nominees to the board of directors, subject to stockholder approval, as discussed in “ELECTION OF DIRECTORS,” above.

Criteria for Nominating Directors

The nominating and corporate governance committee considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers suggestions from many sources regarding possible candidates for director and will consider nominees recommended by stockholders. Any such stockholder nominations, together with appropriate biographical information, should be submitted to the Chair of the nominating and corporate governance committee, c/o the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504. To be included in the proxy statement, such nomination must be received by the Secretary of our company not later than the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement.

In fiscal year 2020, we did not pay a fee to any third party to identify or evaluate potential director nominees; however, in the future we may pay a fee to a third party to identify or evaluate potential director nominees if the need arises, given the important role our directors play in guiding our strategic direction and overseeing the management of our company.

Board candidates are selected based upon various criteria including, but not limited to, their:

•	character and reputation;

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•	relevant business experience and acumen;

•	relevant educational background;

•	experience in areas such as technology, manufacturing, marketing, finance, strategy, international business, and academia; and

•	geographic, cultural, experiential and other forms of diversity, such as gender and race and ethnicity.

The nominating and corporate governance committee and board of directors review these factors in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all board of directors and applicable committee meetings, and our annual meetings of stockholders. The nominating and corporate governance committee considers a director’s past attendance record, participation and contribution to the board of directors in considering whether to recommend the reelection of such director.

Compensation of Directors

The following table shows information concerning the compensation that the company’s non-employee directors earned during the last completed fiscal year ended September 30, 2020. A director who is also our employee receives no additional compensation for his or her services as a director.

Fiscal Year 2020 Director Compensation

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[2]	All Other Compensation ($)	Total ($)
William P. Noglows	140,000	87,634	89,938	—	317,572
Richard S. Hill	115,000	87,634	89,938	—	292,572
Barbara A. Klein	115,000	87,634	89,938	—	292,572
Paul J. Reilly	90,000	87,634	89,938	—	267,572
Susan M. Whitney	115,000	87,634	89,938	—	292,572
Geoffrey Wild	90,000	87,634	89,938	—	267,572

1     Includes an annual retainer fee, and, as applicable, a board of directors Chair or committee Chair annual retainer fee, both earned quarterly, each as discussed in more detail below. Dollar amounts are comprised as follows:

Name	Annual Retainer Fee ($)	Committee Chair Fee ($)	Non- Executive Board Chair Fee ($)
Mr. Noglows	90,000	—	50,000
Mr. Hill*	90,000	25,000	—
Ms. Klein**	90,000	25,000	—
Mr. Reilly	90,000	—	—
Ms. Whitney***	90,000	25,000	—
Mr. Wild	90,000	—	—

*	Nominating and corporate governance committee Chair

**	Audit committee Chair

***	Compensation committee Chair

2     The amounts in the column headed “Stock Awards” represent the aggregate award date fair value of awards made in fiscal year 2020 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (“ASC 718”). For these restricted

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stock unit awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date. The actual value realized by a non-employee director related to restricted stock unit awards will depend on the market value of our common stock on the date the underlying stock is sold following vesting of the awards.

The amounts in the column headed “Option Awards” represent the aggregate grant date fair value of grants in fiscal year 2020 computed in accordance with ASC 718 (see Note 17 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for a description of the assumptions used in that computation). The actual value realized by a non-employee director related to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price of the option.

The award date fair market value of each “Stock Award” and the grant date fair market value of each “Option Award” awarded or granted to our non-employee directors during fiscal year 2020, computed in accordance with ASC 718 (excluding the impact of estimated forfeitures for service-based vesting conditions), is as follows:

Name	Award or Grant Date	Number of Restricted Stock Units	Award Date Fair Value ($)	Number of Options	Grant Date Fair Value ($)
Mr. Noglows	3/4/20	593	87,634	1,958	89,938
Mr. Hill	3/4/20	593	87,634	1,958	89,938
Ms. Klein	3/4/20	593	87,634	1,958	89,938
Mr. Reilly	3/4/20	593	87,643	1,958	89,938
Ms. Whitney	3/4/20	593	87,634	1,958	89,938
Mr. Wild	3/4/20	593	87,634	1,958	89,938

During fiscal year 2020, no stock awards held by any of our non-employee or other directors were modified or cancelled (forfeited).

The aggregate number of stock awards and the aggregate number of stock option awards held by each non-employee director that were outstanding as of the end of fiscal year 2020 are as follows:

	Aggregate Number of Awards Outstanding as of September 30, 2020
Name	Stock Awards*	Option Awards
Mr. Noglows	593	90,264
Mr. Hill	593	4,930

Ms. Klein	593	46,764
Mr. Reilly	931	13,126
Ms. Whitney	593	36,264
Mr. Wild	593	36,264

*	Restricted Stock Units.

Our non-employee directors received an aggregate of 11,748 stock options and 3,558 restricted stock units in fiscal year 2020.

As provided in our Corporate Governance Guidelines and the nominating and corporate governance committee charter, the nominating and corporate governance committee is responsible for reviewing and recommending to the board of directors compensation (cash and equity) for non-employee directors. The committee does this through review of director compensation benchmark information and analysis and

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recommendation provided by the independent non-employee director compensation consultant to the committee, which since April 2017 is Meridian.

As previously disclosed, the board of directors approved our current non-employee director compensation program effective at the time of our annual meeting in March 2016, with the objective of continuing our company’s ability to attract high caliber and experienced individuals to serve as directors. Our non-employee director compensation program consists of the following elements:

Description of Director Compensation, Effective March 2016	Amount/Value ($)
Annual Retainer Fee[1]	90,000
Committee Chair Annual Retainer Fees[1]:
Audit committee Chair	25,000
Compensation committee Chair	25,000
Nominating and corporate governance committee Chair	25,000
No Standing Committee or Board Meeting Fees[2]	—
Non-Executive Board Chair Fee[3]	50,000
Annual Non-qualified Stock Option Grant[4]	90,000
Annual Restricted Stock Unit Award[4]	90,000
Initial Restricted Stock Unit Award[5]	90,000

[1]

Paid quarterly beginning with the quarter end following the effective date of appointment, and subsequently, beginning with the quarter end following our annual meeting. Directors do not receive additional compensation for serving as committee members.

[2]	To the extent a special committee is established by board of directors to address a unique matter, a committee meeting fee of $1,500 will be provided.

[3]	If a non-executive serves as Chair of the board of directors, he or she will receive a retainer amount in addition to the annual retainer fee.

[4]

Made at the time of our annual meeting (or initial appointment to the board of directors, on a pro-rata basis according to the number of days left until the subsequent annual meeting from the initial date of election) based on a fixed dollar value, with 100% vesting occurring on the first anniversary of the grant/award date. Number of units are calculated consistent with methodology used to calculate employee awards, using multiple-day average stock price in advance of award date (annual meeting), and Black-Scholes value of option grants, as applicable.

[5]	New directors receive initial restricted stock unit awards, based on a fixed dollar value. Each award vests 25% per year on the first four anniversaries of the award date.

Upon a non-employee director’s termination of service as a director of the company for reason of Death, Disability or a Change in Control, as defined in the 2012 Omnibus Incentive Plan and/or an award agreement, each grant or award of non-qualified stock options and restricted stock units held by the director will vest in full. In addition, if at the time of termination of service for any reason other than by reason of Cause, Death, Disability or a Change in Control, as defined in the 2012 Omnibus Incentive Plan and/or an award agreement, the non-employee director has completed at least two full terms as a director, as defined in our bylaws, each grant or award of non-qualified stock options and restricted stock units held by the director will vest in full.

Under our Directors’ Cash Compensation Umbrella Program, which only applies to non-employee directors and was first filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on December 10, 2003, each non-employee director may choose to receive his or her cash compensation either in cash, in fully vested restricted stock under our 2012 Omnibus Incentive Plan (as of the date the fees are earned, the fees would be converted into the equivalent number of fully vested restricted shares, which would be beneficially owned and

2021 Proxy Statement 22

reported on Form 4 filings), or as deferred compensation under our Directors’ Deferred Compensation Plan, as amended September 23, 2008, which first became effective in March 2001, and was first filed as an exhibit to our Annual Report on Form 10-K filed with the SEC on November 25, 2008. Under the Directors’ Deferred Compensation Plan, deferred amounts are payable only in the form of our common shares. A participating director is required to elect a date on which deferred compensation will begin to be distributed, which date generally must be at least two years after the end of the year deferrals are made and no later than the date of termination. As of the date the compensation is earned, the fees are converted into the right to acquire the equivalent number of shares of common stock at the end of the deferral period. These rights to acquire shares under the Directors’ Deferred Compensation Plan are reported as beneficially owned on Form 4 filings for each participating director; however, no non-employee directors currently participate in, and no amounts are deferred under, the Directors’ Deferred Compensation Plan. At present, non-employee directors receive their annual retainer and committee Chair fees on a quarterly basis. Non-employee directors also are eligible for reimbursement of travel and other out-of-pocket costs incurred in attending meetings. Non-employee directors are not eligible for any other compensation arrangement.

Compensation Committee Interlocks and Insider Participation

None of the current or former members of the compensation committee are or have been our employees.

SUSTAINABILITY AND RESPONSIBLE CARE—ENVIRONMENTAL, HEALTH AND  SAFETY

It is our policy to operate worldwide in a safe, responsible manner that respects the environment and protects the health and safety of our employees, our customers and the communities where we operate. We are committed to conducting our business operations in a manner that preserves the environment, which includes minimizing waste, conserving energy and preventing pollution. Our commitment goes beyond regulatory compliance and ISO certifications. Some of our key environmental, health and safety (EHS) initiatives include:

•

Our Environmental, Health & Safety Management Systems meet International Organization of Standardization (ISO) 14001 and Responsible Care 14001 for Environmental Management and Occupational Health & Safety Assessment Series 18001 and ISO 45001 for Health and Safety Management.

•	We adhere to the principles of responsible manufacturing as contained in the Responsible Business Alliance Code of Conduct and the Restriction of Hazardous Substances Directive 2002/95/EC.

•	We have adopted updated Environmental, Health and Safety and Human Rights Policies reviewed, endorsed and signed by management.

•

We have committed to reporting our EHS and Sustainability accomplishments according to frameworks established by the Sustainability Accounting Standards Board and the Task Force on Climate-related Financial Disclosures, as well as in our inaugural Corporate Sustainability Report.

•	We participate broadly in trade organizations, advocacy groups and local community organizations around the globe.

•	We provide transparency through the publication of our Corporate Sustainability Report, and EHS Performance Report, which are available on our website, www.cmcmaterials.com.

•	We strive to reduce electricity and water consumption and solid waste by establishing goals and reporting our progress on our website.

•	We work to identify, evaluate, control and mitigate hazards in support of our global health and safety program

•	We focus on a ‘Caring Culture’ for employee health & safety, and stewardship of the environment.

2021 Proxy Statement 23

For fiscal year 2020, we achieved:

•

Proactive implementation of enhanced health and safety protocols, including a focus on mental health assistance, at our global locations to protect and maintain employee health and well-being, and to prevent the spread of COVID-19 within our facilities and in our communities.

•	A global recordable injury rate of 0.56, which is less than half the Semiconductor industry average of 1.20 and more than 70 percent lower than the Chemical industry average of 1.90.

•	More than 30% of our solid waste generated either was re-used or recycled rather than going to a landfill.

•	Drove sustainability through global reduction in electricity use (7.3% reduction annually) and solid waste generation (6.4% reduction annually) compared to fiscal year 2019.

•	More than 52% of the hazardous waste that we generated globally was recycled.

•	Completion of 80 ergonomic improvement projects to improve employee safety.

•	Multiple site locations have been recognized for excellence in EHS performance by government bodies and customers.

We are focused on employee health and safety and a shared culture of results, caring, candor, and learning, which are foundations of our Company’s values and are expressed in our Code of Business Conduct, to which all employees certify, and related policies and procedures in the countries in which we do business. With respect to employee health and safety measures, we focus on ongoing education with respect to EHS matters, and injury prevention and reduction across all our operations. We track injury rates on an ongoing basis and compare them to the average injury rates for chemical manufacturers as well as to semiconductor industry manufacturers; we believe we have been significantly below each of these industry averages for the past five years. In fiscal 2020, we urgently focused our EHS efforts around the world, including education and enhanced health and safety protocols, on employee well-being and prevention of the spread of COVID-19 at our facilities and in our communities.

For additional information on our EHS initiatives, including our Corporate Sustainability Report, please visit our website at www.cmcmaterials.com and navigate to the “EHS” and “Sustainability” tabs. The information contained on our website is not incorporated by reference into this proxy statement.

2021 Proxy Statement 24

FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Auditors

During fiscal years 2020 and 2019, the audit committee pre-approved 100% of all audit and non-audit services provided by our independent auditors, PricewaterhouseCoopers LLP (“PWC”), an independent registered public accounting firm. For such pre-approval of services, the audit committee follows its policy for the pre-approval of services provided by our independent auditors, a current copy of which is available on our website, www.cmcmaterials.com. The policy requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. This policy provides for pre-approval by the audit committee of permitted services before the independent auditor is engaged to perform them. The audit committee has delegated to the Chair of the audit committee authority to approve permitted services. The following table presents fees for audit services rendered by PWC for the audit of our annual financial statements for the fiscal year ended September 30, 2020, and September 30, 2019, and fees billed for other services rendered by PWC during those periods.

Fees	Fiscal Year Ended September 30, 2020 ($)	Fiscal Year Ended September 30, 2019 ($)
Audit Fees[1]	3,622,542	5,112,583
Audit-Related Fees[2]	—	207,000
Tax Fees[3]	825,206	343,209
All Other Fees[4]	4,500	4,500

Total	4,452,248	5,667,292

[1]

Audit Fees include fees for professional services rendered by PWC for the audit of our annual financial statements and internal control over financial reporting and review of financial statements included in our Form 10-Q and for services that normally would be provided by PWC in connection with statutory and regulatory filings or engagements. In addition to including fees for services necessary to perform an audit or review in accordance with generally accepted auditing standards, this category also may include services that generally only PWC reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

[2]

Audit-Related Fees include assurance and related services traditionally performed by PWC that are reasonably related to the performance of the audit or review of our financial statements and not reported under the “Audit Fee” heading. For fiscal year 2019, PWC provided certain accounting consultation services and services in connection with our acquisition of KMG Chemicals, Inc. (the “Acquisition”), which occurred in fiscal year 2019.

[3]

Tax Fees include fees billed for professional services related to tax compliance and other tax services. For fiscal years 2020 and 2019, $169,707 and $146,375, respectively, of total Tax Fees was for tax compliance services.

[4]	All Other Fees for fiscal years 2020 and 2019 primarily related to access to on-line software tools.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The audit committee of the board of directors is responsible for providing independent, objective oversight of our accounting and system of internal controls, the quality and integrity of our financial reports, and the independence and the selection, appointment, retention, compensation and oversight of the performance of our independent auditors. The audit committee is composed of independent directors and operates under a written charter, a current copy of which is available on our website, www.cmcmaterials.com. The audit committee reviews

2021 Proxy Statement 25

and reassesses the adequacy of the audit committee charter on an annual basis. Our board of directors has determined that the audit committee has at least one member who qualifies as an Audit Committee Financial Expert, as defined by relevant SEC rules, and has designated Ms. Klein, the Chair of the committee, and Mr. Reilly, a member of the committee, as Audit Committee Financial Experts.

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

In this context, the audit committee reviewed and discussed the audited financial statements for fiscal year 2020 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and which include, among other things: methods used to account for any significant and unusual transactions; the effect of any significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; the process used by management in formulating any particularly sensitive accounting estimates and the basis for the independent auditors’ conclusions regarding the reasonableness of those estimates; and, any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors the issue of the independent auditors’ independence from the company and management. In addition, in accordance with the SEC’s auditor independence requirements, the audit committee has considered whether the independent auditors’ provision of non-audit services to the company is compatible with maintaining the independence of the independent auditors and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Respectfully submitted by the audit committee,

Richard S. Hill

Barbara A. Klein, Chair

Paul J. Reilly

Susan M. Whitney

2021 Proxy Statement 26

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss and analyze our executive officer compensation program and how we compensated each of our named executive officers identified in the following table in fiscal year 2020. The individuals listed below include our chief executive officer, chief financial officer, and our three other most highly compensated executive officers based on total compensation.

Name	Title

David H. Li	President and Chief Executive Officer

Scott D. Beamer	Vice President and Chief Financial Officer

Daniel D. Woodland	Vice President and President, Electronic Materials

H. Carol Bernstein	Vice President, Secretary and General Counsel

Jeffrey M. Dysard	Vice President and President, Performance Materials

Fiscal Year 2020 Executive Compensation Summary

Our executive compensation program is structured to align our named executive officers’ interests with those of our stockholders, by linking compensation to business objectives and performance, and to attract and retain talented executives. In general, our executive officers, including David H. Li, our President and Chief Executive Officer, and our other named executive officers, are eligible for, and participate in, our compensation and benefits programs according to the same terms as those available to all our employees. Our executive compensation program is administered by the compensation committee of our board of directors, which is composed solely of independent directors. The key elements of our executive compensation program are base salary, annual cash incentives pursuant to our Short-Term Incentive Program (“STIP”), and long-term equity incentives. The compensation committee is responsible for determining the level of compensation awarded to our named executive officers and our other executive officers. The compensation committee targets compensation levels that take into account current market practices and believes that offering market-comparable pay opportunities allows our company to maintain a successful and stable executive team.

Fiscal year 2020 was notable in that our company achieved another year of record financial results, driven by the remarkable efforts of our worldwide team of employees who tirelessly and safely delivered on commitments to our customers, with a paramount focus on employee health and workplace safety occasioned by the relentless challenges of the Pandemic. All our businesses, whether serving the semiconductor industry and other technology sectors, or the energy industry, are deemed essential under various government requirements, and we have continued in full operation around the world since the onset of the Pandemic. Throughout, we have reviewed and refined our global business continuity plans to help mitigate any potential impact on our operations and supply chain, and our teams have worked continuously to provide an uninterrupted supply of critical materials to our customers, such that through the Pandemic we have not missed a customer obligation to date. We took proactive steps to develop and implement health and safety protocols early in the Pandemic in all our locations, even in advance of government guidelines and regulations, to prevent and contain the spread of COVID-19. As part of this, we have operated under work-from-home and split shift schedules, with enhanced social distancing and hygiene practices at all our facilities, such as contact tracing and self-isolation requirements, temperature screenings, and use of additional personal protective equipment. We continue our operations with vigilance as the Pandemic has continued through the end of fiscal year 2020 and through our first quarter of fiscal year 2021. During these challenging times, we have also made efforts to give back and help the communities in which we operate. As one example, our sites have donated personal protective equipment, including N95 respirators and surgical masks, to local hospitals and first responders.

For fiscal year 2020, our leadership team, composed of our executive officers, including our named executive officers, achieved record revenue for the fifth consecutive year, driven primarily by our continued integration of the KMG businesses for the first full fiscal year since the Acquisition. Our electronic materials business, which is the majority of our business and serves the semiconductor industry, contributed to this growth

2021 Proxy Statement 27

and maintained stability throughout the year as the industry showed resilience and some strengthening as the Pandemic drove technology demand through work from home, e-learning, and healthcare-related needs. Despite the Pandemic’s significant adverse impact on the pipeline industry, on which our performance materials business is primarily based, we also reached a record revenue milestone in this area of our business. Along with this, due to our leadership’s and employees’ efforts to manage our operations efficiently, we also delivered record earnings for the fiscal year.

We also are proud that in honor of our 20th year as a publicly traded company, we began fiscal year 2021 with a comprehensive rebranding of our company into CMC Materials, Inc.

Our fiscal year 2020 results reflect the efforts of our global workforce, led by Mr. Li and our other executive officers, including our named executive officers. The key aspects and highlights of fiscal year 2020 include:*

•	Record Revenue of $1,116.3 million (increase of $78.6 million, or 8%, over fiscal year 2019);

•	Record Net Income of $142.8 million ($103.6 million, or 264.2%, higher than fiscal year 2019);

•	Record Adjusted EBITDA[1] of $357.8 million ($24.4 million, or 7%, higher than fiscal year 2019);

•	Adjusted EBITDA Margin[1] of 32.1% (essentially flat to 32.1% for fiscal year 2019);

•	Record Diluted Earnings Per Share of $4.83 per share (increase from $1.35 per share, or 257.8% higher than fiscal year 2019);

•	Operating Cash Flow of $287 million ($112 million, or 64%, higher than fiscal year 2019);

•	Cash Dividends distributed to our stockholders of $50.4 million ($4.1 million, or 8.8% higher than fiscal year 2019);

•	Accelerated Deleveraging of our balance sheet by achieving net debt equal to less than two times Adjusted EBITDA[1] as of the end of the fiscal year;

•	Responsible Stewardship of our company through the ongoing Pandemic, including protecting the health of our employees and maintaining the continuity of our global operations;

•	Comprehensive Global Rebrand to CMC Materials, Inc., reflecting the high-quality, critical materials that enable superior performance for our customers; and,

•

Diversity Within Our Executive Officer Team, with women comprising 50% of our executive officers as of fiscal year 2020, and approximately 13% of our executive officers being racially and/or ethnically diverse.

*Data represent rounded values.

The highlights of our fiscal year 2020 executive compensation program resulting from our fiscal year 2020 company financial performance were:

•

Prior to the onset of the Pandemic, the compensation committee of our board of directors had established challenging performance goals for our company and for our STIP for fiscal year 2020 to help drive our efforts to achieve our strategic initiatives both for the year and as part of the achievement of our long-range strategy, which included enhanced performance from that of the prior year, and continued successful integration following the Acquisition. Although these goals were difficult, especially in light of the Pandemic, which was unprecedented in terms of adverse worldwide economic impact and operational challenges for our business and that of our customers in the semiconductor and pipeline industries, the company’s fiscal year 2020 performance for revenue exceeded the “threshold” level, and for adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) (adjusted EBITDA, expressed as a percentage of revenue) exceeded the “target” level.

•	As described in greater detail below, based on the methodology for determining awards under our STIP, our executive officers, including Mr. Li and our other named executive officers, earned annual

2021 Proxy Statement 28

cash incentive payouts under the STIP that exceeded the “target” level overall, at an achievement level of 112.2%.

•

Long-term incentive awards for fiscal year 2020 (granted in December 2019) to our named executive officers and other executive officers under our 2012 Omnibus Incentive Plan were solely in the form of equity—performance share units (spanning a three-year performance period), non-qualified stock options and restricted stock units—to further link the interests of our executive officers with those of our stockholders. Fiscal year 2020 award values were again aligned with the target range for comparable benchmark positions. The performance share units, non-qualified stock options and restricted stock unit awards reflected a methodology and terms and conditions generally consistent with annual award cycles of the past few years, as described more fully below. For these fiscal year 2020 awards granted in December 2019, to reflect market practices, executive officers (other than Mr. Li), received 40% of the value of their long-term equity incentive awards as performance share units, 30% as time-based restricted stock units, and 30% as non-qualified stock options; the value received by Mr. Li was comprised of 50% performance share units, 25% time-based restricted stock units and 25% non-qualified stock options.

•

As described in greater detail below, the performance share units granted to our named executive officers with respect to the performance period beginning on October 1, 2017 and ending on September 30, 2020, were earned, based on performance, at 134.4% of target, with performance goals based on revenue growth (expressed as a percentage) and cumulative earnings per share (EPS) growth, with a total shareholder return (TSR) multiplier applied based on the S&P Small Cap 600 Index.

•

Despite the unprecedented and unanticipated nature of the Pandemic and its macroeconomic impact, as well as its related effect on certain aspects of our business, such as our Performance Materials segment, the compensation committee did not adjust performance-based goals, measures or results thereunder to reflect the Pandemic’s impact on our business (i.e., revenue, adjusted diluted EPS) in the compensation elements described above (i.e., STIP, fiscal year 2018 through fiscal year 2020 performance share unit award, or subsequent fiscal year performance share unit awards).

[1]

Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, adjusted for certain items that affect comparability from period to period. These adjustments include items related to the Acquisition, such as expenses incurred to complete the Acquisition and integration related expenses, costs of restructuring and asset impairment related to the wood treatment business and related adjustments, costs related to the KMG-Bernuth warehouse fire net of insurance recovery, costs related to the Pandemic net of grants received, and impact of fair value adjustments to inventory acquired from KMG. See Appendix A below for more information about this non-GAAP financial measure and for a reconciliation from the most comparable GAAP financial measure.

2021 Proxy Statement 29

We maintain several compensation program features and corporate governance practices to provide both a strong link between executive pay, company performance and stockholder interests, and a competitive executive compensation program:

WHAT WE DO

✓ Independent Compensation Committee Makes All Decisions Related to Executive Compensation (see pages 18, 30 and 31)

✓ Pay Program Aligned with Performance and with Business Strategy (see page 31)

✓ Link of Substantial Portion of Total Compensation to Company Performance

✓ Performance-Based Equity Awards (see pages 33, 40)

✓ Balanced Mix of Performance Measures in Short-Term and Long-Term Incentive Programs (see pages 36 through 40)

✓ Caps on Short-Term Incentive Payouts as a Percentage of Target (see pages 38 and 39)

✓ Annual Caps on Long-Term Incentive Awards (see page 40)

✓ Market-Based Compensation (see pages 32 and 33)

✓ Annual Compensation Risk Review (see page 46)

✓ Cash and Equity Clawback Policy for Executive Officers (see pages 34, 39, 43)

✓ Limited Perquisites and Personal Benefits

✓ Annual Say on Pay Vote (see page 31)

✓ Independent Compensation Consultant for Compensation Committee (see pages 18 and 32)

WHAT WE DON’T DO

X  No Hedging or Pledging of Company Stock (see page 43)

X  No Repricing or Backdating of Stock Options (see page 40)

X  No Loans to Executive Officers

X  No Individual Benefit Plans for Executive Officers, Including Supplemental Executive Retirement Plans (see page 44)

X  No Payout of Dividend Equivalents on Unvested Equity Awards

X  No Defined Benefit Pension Plan (see page 58)

X  No Single-Trigger Change in Control Severance Benefits (see pages 59 through 61)

X  No Gross-Ups for 280G Excise Taxes Pursuant to Post-2008 Change in Control Severance Protection Agreements (see pages 62 and 63)

Overview

General.    Our executive compensation program is administered by the compensation committee of our board of directors, which is composed solely of independent directors. The compensation committee is responsible for determining the level of compensation paid to our named executive officers and our other executive officers, including determining awards under and administering the 2012 Omnibus Incentive Plan. The compensation committee is also responsible for reviewing and establishing all other executive officer compensation programs and plans that we may adopt from time to time. During, and for, fiscal year 2020, the

2021 Proxy Statement 30

compensation committee made all decisions pertaining to the compensation of our named executive officers and our other executive officers. The compensation committee also reviewed and approved the methodology used for compensation of our general employee population. Our chief executive officer is neither present for voting or deliberation on, nor votes upon decisions relating to, his compensation. In addition, our chief executive officer does not vote upon decisions related to the compensation of our other executive officers. Our chief executive officer evaluates the performance of our other executive officers, including the named executive officers, discusses the compensation and mix and forms of compensation of the other executive officers with the compensation committee’s independent compensation consultant and with the committee, and makes recommendations to the committee with respect to the compensation of the other executive officers. However, the committee makes all final decisions regarding the executive officers’ compensation. Also, our vice president of human resources and her human resources staff support the compensation committee in its work by providing input and recommendations on the overall mix and forms of executive officer compensation, and discuss such matters with the committee’s independent compensation consultant, as directed by the compensation committee. Our vice president of human resources and her human resources staff do not make decisions regarding the amount of compensation for our named executive officers or other executive officers, and are not present for voting on any such matters.

As part of its responsibilities pursuant to its charter, the compensation committee also authorizes and reviews the non-binding stockholder advisory vote to approve our named executive officer compensation, as described in our proxy statement. At our 2020 annual meeting of stockholders, our stockholders approved the company’s named executive officer compensation, as described in our 2020 proxy statement, with approximately 94% of the votes cast in favor of the matter. Our compensation committee and our board of directors met following the 2020 annual meeting to consider the results of such non-binding stockholder advisory vote and made no changes to the company’s executive compensation program as a result of such vote. The compensation committee has determined that the non-binding stockholder advisory vote to approve our named executive officer compensation should be submitted to our stockholders for approval annually, which our stockholders support, and has authorized and reviewed the 2020 non-binding stockholder advisory vote on such frequency.

Compensation Policy and Overall Objectives.

In determining the amount and composition of executive officer compensation, the committee’s goal is to provide compensation that will enable us to:

•	link the interests of our executive officers to the interests of our stockholders,

•	align compensation with business objectives and performance, and

•	attract and retain talented executives.

In general, executive officers, including our President and Chief Executive Officer and our other named executive officers, are eligible for, and participate in, our compensation and benefits programs according to the same terms as those available to all our employees. For example, the terms and conditions of our annual non-qualified stock option and restricted stock unit awards under the 2012 Omnibus Incentive Plan are the same for our executive officers as they are for our other employees. Similarly, the health and welfare benefit programs in the countries in which we operate are generally the same for all our employees, including our named executive officers and other executive officers; our executive officers participate in the same Employee Stock Purchase Plan, tax-qualified savings plan (the “401(k) Plan”) and non-qualified supplemental savings plan (the “Supplemental Plan”), according to the same terms, as our other employees. Aside from the change-in-control severance protection agreements with our named executive officers and other executive officers, and an employment agreement with Mr. Li, all of which are described in greater detail in the “Executive Compensation” section below, we do not have general post-termination of service agreements with our executive officers. Our executive officers are eligible to participate in our Executive Officer Deposit Share Program, as described in greater detail below in the section entitled “Executive Compensation.” Since December 2017, the mix of annual equity awards granted to Mr. Li and our other named executive officers has been weighted in favor of performance-based awards, which helps to more closely link long term incentives with company performance and the interests of our stockholders. Such awards are more fully described below.

2021 Proxy Statement 31

Competitive Compensation and Benchmarking.

The compensation committee believes that each element of the compensation program should target compensation levels that take into account current market practices. Offering market-comparable pay opportunities allows us to maintain a successful and stable management team. Historically our direct competitors in our core business of developing, manufacturing, and selling CMP slurries and pads, and semiconductor consumables overall, are generally not stand-alone publicly-traded entities; therefore, our market for compensation comparison purposes is comprised of a group of companies that develop, manufacture, supply or use a variety of semiconductor products, equipment and processes, including companies that have similar levels of revenue, market capitalization, and employment, as well as comparable geographic presence. As a result of the Acquisition in fiscal year 2019, we broadened our portfolio of specialty materials and strengthened our position as a premier materials supplier to the semiconductor industry by adding KMG’s electronic chemicals business to our portfolio, and also adding the performance materials businesses of KMG, which serve customers in several industries and generally relate to the broader specialty chemicals sector. The compensation committee considers changes to the composition of our peer group from time to time based on changes in our or others’ business, and last reviewed the group during fiscal year 2020 with analysis from the independent compensation consultant to the compensation committee, who as of April 2017 is Meridian. The compensation committee first used the current group for comparison purposes at the end of fiscal year 2019, and confirmed the use of such group (but for any changes due to prior peers no longer being independent entities due to acquisitions in the prior year) in fiscal year 2020 to consider benchmarks for fiscal year 2020 annual cash incentives under our STIP, and to assist in its review and consideration of fiscal year 2021 base salaries, annual cash incentive targets, and long-term equity incentive awards. The peer group is comprised of the following companies:

Advanced Energy Industries	II-VI, Inc.
Brooks Automation, Inc.	Ingevity Corp.
Cognex Corporation	Innospec Inc.
Coherent, Inc.	Macom Technology Solutions
Element Solutions, Inc.	Rogers Corporation
Entegris, Inc.	Semtech Corporation
FormFactor, Inc.	W.R. Grace & Co.

In evaluating the comparison group for compensation purposes, the compensation committee, in consultation with Meridian, the independent compensation consultant hired by the committee, exercises its discretion and makes its judgment regarding executive officer compensation matters after considering all relevant factors. In general, the compensation committee targets total compensation for our named executive officers and our other executive officers at approximately the 50th percentile for comparable positions within the comparison group, with performance-based elements such as annual cash incentives under our STIP and long-term equity incentives affording a higher-level opportunity depending on the company’s and individual’s performance. A direct correlation may not always exist between the roles, responsibilities, experience and performance of each of our executive officers and those of the position that appears to best correspond to such individual at companies within the comparison group, and in these situations, the compensation committee also may use a comparison to another index, such as those for similarly-sized technology companies (collectively, “comparison group”). In addition, a direct correlation may not always exist between the relevant time period of evaluation given that the fiscal year end of companies within the comparison group is in most cases different from the company’s fiscal year end of September 30, thereby making direct or any comparison difficult, especially when significant macro-economic (i.e., the Pandemic) or other changes occur that materially affect business performance and therefore, compensation differently and in different reporting periods, for each the company and the companies within the comparison group.

2021 Proxy Statement 32

Elements of Compensation

The key elements of our compensation program for our named executive officers and other executive officers, and the reasons we provide them, are set forth in the following table:

Element	Description	Reason Provided
Base Salary	Fixed amount paid in cash biweekly, as for all our employees.

As for all our employees, provides named executive officers with a steady, predictable amount of fixed income with merit increases from time-to-time based on performance and market comparisons (if provided, usually effective on January 1 of the calendar year following such evaluation).

Annual Cash Incentives (Short-Term Incentive Program, pursuant to 2012 Omnibus Incentive Plan)	Cash payment made within 75 days following completion of fiscal year depending on company and individual performance, as for all our employees.

As for all our employees, aligns compensation with business objectives and performance by communicating goals and motivating individuals to achieve these goals, and rewarding performance actually achieved.

Long-Term Equity Incentives (currently, pursuant to 2012 Omnibus Incentive Plan)	Performance Share Units (Annual), Restricted Stock/Restricted Stock Unit Awards (Initial, Annual and Deposit Share Program) and Stock Option Grants (Initial, Annual).

As for all our employees who receive awards pursuant to our equity incentive plan, “at risk” and long-term performance goal-based nature of equity awards links interests with those of our stockholders; provides ongoing retention mechanism over vesting periods.

Change in Control Severance Protection Benefits for Executive Officers and other Key Employees (and Post-Termination Agreement for Chief Executive Officer)

Salary and other benefits paid if terminated within a certain period of time pursuant to a Change in Control of our company (three years’ salary and other benefits for Chief Executive Officer; two years’ for other Executive Officers other than Principal Accounting Officer; one year’s for Key Employees and Principal Accounting Officer).

Assures company of dedicated executive and key employee team, notwithstanding the possibility, threat or occurrence of a change in control; provides for continuity of executive management and key employees in the event of an actual or threatened change in control.

Retirement and Other Benefits	401(k) defined contribution savings plan, Supplemental Plan, statutory benefits, basic life and disability insurance and limited perquisites, as for all our employees.	Represents market practice and competitive factors; the Supplemental Plan is a broad-based program for all U.S. employees who exceed the federal 401(k) compensation limit.

Each of these elements is also addressed separately below. In determining compensation for executive officers, the compensation committee considers all elements of an executive officer’s total compensation package in comparison to current market practices, and ability to participate in savings plans and other benefits. On at least an annual basis, the compensation committee considers the base salary, annual cash incentive opportunity under our STIP, and long-term equity incentive elements, and balance among these elements, of each executive officer’s overall compensation.

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The receipt and retention by executive officers of certain elements of compensation, such as annual cash incentive and equity-based compensation, are subject to our company’s Code of Business Conduct, and the terms and conditions of relevant program, plan, and grant and award agreements, all of which include provisions that provide that the company may rescind or recover (“clawback”) from an executive officer, including post-separation of service, annual cash incentives and/or equity-based incentives paid or awarded to such executive officer immediately under certain circumstances, including, but not limited to, actions by the individual constituting Cause, as determined by the company in its discretion and as otherwise enforceable under local law and violation of our Code of Business Conduct, including those provisions related to financial reporting (e.g., in the event of a restatement caused by certain factors) and as may be required by law. In the event of any such rescission or right of recovery, the individual must repay the amount in question to the company, and the company shall be entitled to set-off against such amount any amount owed to the individual by the company, including unvested equity awards.

Base Salaries.

The compensation committee regularly reviews each executive officer’s base salary. Base salaries for executive officers are initially determined by evaluating each executive officer’s level of responsibility, prior experience, breadth of knowledge, internal equity issues and external compensation practices, with particular reference to the comparison peer group of companies. Increases to base salaries are driven primarily by performance and current market practices and are evaluated by the compensation committee based on sustained levels of contribution to the company in the context of our performance-based management process. In the past several years, this generally has meant base salaries around the 50th percentile of the salary ranges of similarly positioned executive officers in the comparison group. The factors the compensation committee considers in determining base salary levels are not assigned specific weights. Rather, the compensation committee reviews all factors and makes base pay determinations that reflect the compensation committee’s analysis of the aggregate impact of these factors.

Current market practices, as represented by a comparison to executive officer base salaries in the comparison peer group of companies continued to serve as the primary reference for the compensation committee with respect to deciding upon any changes to base salary for both fiscal year 2020 (effective as of January 1, 2020) and fiscal year 2021 (effective as of the January 1, 2021 pay period), similar to fiscal year 2019 (effective as of January 1, 2019). Over this period, the comparative data reflect the effects of macroeconomic and industry factors, set in the context of individual company performance.

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According to methodology consistent with the above, the resulting base salaries for 2020 and 2021 for each of the named executive officers are:

Name	2020 Base Salary ($) (Effective January 1, 2020)	Percentage Increase Over FY 2019 and Reasoning	2021 Base Salary ($) (Effective January 1, 2021 Pay Period)	Percentage Increase Over FY 2020 and Reasoning

David H. Li	700,000	No increase; as described in more detail below, Mr. Li instead received a greater portion of the increase in his FY 2020 compensation, which reflects market comparables as well as individual and company performance, in the form of equity (i.e., at-risk compensation), as well as an enhanced short-term cash incentive target of 105% of base salary (from 100%), in order to more closely align Mr. Li’s interests with those of our stockholders	735,000	5%, in consideration of market comparables and individual and company performance

Scott D. Beamer	420,000	2%, in consideration of market comparables, and individual and company performance	432,600	3%, in consideration of market comparables and individual and company performance

Daniel D. Woodland	475,000	11.6%, in consideration of market comparables, and individual and company performance	500,000	5.3%, in consideration of market comparables and individual and company performance
H. Carol Bernstein	405,000	5.2%, in consideration of market comparables, and individual and company performance	425,300	5%, in consideration of market comparables and individual and company performance

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Name	2020 Base Salary ($) (Effective January 1, 2020)	Perecentage Increase Over FY 2019 and Reasoning	2021 Base Salary ($) (Effectice January 1, 2021 Pay Period)	Percentage Increase Over FY 2020 and Reasoning

Jeffrey M. Dysard	405,000	15.7%, in consideration of market comparables, his promotion to his current position in January 2019, and individual and company performance	445,500	10%, in consideration of market comparables, his relatively recent promotion to his current position and individual and company performance

Annual Cash Incentives Under Our Short-Term Incentive Program (STIP).

All the company’s employees are eligible to participate in the company’s annual cash incentive program, the STIP. This program is administered pursuant to our 2012 Omnibus Incentive Plan, with executive officer, including named executive officer, payouts, if any, determined by the compensation committee. As with all employees, executive officers’ opportunities to earn annual cash incentives correspond to the degree to which our company achieves the annually-established goals under the STIP. The compensation committee believes that an annual cash incentive program allows us to communicate specific goals that are of primary importance during such year and motivates executive officers to achieve these goals.

Performance-Based Management Program and Company Performance Objectives: At the beginning of each fiscal year, the compensation committee and board of directors establish specific performance goals for the company in accordance with our performance-based management process. These objectives are set to reflect the key elements of our annual plan and budget, and provide a common platform for our initiatives for the year, which are set within the context of our focus on achievement of our longer-term strategic initiatives. Throughout the year, our senior management periodically reviews the company’s progress in achieving these goals with our board of directors and compensation committee. In November 2019, the board of directors and compensation committee approved our Fiscal Year 2020 Company Performance Objectives, which also served as our Performance Goals for the purposes of our STIP. The fiscal year 2020 STIP Performance Goals were chosen to encourage a particular and enhanced focus on certain aspects of our company’s performance, business strategy and objectives for our named executive officers and other executive officers, and for which all our executive officers collectively have responsibility for influencing and driving.

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The board of directors and compensation committee selected as our Fiscal Year 2020 Company Performance Objectives and STIP Performance Goals financial measures that are consistent with those used by the investment community to evaluate the performance of our company, and which would be appropriate goals by which to incent the ongoing balanced performance of the company and its executive officers, across all its operational units, within the industry environment anticipated in early fiscal year 2020. At the time the board of directors and compensation committee set our Fiscal Year 2020 Company Performance Objectives and STIP Performance Goals, the Pandemic had not yet begun; despite the significant worldwide economic and operational challenges for our business occasioned by the Pandemic, the board and compensation committee did not adjust the Objectives and Performance Goals. The Fiscal Year 2020 Company Performance Objectives and STIP Performance Goals with corresponding Weighting, Measures for evaluating attainment of such, and corresponding Performance Targets were as follows:

FY20 Achievement Against

Performance Goals (Target)

Performance Goals, Cash Incentive Pool and Cash Incentive Calculation: As in prior years, in fiscal year 2020, the level of achievement of the noted three Fiscal Year 2020 STIP Performance Goals served as the mechanism by which the company determined the amount of funding for our STIP Pool, which is approved by the compensation committee for our named executive officers and other executive officers.

To determine the funding of the STIP Pool, the performance goals generally are weighted, based on their relative importance to achieving the company’s overall goals. Then, for each performance goal, “threshold”, “target” and “stretch” metrics, or levels, of performance are established. Because each year our performance goals are set to reflect the key objectives of our annual plan and budget, the “threshold”, “target” and “stretch” metrics for each goal are designed to reflect increasing levels of difficulty and motivation in achieving each level; even the “threshold” level requires demonstrated significant achievement against objectives. For fiscal year 2020, the company set challenging Performance Targets for the STIP Performance Goals to encourage focus on continuing to achieve our strategic initiatives, regardless of any difficult industry or macroeconomic conditions (i.e., the Pandemic). As part of our senior management’s periodic review throughout the year of our progress in meeting our Company Performance Objectives and STIP Performance Goals with the compensation committee and board of directors, performance is discussed against a particular goal’s “threshold”, “target” and “stretch” levels. In fiscal year 2020, due to the unprecedented adverse nature of the Pandemic and its impact on the global economy, our senior management discussed the Pandemic and its impact on our business and on our progress in meeting the fiscal year 2020 Performance Objectives and STIP Performance Goals with our board of directors on an ongoing basis.

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The “threshold” level of performance for a particular performance goal represents the lowest level of performance for which any cash incentive would be earned on that goal. The “stretch” level of performance represents the level for which the maximum cash incentive would be earned for that particular goal, and the “target” represents the target level of performance. The actual cash incentive earned, if any, attributable to each performance goal is calculated based on the actual performance compared to these “threshold”, “target” and “stretch” performance levels, and these are added together for all the performance goals to determine the funding of the STIP Pool. In turn, the STIP Pool is allocated for payment of annual cash incentives to executive officers, including our named executive officers. For fiscal year 2020, the cash incentive for a particular executive officer was calculated as follows:

In addition, in certain years, in assessing the company’s overall performance and calculating the funding of the STIP Pool for our named executive officers and other executive officers, the compensation committee also may consider certain additional factors, such as, for example, acquisition activity or the impact of global or other events beyond the company’s control (i.e., the Pandemic), that may have affected our company’s achievement of certain of the Performance Goals that the committee considered important in evaluating the company’s performance for the particular fiscal year, but that were not able to be known to the company at the time the year’s STIP Performance Goals and related metrics were established. Examples of additional factors that the compensation committee considered in fiscal year 2020 were acquisition-related and integration related costs, acquisition-related amortization costs, the costs of a fire-related incident at a KMG-Bernuth facility, restructuring and impairment charges related to the company’s wood treatment business, certain operational costs (net of grants) related to the Pandemic, and certain impacts related to the implementation of the Tax Cuts and Jobs Act in the United States. As stated above, the compensation committee did not adjust the fiscal year 2020 STIP performance goal for revenue or achievement against it to account for any impact of the Pandemic (i.e., in our Performance Materials business segment, which was significantly impacted by the severe dislocation caused in the oil industry by the Pandemic, or on our overall business).

For employees other than our named executive officers and other executive officers, the fiscal year 2020 STIP performance goals and measures were tied to a combination of the performance of the overall company and business segments to which such employees provided services in fiscal year 2020, and also included consideration of employees’ performance against their individual performance goals.

Individual Executive Officer STIP Target Levels and Cash Incentives Earned Under Our STIP: The compensation committee, in consultation with Meridian, its independent compensation consultant, has established an STIP award target for each executive officer, including each named executive officer, by evaluating factors such as external pay practices, with particular reference to the comparison group of companies (as described above, STIP award targets are established for each of our executive officers based on an individual’s role). In this regard, for fiscal year 2020, the compensation committee increased the STIP award target for Mr. Li to 105% and retained the STIP award target for Mr. Beamer, Dr. Woodland, Ms. Bernstein and Dr. Dysard at 65%. As described above, actual payouts for cash incentive awards to executive officers are determined by the level of

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performance of our company, which was solid overall, with performance for fiscal year 2020 exceeding the target level for adjusted EBITDA and exceeding the threshold level for revenue. The compensation committee determined that overall performance against the fiscal year 2020 STIP Performance Goals was achieved at 112.2% of target. Thus, for fiscal year 2020, the actual payouts for cash incentive awards for all executive officers, including the named executive officers, as well as for the corporate component of performance for all employees, were greater than the established STIP target level payouts for each individual, given the performance relative to the pre-established goals. The STIP award targets and actual amounts earned for our named executive officers for fiscal year 2020 were as follows:

Name	Fiscal Year 2020 STIP Target (as % of Base Salary)	Fiscal Year 2020 STIP Target* ($)	Fiscal Year 2020 Actual Cash Incentive Earned** ($)

David H. Li	105	735,000	825,000

Scott D. Beamer	65	271,700	304,800

Daniel D. Woodland	65	300,723	337,400

H. Carol Bernstein	65	260,000	291,700

Jeffrey M. Dysard	65	254,313	285,300

*

In prior years, the STIP award target for each named executive officer, expressed as a dollar amount, was based on his or her annualized base salary rate in effect as of January 1 of the applicable fiscal year. Beginning with our fiscal year 2020 STIP, the STIP award target is now calculated instead by reference to the actual base salary earned with respect to the fiscal year.

**

In assessing our company’s and executive officers’ achievement of the noted Performance Goals for purposes of the multiplier described above, the compensation committee concluded that a performance factor of 112.2% had been achieved and the STIP pool was funded accordingly, with allocation to the executive officers according to this percentage achievement. In assessing each named executive officer’s individual performance for fiscal year 2019, and for purposes of the multiplier described above, the compensation committee pursuant to its ability to exercise negative discretion, ultimately decided upon a factor of 1.0 for each named executive officer that recognized the collective contributions of the executive officers to the company’s success for the year.

As discussed above, cash incentives awarded to our executive officers are subject to rescission and recovery (“clawback”) by the company in certain circumstances.

Fiscal Year 2021 STIP, Performance Goals and STIP Targets: In November 2020, the compensation committee set our fiscal year 2021 STIP Performance Goals, generally using the process described above. The Performance Goals approved for fiscal year 2021 for all executive officers and certain other senior management of the company are financial goals that include revenue and adjusted EBITDA. In addition, the compensation committee approved and set the individual performance factor multiplier for each participant at the maximum level of 200%, and the compensation committee retained discretion to reduce this amount. The fiscal year 2021 STIP targets for all the named executive officers, including Mr. Li, remained unchanged from the fiscal year 2020 STIP targets. All of our named executive officers and other executive officers are eligible to participate in the STIP based on the achievement of these overall company objectives. All our employees, other than our named executive officers and other executive officers, are eligible to participate in the 2021 STIP subject to achievement of a combination of overall company and specific business segment goals, as well as achievement of certain individual performance objectives.

Long-Term Equity Incentives.

Long-term equity incentives are provided to our named executive officers and other executive officers pursuant to the 2012 Omnibus Incentive Plan. All the company’s employees are eligible to participate in the 2012 Omnibus Incentive Plan, with the compensation committee determining all awards to executive officers, including

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named executive officers. The compensation committee believes that equity-based compensation is essential to our overall compensation program because it involves at-risk components of compensation that directly link our executive officers’ interests with those of our stockholders. The compensation committee, in consultation with its independent compensation consultant, evaluates the balance of equity-based compensation with cash compensation by considering factors such as the desired balance between the two elements, external compensation practices (particularly those practices of the comparison group of companies), and the financial impact of providing various kinds and amounts of equity-based compensation to our employees, including our executive officers.

Timing of Grants: Initial or “new-hire” equity grants may be awarded when employees, including our executive officers, join the company. Thereafter, equity grants may be awarded to employees, including each executive officer, annually or from time to time based on performance or certain other factors, such as promotion or retention awards. To enhance retention, equity grants awarded to all employees, including our executive officers, are subject to vesting restrictions that generally lapse over a four-year period, and performance-based awards are generally subject to three-year performance requirements. Our practice consistently has been to grant stock options with an exercise price that is the fair market value, as represented by the closing price on NASDAQ, of our stock on the applicable grant date, as approved by the compensation committee. It is not our practice to set a stock option’s grant date as a date prior to the date of approval by the compensation committee (i.e., “backdating”), and we have never done so. In addition, we do not make stock option grants while we are in possession, or in coordination with the release, of material non-public information regarding our company.

Allocation Among Award Types: As permitted by the 2012 Omnibus Incentive Plan, our compensation committee awards non-qualified stock options, restricted stock units and performance share units to certain employees selected to receive awards, including the named executive officers and other executive officers. The performance share units vest based on the company’s achievement of certain performance metrics (average annual revenue growth and cumulative earnings per share), with potential adjustment based on the total shareholder return (“TSR”) achieved by our company relative to the TSR of the S&P MidCap 400 Index over the respective three-year performance period (e.g., ending September 30, 2023, 2022, and 2021, respectively, for each of the fiscal year 2021, fiscal year 2020, and fiscal year 2019 awards), generally subject to continued employment through the end of the performance period. For the fiscal year 2018 performance share unit awards, which covered the performance period that ended September 30, 2020, the TSR multiplier was based on the S&P SmallCap 600 Index (see “Vesting of Fiscal Year 2018 through Fiscal Year 2020 Performance Share Unit Awards” below). We believe that these performance share unit awards help us to even more directly align our executive officers’ interests with those of our stockholders and further enhance the link between pay and performance. In fiscal year 2020, the compensation committee also approved non-qualified stock option and time-based restricted stock unit awards to the company’s named executive officers and other executive officers with terms and conditions that are generally consistent with the awards granted in prior years. All equity awards granted in fiscal year 2020 provide for accelerated vesting, either in full or on a prorated basis, upon the recipient’s “retirement,” defined as the termination of the recipient’s employment following the attainment of a combination of age and years of service of at least 70, with a minimum of 55 years of age, or upon an involuntary termination of employment due to a position elimination or reorganization of the company. For additional information regarding the fiscal year 2020 performance share unit awards, please see footnote 5 to the Grants of Plan-Based Awards table in the “Executive Compensation” section below.

In determining the allocation among award types for a particular fiscal year, our compensation committee considers a number of factors, including the overall number of units to be awarded pursuant to our annual equity incentive award program to all employees. The allocation of value for the fiscal year 2020 long-term equity incentive awards made to our named executive officers (other than Mr. Li) was 40% in the form of performance share units, 30% in the form of non-qualified stock options and 30% in the form of time-based restricted stock units, to reflect current market practices. As previously disclosed, upon the advice of the independent compensation consultant to the compensation committee, the compensation committee decided to award Mr. Li (as chief executive officer of our company) fiscal year 2020 long-term equity incentive awards with a value of 50% in the form of performance share units, 25% in the form of non-qualified stock options and 25% in the form of

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time-based restricted stock units. The breakdown of the allocation of long-term equity incentive awards, by award type, made to our named executive officers with respect to fiscal year 2020 is set forth in the charts below:

FY20 CEO EQUITY AWARD	FY20 OTHER NEO EQUITY AWARD

Our compensation committee believes that this mix of awards competitively balances the types of equity incentives being awarded to our employees, and also appropriately addresses the financial impact of the expensing of equity-based compensation required pursuant to an accounting standard issued by the Financial Accounting Standards Board (ASC 718).

The breakdown of the allocation of value for the fiscal year 2021 long-term equity incentive awards is the same as set forth above for fiscal year 2020 for Mr. Li and for our other named executive officers.

Size of Awards: When determining awards for individual executive officers under the 2012 Omnibus Incentive Plan, the compensation committee primarily considers compensation practices and equity values awarded by the comparison group of companies, as well as the executive officer’s level of current and potential future responsibility, and also considers performance in the prior year and the underlying economic value associated with equity incentive awards. In determining award sizes, the compensation committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis. On December 5, 2019, the compensation committee, upon the advice of its independent compensation consultant, considered all these factors in deciding our fiscal year 2020 annual equity incentive awards, which for our named executive officers are shown in the following table:

Name	Fiscal Year 2020 Non-Qualified Stock Option Grant (#)	Fiscal Year 2020 Restricted Stock Unit Award (#)	Target Performance Share Unit Award (#) for the Fiscal Year 2020 through Fiscal Year 2022 Performance Period
David H. Li	23,612	6,212	12,420
Scott D. Beamer	6,560	1,720	2,300
Daniel D. Woodland	6,952	1,832	2,440
H. Carol Bernstein	5,672	1,520	2,020
Jeffrey M. Dysard	4,772	1,252	1,672

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The compensation committee considered the same factors described above in deciding our fiscal year 2021 annual equity incentive awards on December 3, 2020, which for our named executive officers are shown in the following table:

Name	Fiscal Year 2021 Non-Qualified Stock Option Grant (#)	Fiscal Year 2021 Restricted Stock Unit Award (#)	Target Performance Share Unit Award (#) for the Fiscal Year 2021 through Fiscal Year 2023 Performance Period
David H. Li	23,196	6,680	13,360
Scott D. Beamer	6,610	1,903	2,538
Daniel D. Woodland	6,958	2,004	2,672
H. Carol Bernstein	5,362	1,603	2,137
Jeffrey M. Dysard	5,915	1,703	2,271

In general, the compensation committee has not considered any actual amounts that may have been realized from prior equity-based compensation awards in awarding subsequent equity-based compensation, or other elements of compensation. However, in considering awards under the 2012 Omnibus Incentive Plan to our employees, including executive officers, the compensation committee does consider whether equity-based awards that previously may have been made to them continue to fulfill the purposes of motivation and retention.

All our executive officers have meaningful equity ownership in our company through participation in various equity-based programs such as the Employee Stock Purchase Plan, Executive Officer Deposit Share Program, and our annual equity incentive award program, but we do not currently have equity-ownership requirements or guidelines for our executive officers.

Vesting of Fiscal Year 2018 through Fiscal Year 2020 Performance Share Unit Awards: In December 2017 (January 2018 for Mr. Beamer, in connection with the commencement of his employment with the company), each of our named executive officers received grants of performance share units for the performance period beginning on October 1, 2017 and ending on September 30, 2020. The performance share units were subject to vesting conditions based on the company’s achievement of average annual revenue growth and cumulative earnings per share metrics during the performance period. If threshold, target or maximum were attained for these measures during the performance period, 50%, 100% or 200% of the target performance share units for each named executive officer, respectively, would be earned, subject to potential upward (+20%) or downward (-20%) adjustment based on the TSR achieved by our company relative to the TSR of the S&P SmallCap 600 Index over the three-year performance period. In September 2018, in contemplation of the closing of the Acquisition (which was ultimately completed in November 2018, after the end of fiscal year 2018), the compensation committee, on the advice of Meridian, its independent compensation consultant, determined to divide the performance share units for the fiscal year 2018 through fiscal year 2020 performance period into two components, a portion based on pre-Acquisition results for fiscal year 2018 (weighted 1/3) and a portion based on post-Acquisition results for fiscal years 2019 and 2020 (weighted 2/3). Following the closing of the Acquisition, in January 2019, the compensation committee set goals for annual revenue growth and cumulative earnings per share with respect to the post-Acquisition period that reflected the forecast for the combined company for those two years. The relative TSR multiplier remained as originally established by the compensation committee: a multiplier of 0.8x applied to the performance share units earned if our relative TSR was below the 25th percentile; 1.0x if our relative TSR was in the 25th through 75th percentile; or 1.2x if our relative TSR was above the 75th percentile.

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The Company Performance Objectives applicable to the performance share units and Performance Goals with corresponding Weighting, Measures for evaluating attainment of such, and corresponding Performance Targets were as follows:

Our relative TSR ranking within the S&P SmallCap 600 Index over the three-year performance period was in the 93rd percentile.

The target number of performance share units granted to each named executive officer for the fiscal year 2018 through fiscal year 2020 performance share unit award, our overall actual performance, and the resulting share amounts earned, are set forth in the table below:

Name	Target Performance Share Unit Award (#) for the Fiscal Year 2018 through Fiscal Year 2020 Performance Period	Revenue Growth and Cumulative EPS Actual Performance	Relative TSR Multiplier	Overall Actual Performance	Actual Shares Earned (#)
David H. Li	13,232	112%	1.2x	134.4%	17,784
Scott D. Beamer	2,104	112%	1.2x	134.4%	2,828
Daniel D. Woodland	3,800	112%	1.2x	134.4%	5,107
H. Carol Bernstein	3,100	112%	1.2x	134.4%	4,166
Jeffrey M. Dysard	2,504	112%	1.2x	134.4%	3,365

Clawback Policy; Anti-Hedging or Anti-Pledging Policy: As discussed above, equity-based compensation awarded to our executive officers is subject to rescission and recovery (“clawback”) by the company in certain circumstances. In addition, all equity-based compensation is subject to all the terms of our 2012 Omnibus Incentive Plan, the respective grant and award agreements for particular grants and awards, our Code of Business Conduct, our Insider Trading and Non-Disclosure Policy, including Trading Guidelines for Directors, Executive Officers and Other Key Employees, and our Reporting Requirements and Trading Guidelines for Directors and Executive Officers Under Section 16 of the Securities and Exchange Act and Rule 144 Under the

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Securities Act of 1933; as applicable, noted policies and procedures apply to any and all equity in our company held by our executive officers. For example, our executive officers, as well as our directors and designated other key employees, observe various requirements, such as those related to quarterly trading and other “blackout” periods, and affirmative pre-clearance of any transactions in our company’s securities. Our executive officers and directors are prohibited from and do not hedge or pledge equity in our company.

Change in Control Severance Protection Benefits.

The terms and conditions of the change in control severance protection agreements with our named executive officers and the employment letter with Mr. Li are described in more detail in the section entitled “Executive Compensation,” below. The board of directors and compensation committee originally determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their independent compensation consultant and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements. The board of directors and compensation committee also review the costs and benefits of the change in control severance protection agreements periodically. As a result of the most recent review, the board of directors and compensation committee, with advice from an independent outside compensation consultant regarding market practices, determined that the design of such agreements remains competitive and reasonable. The agreements are described in more detail in the section entitled “Executive Compensation,” below.

Retirement and Other Benefits.

We have adopted various employee benefit plans and arrangements for the purpose of providing employee benefits to our employees, including our executive officers. In general, the same terms apply to all our employees, including our executive officers. These plans and arrangements include our Employee Stock Purchase Plan, the 401(k) Plan, the Supplemental Plan, and the CMC Materials Health and Welfare Benefit Plan.

CEO Compensation

When Mr. Li became our President and Chief Executive Officer effective January 1, 2015, the compensation committee, in consultation with the committee’s independent compensation consultant at the time, considered the executive compensation practices described above to determine the terms of Mr. Li’s initial compensation, comprised of base salary, annual cash incentive under our STIP, and equity-based compensation elements, along with other terms, which are part of Mr. Li’s employment letter agreement with our company.

Upon completion of fiscal year 2020, the compensation committee, in consultation with the compensation committee’s independent compensation consultant, Meridian, considered the executive compensation practices described above, including the performance goals established by the committee, to determine Mr. Li’s total compensation, composed of an annual base salary, an annual cash incentive payment under our STIP for fiscal year 2020, and for fiscal year 2021 according to the annual equity incentive award cycle for which all employees were eligible, a non-qualified stock option grant, performance-share unit award, and restricted stock unit award. In addition, in setting both the cash-based and equity-based elements of Mr. Li’s compensation, the compensation committee made an overall assessment of Mr. Li’s leadership in achieving the company’s long-term and short-term strategic, operational and business goals. The compensation committee noted Mr. Li’s strong leadership throughout fiscal year 2020, which was especially challenging due to the Pandemic. The compensation committee placed particular emphasis on Mr. Li’s and the senior management team’s consistent and successful efforts throughout the Pandemic in focusing first on the health and safety of the company’s employees, and in proactively developing Pandemic-specific business continuity plans, including revised work arrangements and operations to accommodate Pandemic-appropriate health and safety protocols, such as social distancing, split shifts, enhanced hygiene procedures, temperature checks, contact tracing, paid quarantine practices, and a focus on mental health assistance, among other actions. Further, the compensation committee observed that throughout the ongoing Pandemic, the company had continued to operate safely all manufacturing facilities, and also had secured its

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supply chain and had continued to supply customers on an ongoing basis despite Pandemic-related operational and logistics constraints. In addition, during the fiscal year and ongoing Pandemic, Mr. Li had maintained and emphasized a focus on promotion of the Company’s culture and values. Further, he led the company to achieve another year of record revenue, driven primarily by the addition of a full year of the KMG businesses to the company’s portfolio, despite the significant adverse effect of the Pandemic on the company’s performance materials business segment, given its concentration in the oil and gas industry. Fiscal year 2020, in which the company recorded record revenue and other strong financial results, especially with respect to the company’s electronic materials business segment, followed consecutive successful years in fiscal years 2019 and 2018. Related to the company’s long-term strategic initiatives, the compensation committee noted Mr. Li’s leadership with respect to ongoing plans to continue to grow the company profitably and faster than the industries that it serves, while being appropriately measured as may be necessary to address macroeconomic factors such as the Pandemic, both from the perspective of challenges and opportunities that may be presented. The compensation committee, using its discretion, also considered Mr. Li’s compensation with respect to chief executive officers among the comparison group of companies, as well as equitable and consistent treatment compared to our other executive officers. In addition to these factors, as described in greater detail above, Mr. Li’s cash incentive award for fiscal year 2020, which was paid under our STIP, reflected the company’s overall positive performance against the pre-established goals for fiscal year 2020.

Based upon all this, the compensation committee awarded Mr. Li $825,000 as a cash incentive for fiscal year 2020. Mr. Li’s fiscal year 2020 cash incentive under our STIP of $825,000, together with his $700,000 base salary paid during fiscal year 2020, resulted in total cash compensation to Mr. Li for fiscal year 2020 of $1,525,000, which was an increase of $95,500 from Mr. Li’s total cash compensation for fiscal year 2019 of $1,429,500, comprised of base salary paid in fiscal year 2019 of $687,500 and cash incentive under our STIP for fiscal year 2019 of $742,000. Mr. Li’s cash and equity compensation breakdown for fiscal year 2020, as reported in the Summary Compensation Table, and his target compensation allocation for fiscal year 2021 are set forth in the charts below:

FY20 CEO Total Compensation	FY21 CEO Total Target Compensation

In addition, as noted above and as reported in footnotes 2 and 3 to the 2020 Grants of Plan-Based Awards table that follows, on December 3, 2020, the compensation committee awarded Mr. Li equity-based compensation in the form of 23,196 non-qualified stock options, 6,680 restricted stock units, and 13,360 performance share units (at target). Aside from the number of non-qualified stock options, restricted stock units and performance share units awarded, the terms and conditions of these grants and awards are the same as those for grants and awards made to our other employees and executive officers, including provisions that unvested awards will be forfeited at the time of certain terminations of employment. Because these equity awards were made after the completion of fiscal year 2020, they are reported in the referenced footnote and not specifically reported in the compensation tables that follow. In addition, the compensation committee determined that to more greatly align Mr. Li’s

2021 Proxy Statement 45

compensation with stockholder interests, it would, for the second year in a row, increase the overall amount of his at-risk compensation by adjusting the size of Mr. Li’s equity awards. As a result, the equity awards made to Mr. Li reflect a greater percentage of his overall compensation package for fiscal year 2021.

As noted above, the compensation committee and the board of directors review on a periodic basis the hypothetical costs to the company of Mr. Li’s change-in-control severance protection agreement, and those of the company’s other executive officers and key employees who have such agreements.

Regulatory and Other Factors

Internal Revenue Code Section 162(m). In its review of compensation matters, one of the factors the compensation committee considers is the anticipated tax treatment to our company and to our executive officers of various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally places a $1 million limit on the amount of compensation payable to certain covered executive officers that a company may deduct in any one year. While the compensation committee generally considers this limit when determining executive compensation, there are instances in which the compensation committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) such that executive officers are compensated in a manner that it believes to be consistent with the company’s best interests and those of its stockholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the compensation committee’s control, may also affect the deductibility of compensation.

It is no longer necessary to include specific Section 162(m)-related limitations or provisions in our compensation plans and programs or to request stockholder approval for the purpose of a performance-based compensation exception to the $1 million limit referenced above. The company will continue to seek stockholder approval of certain compensation plans as may be required by applicable laws, regulations, or the rules of the applicable exchange on which the company’s shares are listed.

Other Factors. As described above, our compensation committee uses awards of performance share units, restricted stock and restricted stock units in addition to grants of non-qualified stock options to, among other reasons, address the financial impact of the expensing of equity-based compensation required under FASB ASC Topic 718. In addition, the company has intended for its non-qualified deferred compensation plans and other plans, programs and agreements subject to the requirements of Internal Revenue Code Section 409A to be in compliance with such requirements.

COMPENSATION AND RISK

The company’s management, with a review by the audit committee and compensation committee of our board of directors and with support from the compensation committee’s independent compensation consultant, has assessed the risks associated with our compensation programs, policies and practices, and has determined that risks arising from them are not reasonably likely to have a material adverse effect on our company. In making this determination, our management considered the various elements of our compensation programs, policies and practices, such as the: mix of base salary, annual cash incentives under our STIP, and equity incentive program participations at various levels and throughout our company; balance between and among short-term and long-term compensation incentives in our programs; significant use of performance measures that are financial in nature such that they are readily measurable and verifiable, are regularly reviewed, and also are consistent with those that are publicly reported; use of performance measures that directly relate to the operations of our business such that they are readily measurable and verifiable, and are regularly reviewed; use of performance measures that relate to our business overall and avoid overdependence on one aspect of our business and its operations as opposed to another; multiple and cross-functional levels of review and verification prior to award approval; our system of internal controls and internal risk review and assessment processes; and, our general employment practices, policies and procedures.

2021 Proxy Statement 46

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis with our company’s management, and based on the review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Submitted by Messrs. Reilly and Wild and Ms. Whitney, being all the current members of the compensation committee,

Paul J. Reilly

Susan M. Whitney, Chair

Geoffrey Wild

2021 Proxy Statement 47

EXECUTIVE COMPENSATION

The following tables set forth certain compensation information for our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers of the company (collectively, the “named executive officers”) for the fiscal year ended September 30, 2020. Information for the fiscal years ended September 30, 2019 and September 30, 2018 is also presented for executive officers who were named executive officers during those years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	All Other Compen- sation ($)[4]	Total Compen- sation ($)

David H. Li	2020	700,000	—	2,423,521	938,799	825,000	264,081	5,151,401
President and Chief Executive Officer	2019	687,500	—	2,120,064	707,868	742,000	451,304	4,708,736
	2018	645,000	—	2,009,726	578,591	1,300,000	948,234	5,481,551

Scott D. Beamer	2020	418,000	—	531,294	260,822	304,800	46,896	1,561,812
Vice President and Chief Financial Officer	2019	409,000	—	583,744	254,815	283,900	46,919	1,578,378
	2018	283,333	100,000	1,776,780	216,284	390,000	22,532	2,788,929

Daniel D. Woodland	2020	462,650	—	554,086	276,407	337,400	44,224	1,674,767
Vice President and President, Electronic Materials	2019	414,200	—	619,274	270,295	293,200	51,064	1,648,033

	2018	366,250	—	655,386	251,858	494,000	42,655	1,810,149

H. Carol Bernstein	2020	400,000	—	459,137	233,483	291,700	48,678	1,432,998
Vice President, Secretary and General Counsel	2019	380,075	—	512,889	227,023	265,300	54,950	1,440,237
	2018	362,650	—	528,567	208,464	438,400	50,293	1,588,374

Jeffrey M. Dysard	2020	391,250	—	429,190	189,732	285,300	36,404	1,331,876
Vice President and President, Performance Materials	2019	337,278	—	353,972	154,470	221,200	127,462	1,194,383

[1]

For Mr. Beamer, this amount represents a $100,000 sign-on bonus received in connection with the commencement of his employment with the company in January 2018. The sign-on bonus was subject to forfeiture on a pro rata basis in the event that his employment terminated under certain circumstances within 12 months of the date of his appointment, which forfeiture provision now has expired.

2021 Proxy Statement 48

[2]

The amounts in the column headed “Stock Awards” represent the aggregate grant date fair value of grants in fiscal years 2020, 2019 and 2018 computed in accordance with ASC 718. The actual value realized by a named executive officer related to stock or stock unit awards will depend on the market value of our common stock on the date the stock is sold. For restricted stock unit awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date. For performance share unit awards, the fair value is equal to the grant date fair value computed in accordance with ASC 718. The maximum potential value of the fiscal year 2020 performance share unit awards is shown below:

Name	Performance Share Units at Maximum Value ($)
Mr. Li	3,263,230
Mr. Beamer	604,302
Dr. Woodland	641,086
Ms. Bernstein	530,734
Dr. Dysard	439,302

The amounts in the column headed “Option Awards” represent the aggregate grant date fair value of grants in fiscal years 2020, 2019 and 2018 computed in accordance with ASC 718 (see Note 17 of Notes to Consolidated Financial Statements included in Item 8 of Part II of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 for a description of the assumptions used in that computation). The actual value realized by a named executive officer related to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price of the option.

During fiscal years 2020, 2019 and 2018, no stock awards held by any of our named executive officers were modified or cancelled (forfeited).

[3]	The amounts in the column headed “Non-Equity Incentive Plan Compensation” represent the amounts earned under the STIP for fiscal years 2020, 2019 and 2018.

[4]

The information in the column headed “All Other Compensation” predominantly reflects amounts that by nature generally recur each year, such as benefit costs we contribute on behalf of our named executive officers in the same manner in which we contribute such costs for all our employees. For example, the information in the column includes contributions (both “nonelective” employer contributions and “matching” contributions) made by us to our tax-qualified savings plan (the “401(k) Plan”) and accruals under our non-qualified supplemental savings plan (the “Supplemental Plan”) according to the standard terms of each of these plans as applied to all our employees, including our named executive officers and other executive officers. Under the 401(k) Plan in effect until December 31, 2019, we made a nonelective employer safe harbor contribution on each employee’s behalf of 4% of the employee’s eligible compensation (up to the I.R.S. eligible compensation limit), regardless of whether the employee made a contribution to the 401(k) Plan, and a matching contribution on each employee’s behalf of 100% of the first 4%, and 50% of the next 2%, that the employee contributed to the 401(k) Plan. As of January 1, 2020, under the 401(k) Plan in effect as of that date, we make a nonelective employer contribution on each employee’s behalf of 3% of the employee’s eligible compensation (up to the I.R.S. eligible compensation limit), regardless of whether the employee makes a contribution to the 401(k) Plan, and a safe harbor matching contribution on each employee’s behalf of 100% of the first 6% of the employee’s eligible compensation (up to the I.R.S. eligible compensation limit), that the employee contributes to the 401(k) Plan. With respect to the Supplemental Plan, which applies to all employees, including our named executive officers and other executive officers, at such time as they reach the I.R.S. eligible compensation limit under the 401(k) Plan, we continue to make an employer contribution of the equivalent of 4% of each employee’s eligible compensation (over the I.R.S.

2021 Proxy Statement 49

eligible compensation limit) to the Supplemental Plan on the employee’s behalf. Employees are presently not able to make contributions to the Supplemental Plan.

For fiscal year 2020, contributions as such to the 401(k) Plan and the Supplemental Plan on behalf of the named executive officers were made in the following amounts:

Name	401(k) Plan ($)	Supplemental Plan ($)
Mr. Li	25,650	45,526
Mr. Beamer	25,650	16,224
Dr. Woodland	25,650	18,322
Ms. Bernstein	25,650	14,776
Dr. Dysard	23,763	11,953

Similarly, the amounts in the column headed “All Other Compensation” include amounts we provided on behalf of each of our named executive officers for basic life insurance and accidental death and dismemberment insurance coverage in fiscal year 2020, which was provided on the same basis to all our employees. There is no cash surrender value associated with this insurance coverage. The value paid for this coverage in fiscal year 2020 attributable to each named executive officer is $252 for each of Mr. Li, Mr. Beamer, Dr. Woodland, Ms. Bernstein, and Dr. Dysard.

In addition, the figures in the column headed “All Other Compensation” for fiscal year 2020 reflect, for Ms. Bernstein, a transportation allowance for fiscal year 2020 in the amount of $8,000 and for Mr. Beamer, an executive physical according to our program for executive officers, in the amount of $4,770.

The amounts in the column headed “All Other Compensation” for fiscal years 2020, 2019 and 2018 for Mr. Li include certain amounts covered by his employment letter dated December 12, 2014. For fiscal year 2020, the amounts included housing-related expenses of $98,077, transportation expenses of $93,826 (paid in Singapore dollars and converted to U.S. dollars), and tax preparation fees of $750. In fiscal year 2020, the amounts do not include a tax equalization amount due to a change in the underlying statutory tax rates resulting from his relocation from China to Singapore in fiscal year 2019.

Employment Letter with Mr. Li

As described in the Compensation Discussion and Analysis and as previously disclosed, on December 12, 2014, we entered into an employment letter with Mr. Li in connection with his appointment as our President and Chief Executive Officer effective as of January 1, 2015, which set forth his initial base salary and target bonus. Mr. Li also received an initial non-qualified stock option grant and an award of restricted shares of our common stock, each of which have vested in full.

Other than in a situation involving a change of control of our company, which would be addressed by Mr. Li’s Change in Control Severance Protection Agreement that had been previously entered into in 2008, in the event that Mr. Li’s employment is terminated by us without cause or by Mr. Li due to a material breach by us of the employment letter, (1) Mr. Li would be entitled to vesting of stock options and restricted shares held by him, including those described above, to the extent that such awards would have otherwise vested in accordance with their terms during the twelve-month period following the date of termination, and (2) Mr. Li would continue to receive his base salary for twelve months. Receipt of severance and the accelerated vesting described above is subject to Mr. Li’s execution and non-revocation of a release of claims against us.

In the event of a termination of Mr. Li’s employment in connection with a change of control of our company, Mr. Li’s rights are set forth in his existing change in control agreement. As of January 1, 2015, the severance amount multiple pursuant thereto is three times, and the benefits continuation period is 36 months.

Mr. Li is eligible to participate in all employee benefit plans, programs and arrangements applicable to our employees and executive officers. Due to the significant amount of time Mr. Li is expected to spend in Asia

2021 Proxy Statement 50

(Singapore since March 2019, and China prior to that time) and the United States, Mr. Li is also entitled to the continued provision of a car and driver in Singapore (China until March 2019) on the same basis as applied prior to January 1, 2015, a housing allowance of up to $100,000 per year to be used for housing expenses in Singapore (China until March 2019) and Aurora, Illinois, and a tax equalization benefit, on the same basis as applied prior to January 1, 2015. He also is able to utilize first class travel while he is employed by us.

Standard Employee Benefits

We have adopted various employee benefit plans and arrangements for the purpose of providing employee benefits to our employees, including our named executive officers and our other executive officers. In general, the same terms apply to all our employees, including our named executive officers and our other executive officers. These plans and arrangements include the Employee Stock Purchase Plan, the 401(k) Plan, the Supplemental Plan, and the CMC Health and Welfare Benefit Plan.

2021 Proxy Statement 51

2020 GRANTS OF PLAN-BASED AWARDS

The following table shows all awards granted to the named executive officers during the fiscal year ended September 30, 2020 pursuant to the 2012 Omnibus Incentive Plan and the STIP.

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
David H. Li	PSU(5)	12/5/19	—	—	—	6,210	12,420	29,808	—	—	—	1,631,615
	RSU(6)	12/5/19	—	—	—	—	—	—	6,212	—	—	791,906
	Option(6)	12/5/19	—	—	—	—	—	—	—	23,612	127.48	938,799
	STIP	—	0	735,000	1,470,000	—	—	—	—	—	—	—
Scott D. Beamer	PSU(5)	12/5/19	—	—	—	1,150	2,300	5,520	—	—	—	302,151
	RSU(6)	12/5/19	—	—	—	—	—	—	1,720	—	—	219,266
	Option(6)	12/5/19	—	—	—	—	—	—	—	6,560	127.48	260,822
	STIP	—	0	271,700	543,400	—	—	—	—	—	—	—
Daniel D. Woodland	PSU(5)	12/5/19	—	—	—	1,220	2,440	5,856	—	—	—	320,543
	RSU(6)	12/5/19	—	—	—	—	—	—	1,832	—	—	233,543
	Option(6)	12/5/19	—	—	—	—	—	—	—	6,952	127.48	276,407
	STIP	—	0	300,723	601,445	—	—	—	—	—	—	—
H. Carol Bernstein	PSU(5)	12/5/19	—	—	—	1,010	2,020	4,848	—	—	—	265,367
	RSU(6)	12/5/19	—	—	—	—	—	—	1,520	—	—	193,770
	Option(6)	12/5/19	—	—	—	—	—	—	—	5,672	127.48	233,483
	STIP	—	0	260,000	520,000	—	—	—	—	—	—	—
Jeffrey M. Dysard	PSU(5)	12/5/19	—	—	—	836	1,672	4,013	—	—	—	219,651
	RSU(6)	12/5/19	—	—	—	—	—	—	1,252	—	—	159,605
	Option(6)	12/5/19	—	—	—	—	—	—	—	4,772	127.48	189,732
	STIP	—	0	254,313	508,625	—	—	—	—	—	—	—

[1]

The amounts in these columns reflect the threshold (0%), target (100%) and maximum (200%) amounts that could be earned by each named executive officer pursuant to the STIP for fiscal year 2020. The target STIP opportunity for each named executive officer was based on a percentage of base salary, which was 105% for Mr. Li, and 65% for each of Mr. Beamer, Dr. Woodland, Ms. Bernstein and Dr. Dysard.

[2]

The amounts in these columns do not include restricted stock units and performance share units awarded to our named executive officers after the end of fiscal year 2020. On December 3, 2020, as part of our annual equity incentive award program, we awarded restricted stock units to our named executive officers with a fair market value based on the closing price of our stock on the award date of $145.58 per share that lapse in equal increments upon each anniversary over four years, and performance share units to our named executive officers for the performance period of fiscal year 2021 through fiscal year 2023, in the amounts set forth in the table below:

Name	Restricted Stock Unit Award (#)	Performance Share Unit Award (#) (Target)
Mr. Li	6,680	13,360
Mr. Beamer	1,903	2,538
Dr. Woodland	2,004	2,672
Ms. Bernstein	1,603	2,137
Dr. Dysard	1,703	2,271

2021 Proxy Statement 52

[3]

As with all other grants of stock options and stock awards to our named executive officers and other executive officers, other than the number of options or restricted stock or restricted stock units awarded, the terms and conditions of the stock option grants in this column are the same as those made to all other employees.

These amounts do not include options granted to our named executive officers after the end of fiscal year 2020. On December 3, 2020, as part of our annual equity incentive award program, we granted options to our named executive officers that have an exercise price of $145.58, which as with all our grants and awards to date was the fair market value based on the closing price of our common stock on the date of grant, vest in equal increments upon each anniversary over four years and expire on December 3, 2030, in the amounts set forth in the table below:

Name	Securities Underlying Options (#)
Mr. Li	23,196
Mr. Beamer	6,610
Dr. Woodland	6,958
Ms. Bernstein	5,362
Dr. Dysard	5,915

[4]	As with all our grants and stock awards to date, the exercise price was the fair market value based on the closing price of our stock on the date of grant.

The grant date fair value was estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 32.14%; risk free rate of return: 1.73%; annualized dividend yield: 1.32%; and expected time until exercise: 7.75 years for people who were retirement eligible at the date of grant or those who will become retirement eligible during the four-year vesting period, and 7.25 years for people who were not retirement eligible at the date of grant and who will not become retirement eligible during the four-year vesting period. The differing assumptions reflect the differing statistical likelihoods of the named executive officers satisfying the “Rule of 70” for retirement vesting, which is applicable to all option grants made in fiscal year 2020. The “Rule of 70” means that the employee or executive officer has achieved a combination of age and years of service of at least seventy (70), with a minimum of fifty-five (55) years of age. On the December 5, 2019 grant date, Ms. Bernstein was retirement eligible at the date of grant, and Mr. Li, Dr. Woodland, Mr. Beamer, and Dr. Dysard were not retirement eligible at the date of grant and will not become retirement eligible during the four-year vesting period.

During fiscal year 2020, no stock awards held by our named executive officers were modified or cancelled (forfeited).

[5]

Payment of each performance share unit award is contingent on the company attaining certain levels of average annual revenue growth and cumulative earnings per share in the fiscal year 2020 through fiscal year 2022 performance period (weighted 50% each). If threshold, target, or stretch (maximum) performance goals are attained in the performance period, 50%, 100%, or 200% of the target amount, respectively, may be earned. If actual performance falls between the threshold and target goals or the target and stretch goals, the payout would be determined using linear interpolation. The shares initially earned based on performance against the performance metrics are subject to potential upward (+20%) or downward (-20%) adjustment based on the company’s relative TSR against a peer group during the performance period, resulting in a maximum payout of up to 240% of target.

[6]	Each restricted stock unit award and stock option grant vests in 25% increments on each of the first four anniversaries of the grant date.

2021 Proxy Statement 53

Executive Officer Deposit Share Program

Our executive officers are eligible to participate in the Executive Officer Deposit Share Program that our board of directors adopted in March 2000. Under this program, our executive officers are entitled to use all or a portion of their after-tax annual cash incentive compensation to purchase at fair market value shares of restricted stock awarded under the 2012 Omnibus Incentive Plan. These shares are retained on deposit with us until the third anniversary of the date of deposit (“deposit shares”), and our company matches the deposit with a restricted stock award equal to 50% of the shares deposited by the participant (“award shares”). If the participant is employed by us on the third anniversary of the deposit date and the deposit shares have remained on deposit with us through such date, the restrictions on the award shares will lapse. As of January 7, 2021, Mr. Li, Mr. Beamer, and Dr. Dysard participate in the Executive Officer Deposit Share Program, as summarized in the table below:

Name	Shares on Deposit (#)	Corresponding Award Shares (#)
Mr. Li	1,125	562
Mr. Beamer	279	139
Dr. Dysard	1,398	699

2021 Proxy Statement 54

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table shows outstanding equity awards as of September 30, 2020 for each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
David H. Li	49,325	19,775	60.27	12/5/2026
	11,027	11,027	92.57	12/5/2027
	6,356	19,068	101.73	12/6/2028
	—	23,612	127.48	12/5/2029	20,354	2,977,450	26,148	3,796,991
Scott D. Beamer	3,898	3,898	97.89	1/16/2028
	2,288	6,864	101.73	12/6/2028
	—	6,560	127.48	12/5/2029	11,262	1,652,656	5,595	812,909
Daniel D. Woodland	1,055	—	46.45	12/3/2024
	7,850	—	42.37	12/3/2025
	11,850	3,950	60.27	12/5/2026
	4,800	4,800	92.57	12/5/2027
	2,427	7,281	101.73	12/6/2028
	—	6,952	127.48	12/5/2029	7,475	1,096,759	5,934	862,162
H. Carol Bernstein		3,950	60.27	12/5/2026
	3,900	3,900	92.57	12/5/2027
	2,011	6,033	101.73	12/6/2028
	—	5,672	127.48	12/5/2029	6,524	957,811	4,915	714,111
Jeffrey M. Dysard	—	1,293	60.27	12/5/2026
	—	3,128	92.57	12/5/2027
	—	4,161	101.73	12/6/2028
	—	4,772	127.48	12/5/2029	4,404	643,486	3,669	532,870

[1]

These columns show the outstanding stock option awards that are classified as exercisable or unexercisable that were held by each named executive officer as of September 30, 2020. The option awards vest or vested over four years in equal increments upon each anniversary of the grant date, with a term expiring on the tenth anniversary of the grant date. Outstanding options that vested after September 30, 2020 are shown in the section entitled “Security Ownership of Certain Beneficial Ownership and Management” above.

[2]

The restricted stock unit awards made to Mr. Li have the following vesting schedules: 6,212 units vest over four years in equal increments upon each anniversary of the December 5, 2019 grant date, 5,148 units vest over three years in equal increments upon each anniversary of the December 6, 2018 award date, 3,308 units vest over two years in equal increments upon each anniversary of the December 5, 2017 award date, and 4,750 units vested on December 5, 2020 upon the anniversary of the December 5, 2016 award date. The restricted stock awards made to Mr. Li under the Deposit Share Program have the following vesting schedules: 541 shares vested on December 11, 2020 upon the third anniversary of the December 11, 2017 award date, and 395 shares vest on December 12, 2021 upon the third anniversary of the December 12, 2018 award date.

2021 Proxy Statement 55

The restricted stock unit awards made to Mr. Beamer have the following vesting schedules: 1,720 units vest over four years in equal increments upon each anniversary of the December 5, 2019 grant date, 1,854 units vest over three years in equal increments upon each anniversary of the December 6, 2018 award date, and 7,616 units vest over two years in equal increments upon each anniversary of the January 16, 2018 award date. The restricted stock awards made to Mr. Beamer under the Deposit Share Program have the following vesting schedule: 72 shares vest on December 16, 2022 upon the third anniversary of the December 16, 2019 award date.

The restricted stock unit awards made to Dr. Woodland have the following vesting schedules: 1,832 units vest over four years in equal increments upon each anniversary of the December 5, 2019 grant date, 1,968 units vest over three years in equal increments upon each anniversary of the December 6, 2018 award date, 1,450 units vest over two years in equal increments upon each anniversary of the December 5, 2017 award date, and 2,225 units vested on December 5, 2020 upon the anniversary of the December 5, 2016 award date.

The restricted stock unit awards made to Ms. Bernstein have the following vesting schedules: 1,520 units vest over four years in equal increments upon each anniversary of the December 5, 2019 grant date, 1,629 units vest over three years in equal increments upon each anniversary of the December 6, 2018 award date, 1,150 units vest over two years in equal increments upon each anniversary of the December 5, 2017 award date, and 2,225 units vested on December 5, 2020 upon the anniversary of the December 5, 2016 award date.

The restricted stock unit awards made to Dr. Dysard have the following vesting schedules: 1,252 units vest over four years in equal increments upon each anniversary of the December 5, 2019 grant date, 1,125 units vest over three years in equal increments upon each anniversary of the December 6, 2018 award date, 938 units vest over two years in equal increments upon each anniversary of the December 5, 2017 award date, and 725 units vested on December 5, 2020 upon the anniversary of the December 5, 2016 award date. The restricted stock awards made to Dr. Dysard under the Deposit Share Program have the following vesting schedule: 364 shares vest on December 16, 2022 upon the third anniversary of the December 16, 2019 award date.

The value reported with respect to the stock awards held by each named executive officer equals the total number of unvested and unearned stock awards multiplied by $142.81, the closing market price of the company’s stock on the last business day of our fiscal year ending September 30, 2020, plus the following accrued dividend equivalents (which are not paid unless the underlying restricted stock units vest):

Name	Accrued Dividend Equivalents on Outstanding Restricted Stock Unit Awards ($)
Mr. Li	70,695
Mr. Beamer	44,330
Dr. Woodland	29,254
Ms. Bernstein	26,119
Dr. Dysard	14,551

[3]

The total amounts and values in these columns equal the total number of performance share units, at the target level for the fiscal year 2019-2021 performance period and at the target level for the fiscal year 2020-2022 performance period, held by each named executive officer and multiplied by the market price of company common stock at the close of the last trading day in fiscal year 2020, which was $142.81 per share. These amounts exclude the performance share units for the fiscal year 2018-2020 performance period that vested based on performance through September 30, 2020, and are reported in the “2020 Option Exercises and Stock Vested” table. In calculating the number of performance share units and their value, we are required by SEC rules to compare our performance through the end of fiscal year 2020 under the performance share unit grants against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is

2021 Proxy Statement 56

between levels, we are required to report the potential payout at the next highest level. For example, if performance through the previous year exceeded target, even by only a modest amount, and even if it is unlikely that we will achieve the results that would dictate the payment of the maximum amount, we are required by SEC rules to report the maximum potential payouts. For the second year of the fiscal year 2019 through fiscal year 2021 performance period, we exceeded threshold levels of average annual revenue growth and cumulative earnings per share and have accordingly reported the performance share units at the target award level for this performance period (i.e., 100% of target). For the first year of the fiscal year 2020 through fiscal year 2022 performance period, we exceeded threshold levels of average annual revenue growth and cumulative earnings per share and have accordingly reported the performance share units at the target award level for this performance period (i.e., 100% of target). Such numbers are further subject to potential upward (+20%) or downward (-20%) adjustment based on the application of the company’s relative TSR multiplier, which will be applied following the completion of each performance period. The total value reported with respect to the performance share units held by each named executive officer includes the following accrued dividend equivalents with respect to each performance period, at the target levels (which are not paid unless the performance goals are met with respect to the underlying performance share units):

Name	Number of Fiscal Year 2019 through Fiscal Year 2021 Performance Shares (Target)	Number of Fiscal Year 2020 through Fiscal Year 2022 Performance Shares (Target)	Fiscal Year 2019 through Fiscal Year 2021 Performance Share Unit Accrued Dividend Equivalents ($)	Fiscal Year 2020 through Fiscal Year 2022 Performance Share Unit Accrued Dividend Equivalents ($)
Mr. Li	13,728	12,420	41,184	21,611
Mr. Beamer	3,295	2,300	9,885	4,002
Dr. Woodland	3,494	2,440	10,482	4,246
Ms. Bernstein	2,895	2,020	8,685	3,515
Dr. Dysard	1,997	1,672	5,991	2,909

2020 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock options exercised during fiscal year 2020 and stock awards vested during fiscal year 2020 for the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
David H. Li	38,850	4,417,786	31,404	4,372,264
Scott D. Beamer	—	—	7,399	1,111,430
Daniel D. Woodland	—	—	10,213	1,412,377
H. Carol Bernstein	8,075	884,291	9,084	1,249,754
Jeffrey M. Dysard	8,643	487,853	6,248	873,171

[1]	For option awards, the value realized on exercise is equal to the aggregate difference between the exercise price of the options and the fair market value of the shares on the date of exercise.

[2]

For stock awards (restricted stock units, performance share units, and deposit share program award shares), the value realized is the number of shares vested multiplied by the fair market value of the shares at the time of vesting plus payout of any accrued dividend equivalents.

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PENSION BENEFITS

The company does not maintain a defined benefit pension program.

2020 NONQUALIFIED DEFERRED COMPENSATION

The company maintains the CMC Materials, Inc. Supplemental Employee Retirement Plan, which is a nonqualified supplemental savings plan (the “Supplemental Plan”). The following table discloses the earnings and balances of our named executive officers under the company’s Supplemental Plan that provides for compensation deferral on a non-tax-qualified basis.

Name	Registrant contributions in last FY ($)[1]	Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)

David H. Li	45,526	(5,657)	298,608

Scott D. Beamer	16,224	2,239	43,377

Daniel D. Woodland	18,322	10,870	92,630

H. Carol Bernstein	14,776	56,376	430,980

Jeffrey M. Dysard	11,953	180	35,570

[1]	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Effective May 1, 2000, the company adopted the Supplemental Plan covering all eligible employees as defined by the Supplemental Plan. Participants in the Supplemental Plan, including our named executive officers, do not make any contributions to the Supplemental Plan. The purpose of the Supplemental Plan is to provide for the deferral of the company contributions to certain highly compensated employees as defined under the provision of the Employee Retirement Income Security Act of 1974, as amended. Under the Supplemental Plan, the company contributes up to 4% of the named executive officers’ eligible compensation in excess of the I.R.S. eligible compensation limit. All amounts contributed by the company and earnings on these contributions are fully vested at all times. The same menu of investment funds under the 401(k) Plan is available under the Supplemental Plan. Like the 401(k) Plan, all investment decisions are made by the participants. Participants in the Supplemental Plan are not permitted to make hardship withdrawals prior to termination and distributions under the Supplemental Plan are paid in a lump sum.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and the accompanying narrative show potential benefits payable to our named executive officers upon the occurrence of the events specified herein, assuming such events occurred on September 30, 2020 and excluding certain benefits generally available to all salaried employees. Footnotes describing the assumptions in calculations are included following the last table in this section, as is a description of the employment terms and plans providing benefits specified in the table below. Except as noted, the amounts disclosed below reflect the aggregate potential payments under each scenario and category. The table does not include amounts to the extent that the form and amount of any payment or benefit are fully disclosed in an earlier table.

Named Executive Officer and Triggering Event	Cash Severance ($)[1]	Cash Incentive Through Termination Date($)[2]	Cash Incentive Continuation($)[2]	Retirement Plan Contributions($)	Accelerated Vesting of Equity Awards($)[3]	Post- Termination Healthcare($)[4]	Outplacement Services($)	280G Tax Gross Up($)[5]	Total($)
David H. Li

• Involuntary (Not for Cause or Good Reason – No Change in Control)	700,000	—	—	—	3,719,460	—	—	—	4,419,460

• Involuntary (Not for Cause or Good Reason – With Change in Control)	2,100,000	1,300,000	3,900,000	213,529	9,972,461	60,000	105,000	5,123,500	22,774,490

• Position Elimination Termination(6)	—	—	—	—	—	—	—	—	—

• Retirement (Rule of 70)(7)	—	—	—	—	—	—	—	—	—

• Death	—	—	—	—	9,972,461	—	—	—	9,972,461

• Disability	—	—	—	—	7,874,582	—	—	—	7,874,582

Scott D. Beamer

• Involuntary (Not for Cause or Good Reason – No Change in Control)	—	—	—	—	—	—	—	—	—

• Involuntary (Not for Cause or Good Reason – With Change in Control)	840,000	390,000	780,000	83,747	2,964,984	40,000	63,000	—	5,161,731

• Position Elimination Termination	—	—	—	—	1,556,581	—	—	—	1,556,581

• Retirement (Rule of 70)(7)	—	—	—	—	—	—	—	—	—

• Death	—	—	—	—	2,964,984	—	—	—	2,964,984

• Disability	—	—	—	—	2,531,694	—	—	—	2,531,694

Daniel D. Woodland

• Involuntary (Not for Cause or Good Reason – No Change in Control)	—	—	—	—	—	—	—	—	—

• Involuntary (Not for Cause or Good Reason – With Change in Control)	950,000	494,000	988,000	87,945	2,887,803	40,000	71,250	—	5,518,998

• Position Elimination Termination	—	—	—	—	1,047,970	—	—	—	1,047,970

• Retirement (Rule of 70)(7)	—	—	—	—	—	—	—	—	—

• Death	—	—	—	—	2,887,803	—	—	—	2,887,803

• Disability	—	—	—	—	2,428,232	—	—	—	2,428,232

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Named Executive Officer and Triggering Event	Cash Severance ($)[1]	Cash Incentive Through Termination Date($)[2]	Cash Incentive Continuation($)[2]	Retirement Plan Contributions($)	Accelerated Vesting of Equity Awards($)[3]	Post- Termination Healthcare($)[4]	Outplacement Services($)	280G Tax Gross Up($)[5]	Total($)

H. Carol Bernstein

• Involuntary (Not for Cause or Good Reason – No Change in Control)(7)	—	—	—	—	—	—	—	—	—

• Involuntary (Not for Cause or Good Reason – With Change in Control)	810,000	438,400	876,800	80,852	2,490,359	40,000	60,750	—	4,797,161

• Position Elimination Termination(7)	—	—	—	—	—	—	—	—	—

• Retirement (Rule of 70)(7)	—	—	—	—	1,465,966	—	—	—	1,465,966

• Death	—	—	—	—	2,490,359	—	—	—	2,490,359

• Disability	—	—	—	—	2,109,751	—	—	—	2,109,751

Jeffrey M. Dysard

• Involuntary (Not for Cause or Good Reason – No Change in Control)	—	—	—	—	—	—	—	—	—

• Involuntary (Not for Cause or Good Reason – With Change in Control)	810,000	254,313	508,626	71,433	1,660,869	40,000	60,750	—	3,405,991

• Position Elimination Termination	—	—	—	—	643,360	—	—	—	643,360

• Retirement (Rule of 70)(7)	—	—	—	—	—	—	—	—	—

• Death	—	—	—	—	1,660,869	—	—	—	1,660,869

• Disability	—	—	—	—	1,369,588	—	—	—	1,369,588

[1]

This figure reflects (i) for Mr. Li only, in the event of a termination not for cause or for good reason not in connection with a Change in Control, the lump sum value of twelve months of salary continuation, or (ii) in the event of a termination not for cause or for good reason in connection with a Change in Control, the lump sum value of three times (in the case of Mr. Li) or two times (in the case of the other named executive officers) the executive’s annual base salary.

[2]

In accordance with the terms of the change in control agreements described below, for purposes of calculating the annual cash incentive through the termination date, the annual cash incentive amount for each named executive officer is equal to the greatest of: (i) the target annual cash incentive amount for the fiscal year in which the Change in Control occurs, (ii) the target annual cash incentive amount for the fiscal year in which the termination date occurs, and (iii) the highest annual cash incentive amount paid or payable to the named executive officer in respect of any of the three fiscal years preceding the fiscal year in which the Change in Control occurs. Assuming a Change in Control and termination date as of September 30, 2020, the bonus amounts for each named executive officer represent the highest annual cash incentive amounts paid to them in respect of one of the three fiscal years preceding fiscal year 2020. The amounts disclosed as cash incentive continuation for Mr. Li represents three times his annual cash incentive amount and the amounts disclosed as bonus continuation for Mr. Beamer, Dr. Woodland, Ms. Bernstein, and Dr. Dysard represent two times their annual cash incentive amounts, each in accordance with the terms of the change in control agreements described below.

[3]

This figure represents the aggregate value of stock options, restricted stock units, restricted stock, and performance share units whose vesting either accelerates or continues following the specified termination of service, based on the fair market value of a share of our common stock on September 30, 2020 ($142.81). For the stock options, the aggregate value is equal to the difference between the exercise price of the accelerated options and the fair market value of a share of our common stock multiplied by the number of options on September 30, 2020, not including the value of vested but unexercised options multiplied by the number of stock options. For restricted stock units, restricted stock and performance share units, the

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aggregate value is equal to the number of shares and units vested (for performance share units, assuming achievement at target) multiplied by the fair market value of a share of common stock on September 30, 2020, not including the value of restricted stock that has already vested (including shares on deposit under our Executive Officer Deposit Share Program). The table below sets forth the value of accelerated options, the total value of all options (including the value of accelerated options and the vested but unexercised options), the value of accelerated restricted stock units and restricted stock and the value of accelerated performance share units as of September 30, 2020.

Named Executive Officer	Value of Accelerated Equity Awards
	Options (Non-Change in Control)	Options (Change in Control)	Options (Position Elimination)	Total Value of Options	RSUs and Restricted Stock (Non- Change in Control)	RSUs and Restricted Stock (Change in Control)	RSUs (Position Elimination)	PSUs (Non- Change in Control)	PSUs (Change in Control)	PSUs (Position Elimination)
Mr. Li	2,260,799	3,331,510	—	8,217,897	1,458,661	2,906,755	—	—	3,734,196	—
Mr. Beamer	—	557,636	270,569	826,725	—	1,608,326	920,280	—	799,022	365,732
Dr. Woodland	—	972,863	330,108	3,181,929	—	1,067,505	329,998	—	847,435	387,864
Ms. Bernstein	—	856,756	—	1,135,304	—	931,692	—	—	701,911	—
Dr. Dysard	—	507,964	204,900	507,964	—	628,935	205,771	—	523,970	232,689

In the event of a termination of service, unvested options, restricted stock, restricted stock unit, and performance share unit awards will be treated as described under “Treatment of Equity Awards” below.

[4]

This amount assumes comparable health care coverage to that which is currently provided under our existing plan. Our company is self-insured, therefore there is no direct employer contribution amount. We have estimated the cost of post-termination health care to be $20,000 per person per year. This amount could vary depending on the details of any new or replacement plan that may be in place in the event of a change in control, or any changes to our plan that are made for regulatory or other reasons.

[5]	More detail is provided in the section entitled “Change in Control Severance Protection Agreements,” below.

[6]

In the event that Mr. Li’s employment was terminated involuntarily due to a position elimination termination, such termination would be treated as a termination without cause, and thus Mr. Li would receive the benefits summarized in this table for a termination without cause.

[7]

As of September 30, 2020, Ms. Bernstein is retirement-eligible pursuant to the Rule of 70 and therefore, qualifies for accelerated vesting of certain equity awards upon Retirement (as discussed in more detail below under “Treatment of Equity Awards”). As such, in the event that Ms. Bernstein’s employment was terminated involuntarily due to a position elimination termination or for any reason other than for cause, such termination would be treated as a retirement. No other named executive officer was retirement-eligible under the Rule of 70 at the end of fiscal year 2020.

Pursuant to the terms of the company’s 2012 Omnibus Incentive Plan, and the awards granted thereunder, the named executive officers receive the accelerated vesting of certain equity awards in the event of a Change in Control without termination of employment. The value of the accelerated vesting for each named executive officer, assuming a change in control, is the same value as disclosed in the “In Connection with a Change in Control” rows above.

Employment Letter with Mr. Li

As described in the narrative to the Summary Compensation Table above, pursuant to the employment letter we entered into with Mr. Li in connection with his appointment as our President and Chief Executive Officer, as of January 1, 2015, the severance amount multiple pursuant to Mr. Li’s Change in Control Severance Protection Agreement was increased to three times, and the benefits continuation period was increased to 36 months.

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Change in Control Severance Protection Agreements

We have entered into Change in Control Severance Protection Agreements (“change in control agreements”), the specific form of which is available as Exhibit 10.23 to our Form 10-K filed on November 25, 2008, with each of the named executive officers, our other executive officers, and certain key employees of our company, because we believe such agreements are valuable aspects in enabling a smooth transition and providing continuity of management in the event of a change in control of our company; all the change in control agreements remain unamended and according to such filed exhibit. Under the change in control agreements, which are “double trigger” agreements and which we believe are in compliance with the American Jobs Creation Act, each executive officer, including the named executive officers, whose employment with us terminates (including an executive’s voluntary termination of employment for either “good reason”, as defined in the agreement, or during the thirty-day period commencing on the first anniversary of a “change in control”), other than for cause, disability, death, or certain other specified reasons, within thirteen months after a “change in control” of our company (as such term is defined in the agreements), is entitled to a severance benefit. The severance benefit includes:

•

accrued and unpaid compensation including: base salary, reimbursement for reasonable and necessary expenses incurred by the executive on our behalf through the date of termination, vacation pay and earned and unpaid bonuses and incentive compensation with respect to the period prior to the termination date;

•

the Bonus Amount (which is the greatest of (i) the executive’s target cash incentive amount for the fiscal year in which the change in control occurs, (ii) the executive’s target cash incentive amount for the fiscal year in which the termination date occurs, and (iii) the highest annual cash incentive paid or payable to the executive in respect of any of the three fiscal years preceding the fiscal year in which change in control occurs), pro-rated for the number of days that have elapsed in the fiscal year through the termination date;

•

two times (in the case of Mr. Beamer, Dr. Woodland, Ms. Bernstein, and Dr. Dysard) or three times (in the case of Mr. Li) the executive’s annual base salary plus the Bonus Amount plus an amount equal to the contributions made or credited by us under all qualified and non-qualified retirement plans for the benefit of the executive for the most recently completed plan year of each such plan (e.g., the 401(k) Plan and Supplemental Plan), payable in a lump sum;

•

health and welfare benefits (consistent with health and welfare benefits available to all employees for which they had been eligible prior to their termination) for 24 months (in the case of Mr. Beamer, Dr. Woodland, Ms. Bernstein, and Dr. Dysard) or 36 months (in the case of Mr. Li) following the executive officer’s termination date;

•	payment or reimbursement for the costs, fees and expense of outplacement assistance services, up to a maximum of 15% of the executive officer’s annual base salary; and

•

only for change in control severance protection agreements for executive officers entered into as of 2008, a full “gross-up payment” of any and all excise (but not income) taxes assessed on amounts received under the change in control agreements, as well as all other taxes, other than income taxes, that may become due as a result of the gross-up payment. Mr. Li’s change in control severance protection agreement was entered into as of 2008, and thus the terms of his agreement provide for such treatment. The hypothetical amount of the excise tax (“280G”) gross-up reported as payable in the table above for Mr. Li is based only on circumstances in place as of September 30, 2020, including Mr. Li’s average W-2 income level (or “base amount”) used to calculate the potential excise tax amount. Actual excise tax amounts, if any, would be determined based on the circumstances existing at the time of an actual change in control transaction, considering any relevant factors, including but not limited to the value of services to be provided in the event of a change in control, and/or an agreement to refrain from performing services pursuant to a covenant not to compete or similar covenant in existence prior to, at the time of, or after a change in control of the company. Any

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change in control severance protection agreement entered into subsequent to 2008 for a new executive officer does not include this provision. Mr. Beamer’s, Dr. Woodland’s, and Dr. Dysard’s change in control severance protection agreements, which were entered into subsequent to 2008, thus do not include this provision. Instead, their agreements provide that in the event that amounts or benefits they would receive under such agreements or otherwise would subject them to excise taxes, we would reduce such amounts and benefits to an amount such that they would not be subject to excise taxes, provided that such reduction results in greater after-tax benefits to them. Actual excise tax amounts and related reductions, if any, would be determined based on the circumstances existing at the time of an actual change in control transaction, considering any relevant factors, including but not limited to the value of services to be provided in the event of a change in control, and/or an agreement to refrain from performing services pursuant to a covenant not to compete or similar covenant in existence prior to, at the time of, or after a change in control of the company.

“Cause” as defined in the agreements means (i) the willful and continued failure to perform substantially the duties reasonably assigned to the executive and (ii) the willful engaging in conduct that is demonstrably and materially injurious to the company, monetarily or otherwise.

The agreements define “Good Reason” as the taking of actions by the company that result in a material negative change in the executive’s employment relationship, including (i) a change in the executive’s status, title, position or responsibilities (including reporting responsibilities) that represents a material adverse change from those in effect immediately prior to the Change in Control, (ii) an assignment of the executive’s duties or responsibilities that are materially inconsistent with his or her status, title, position or responsibilities as of immediately prior to the Change in Control, (iii) a material decrease in the executive’s annual base salary below the rate in effect as of the Change in Control or as of any date following the Change in Control, whichever is greater (iv) relocation of the offices of the company or operating unit at which the executive is principally employed that increases the executive’s one-way commute by more than thirty-five (35) miles from the location of the offices occupied immediately prior to such relocation, or (v) any other action or inaction that constitutes a material breach by the company of the agreement.

A “Change in Control” means (i) any person, together with all affiliates and associates (within the meaning of Rule 12b-2 promulgated under the Exchange Act), acquires beneficial ownership, directly or indirectly, or securities of the company representing at least 30% of the combined voting power of the company’s then outstanding voting securities, (ii) during any period of twenty-four (24) consecutive months beginning on or after the date of the agreement, individuals who, at the beginning of that 24-month period, constitute the Board (the “Incumbent Directors”), cease for any reason to constitute at least a majority of the Board; provided, however, that a new director of the company whose election or nomination for election as a director of the company was approved by a vote of at least two-thirds of the Incumbent Directors will be deemed to be an Incumbent Director, (iii) one of the following events occur at a special or annual meeting of the company’s stockholders: (a) two or more nominees who are both (A) nominees of and endorsed by the company and (B) not employees of the company or any Affiliate at the time of the election are not elected to serve as directors; and (b) any person not a nominee of, and endorsed by, the company is elected to serve as a director of the company, (iv) the consummation of: (a) a merger, consolidation or reorganization involving the company, unless the merger, consolidation or reorganization is a “Non-Control Transaction”; or (b) an agreement for the sale or other disposition of all or substantially all of the assets of the company to any Person (other than a transfer to a Change in Control Subsidiary), or (v) the stockholders of the company approve a complete liquidation or dissolution of the company. Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because a person acquires beneficial ownership of more than the permitted amount of the then outstanding voting securities as a result of the acquisition of voting securities by the company which, by reducing the number of voting securities then outstanding, increases the percentage of shares beneficially owned by the person. Notwithstanding the foregoing, if a Change in Control would occur but for the operation of the preceding sentence as a result of the acquisition of voting securities by the company, and after that acquisition by the company, the person described in the preceding sentence increases the percentage of then outstanding voting securities he or she owns, a Change in Control will occur.

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We also have similar change in control severance protection agreements providing for two times severance benefits in place with our other executive officers. Under the change in control agreements, all amounts accrued or awarded to the executive officers under any incentive compensation or benefit plan, including options and restricted stock awarded under the 2012 Omnibus Incentive Plan, will immediately vest on each executive’s respective termination date if the executive is entitled to severance benefits.

Our board of directors and compensation committee determined the terms and conditions of the change in control severance protection agreements, including the severance benefit payable, and the triggering events for the payment of such severance benefit, pursuant to such agreement, in consultation with their independent compensation consultant and our financial and other advisors, and considered external practices at similarly situated companies regarding change in control arrangements.

Treatment of Equity Awards

The 2012 Omnibus Incentive Plan provides that an award shall immediately terminate on the date a participant’s service terminates, unless otherwise set forth in an award agreement. Similarly, in the event of a Change in Control, the compensation committee has the discretion to provide for accelerated vesting in an award agreement. In the event of a Change in Control that is a merger or consolidation in which the company is not the surviving corporation or that results in the acquisition of substantially all the company’s outstanding stock or in the event of a sale or transfer of all or substantially all of the company’s assets (a “Covered Transaction”), the compensation committee has the discretion to provide for the termination of all outstanding options as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no option will be terminated prior to the expiration of twenty days following the later of: (i) the date on which the award became fully exercisable and (ii) the date on which the participant receive written notice of the Covered Transaction.

Under the 2012 Omnibus Incentive Plan, “Change in Control” means: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (i) the company, (ii) any subsidiary of the company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the company or of any subsidiary of the company, or (iv) any company owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the company representing 30% or more of the combined voting power of the company’s then outstanding securities; (b) the consummation of a merger or consolidation of the company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the company or any subsidiary of the company, at least 60% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (a) of this definition) owns more than 30% of the combined voting power of the securities of the company or the surviving entity of such merger or consolidation; or (c) during any period of two consecutive years (not including any period prior to the execution of the 2012 Omnibus Incentive Plan, as applicable), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or (d) the stockholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.

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Pursuant to the non-qualified stock option grant agreements, the option grants will become fully vested in the event of a Change in Control (as defined in the 2012 Omnibus Incentive Plan). In the event of a Change in Control that constitutes a Covered Transaction, the compensation committee may, in its sole discretion, terminate any or all outstanding options as of the effective date of the Covered Transaction; provided that the compensation committee may not terminate an option outstanding under the agreement earlier than twenty days following the later of: (i) the date on which the award became fully vested and (ii) the date on which the participant received written notice of the Covered Transaction. In the event of a termination of service by reason of death or Disability, then any unvested portion of the options will become fully vested. Starting with the option grants made in fiscal year 2018, in the event that a participant’s service terminates due to Retirement, the option will continue to vest in accordance with its terms, and if a participant’s service terminates due to Position Elimination, the unvested portion of the option will vest on a prorated basis. Disability has the meaning provided under (i) first, an employment agreement between the participant and the company, (ii) second, if no employment agreement exists, the long-term disability program maintained by the company or any governmental entity covering the Participant, or (iii) third, if no such agreement or program exists, permanent and total disability within the meaning of Section 22(e)(3) of the Code. Retirement is defined in the award agreements as the termination of a participant’s service following the attainment of a combination of age and years of service of at least 70, with a minimum of 55 years of age (other than a termination for Cause) (i.e., the “Rule of 70”). Position Elimination is the involuntary termination of a participant’s service due to the company’s elimination of the participant’s position due to an organizational change, expense reduction considerations, office closings or relocations, in which the participant will not be replaced by another person in the same position.

Pursuant to the restricted stock and restricted stock unit (RSUs) award agreements, the awards will become fully vested and all restrictions will lapse in the event of a participant’s death, Disability, or Change in Control (as defined in the 2012 Omnibus Incentive Plan). Starting with the RSU awards granted in fiscal year 2018, in the event that a participant’s service terminates due to Retirement, the RSUs will continue to vest in accordance with their terms, and if a participant’s service terminates due to Position Elimination, the unvested portion of the RSUs will vest on a prorated basis. Disability has the meaning provided under (i) first, an employment agreement between the participant and the company, (ii) second, if no such employment agreement exists, the long-term disability program maintained by the company or any governmental entity covering the participant, or (iii) third, if no such agreement or program exists, as defined under local law. Retirement and Position Elimination have the same definitions set forth in the option agreements.

For performance share units (PSUs), in the event of a participant’s death, the awards will vest at target; in the event of Disability or a termination due to Retirement or Position Elimination (each as defined above), the awards will vest on a prorated basis, based on actual performance through the end of the three-year performance period. In the event of a Change in Control prior to the end of the performance period, (i) if the PSUs are not assumed by the acquirer, the PSUs will vest at the target award level and be settled within 30 days following the Change in Control, and (ii) if the PSUs are assumed by the acquirer, the PSUs will be converted into RSUs that will vest at the end of the performance period. If the participant’s employment is terminated by the company without cause within the twelve-month period following the Change in Control, or if the participant’s employment otherwise terminates in a manner that would entitle him or her to benefits under a change in control severance agreement with the company (to the extent the participant is a party to such an agreement), the converted RSUs will immediately vest in full.

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CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of David H. Li, our President and CEO for the fiscal year ending September 30, 2020.

For the fiscal year ending September 30, 2020:

•	The median of the annual total compensation of all employees of the company (other than our CEO) was $82,399; and

•	The annual total compensation of our CEO was $5,151,401.

Based on this information, for the fiscal year ending September 30, 2020, our CEO’s annual total compensation was approximately 62.52 times that of the annual total compensation of the median employee (as determined below).

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” we used the following methodology and the material assumptions, adjustments and estimates:

1.

We determined that, as of September 30, 2020, our employee population consisted of approximately 2,082 individuals working at the company and its consolidated subsidiaries, with approximately 1,089 of these individuals located in the United States and approximately 993 of these individuals located outside of the United States.

2.

We utilized the base pay for the fiscal year ending September 30, 2020 as our consistently applied compensation measure to identify the median employee from our total employee population, which we applied to all employees included in our analysis. We did not make any cost-of-living adjustments in identifying the median employee. Using this methodology, we determined that the median employee was a full-time, hourly employee located in the United States.

3.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for the fiscal year ending September 30, 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $82,399.

4.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2020 Summary Compensation Table included in this proxy statement and incorporated by reference under Item 11 of Part III of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

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DIRECTOR, EXECUTIVE OFFICER, AND KEY EMPLOYEE HEDGING PROHIBITION

Investment by directors, executive officers and other key employees in the company’s common stock is permitted by the company. However, trading in the company’s common stock must be made with caution in light of the legal prohibitions against trading while in possession of material, nonpublic information, also known as “inside information.” In addition, directors, executive officers and other key employees may not engage in any transactions or trading in the company’s securities (including options and derivatives), whether purchases, sales, collars/hedges, option exercises, or any other transactions, including sales under the company’s Employee Stock Purchase Plan (ESPP), and any election to participate in, change the percentage/amount being contributed or discontinue participation in the ESPP, without first pre-clearing the transaction with the company’s General Counsel. Executive officers and directors are not allowed to engage in transactions or trading involving collars, hedges, or any other options or derivative transactions of the company’s securities at any time. The term “trading” includes not only purchases and sales of common stock of the company, but also warrants, puts, calls and other similar rights.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships

At present we have no related party transactions and there are no currently proposed related party transactions.

Related Party Transactions

Although at present we have no related party transactions, we may from time to time enter into transactions with “related persons.” Related persons include our directors and executive officers, nominees for director, 5% or more beneficial owners of our common stock, and immediate family members of such persons. As set forth in our audit committee charter, a current copy of which is available on our website at www.cmcmaterials.com, any related person transaction must be reviewed and approved in advance by our audit committee. All our employees, including our executive officers and directors, are subject to our Code of Business Conduct, which is available on our website. Our Code of Business Conduct prohibits any relationship that may present, or appears to present, a conflict of interest with our company. Among other things, this includes a prohibition on the holding of more than a nominal financial interest in or financial relationship with any publicly held company with whom we do business or compete, and prohibits any financial interest in or financial relationship with such entities if they are privately held. Any request for waiver of our Code of Business Conduct for our directors and executive officers may be approved only by our board of directors; to date, no such waivers have been requested or approved. In addition to the provisions of our Code of Business Conduct, our nominating and corporate governance committee charter and our corporate governance guidelines, both of which are also available on our website, also contain provisions requiring the review of potential conflicts of interest of prospective and current directors and the requirement of notification, and offer of tender of resignation, by directors, and review by the nominating and corporate governance committee and the board of directors of any change in employment or for-profit board membership status.

Indemnification

Our bylaws and our certificate of incorporation require us to indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We have entered into indemnification agreements with all our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our bylaws and agree to maintain directors’ and officers’ liability insurance on their behalf.

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NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under Section 14A of the Securities and Exchange Act of 1934, enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and as implemented by SEC Rule 14a-21(a), our company must conduct a separate non-binding stockholder advisory vote at least every three years to approve our company’s executive officer compensation, as disclosed in our Compensation Discussion and Analysis, related compensation tables, and other related material (“named executive officer compensation program”) under the compensation disclosure rules of the SEC, in any proxy or consent or authorization for an annual or other meeting of our stockholders. Our stockholders supported a one-year frequency for this stockholder advisory vote at our 2017 Annual Meeting. As such, the board of directors has determined the company will hold a non-binding advisory vote on the compensation of our named executive officers every year.

Thus, our board of directors is providing stockholders with the opportunity to cast a non-binding advisory vote on our named executive officer compensation program at our 2021 Annual Meeting. This vote will not be binding on or overrule any decisions by our board of directors, and will not create or imply any additional fiduciary duty on the part of our board of directors. However, our compensation committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

As described in greater detail in our Compensation Discussion and Analysis above, we believe that our named executive officer compensation program is structured in a manner that most effectively supports our company and our business objectives. Our named executive officer compensation program is substantially tied to our key business objectives and the success of our stockholders. If value we deliver to our stockholders declines, so does the compensation we deliver to our executive officers. We also closely monitor the various short-term and long-term aspects of our named executive officer compensation program, including base salary, annual cash incentives under our Short-Term Incentive Program, and equity incentives, in comparison to similar programs and practices at comparable companies, to confirm that our named executive officer compensation program is within the norm of the range of market practices. Our board of directors determined that the best way to allow our stockholders to vote on the company’s named executive officer compensation program is through the following resolution:

RESOLVED, that the stockholders approve CMC Materials, Inc.’s compensation of its named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related material).

Our board of directors unanimously recommends that you vote “FOR” this proposal.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

PWC, an independent registered public accounting firm, audited our financial statements for fiscal year 2020, and has been selected by the audit committee of our board of directors to audit our financial statements for fiscal year 2021. We expect a representative of PWC to attend our annual meeting, have the opportunity to make a statement, if she desires, and be available to respond to appropriate questions.

Stockholder ratification of the selection of PWC as our independent auditors is not required by our bylaws or otherwise. However, our board of directors is submitting the selection of PWC to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of auditors. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

For information regarding audit and other fees billed by PWC for services rendered in fiscal year 2020 and fiscal year 2019, see “FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT — Fees Billed by Independent Auditors,” above.

Our board of directors unanimously recommends that you vote “FOR” the ratification of the selection of our independent auditors.

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APPROVAL OF THE 2021 OMNIBUS INCENTIVE PLAN

Pursuant to this proposal (the “Plan Proposal”), we are requesting that our stockholders approve our new 2021 Omnibus Incentive Plan (the “2021 Plan”). On January 14, 2021, our board of directors approved the 2021 Plan, subject to the required approval of our stockholders at the annual meeting. Our existing plan, the CMC Materials, Inc. (f/k/a Cabot Microelectronics Corporation) 2012 Omnibus Incentive Plan, as amended effective March 7, 2017 (the “Prior Plan”), expires on January 16, 2022, and the adoption of the 2021 Plan will allow us to continue to give our company ongoing flexibility to attract, retain and reward our employees, directors, consultants and advisors. The 2021 Plan provides for grants of equity awards in the form of stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, other stock-based awards and cash incentive awards. The 2021 Plan is attached to this proxy statement as Appendix B.

If approved by our stockholders, the 2021 Plan would replace the Prior Plan for all future equity grants, and we would no longer issue awards under the Prior Plan. Awards previously granted under the Prior Plan would be unaffected by the adoption of the 2021 Plan, and they would remain outstanding under the terms pursuant to which they were previously granted. If our stockholders do not approve the 2021 Plan, the Prior Plan will remain in effect in its current form until it expires on January 16, 2022, following which date we will no longer have an equity-based compensation plan and we will no longer be able to issue our customary annual long-term incentive awards and other equity awards.

Description of the 2021 Plan

The purpose of the 2021 Plan is to enhance our company’s ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of our company; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the short-term and long-term interests of our company and its stockholders; and (d) reward individuals who have contributed or are expected to contribute to our company’s success, in each case, by providing them with equity and cash incentives.

Our board of directors and our compensation committee believe that the award of equity and cash incentives is an essential component of compensation and is standard and expected in the industries in which we operate. They also believe that equity awards have played an important part in enabling our company to attract, retain and motivate employees in the highly competitive, growth-oriented industries in which we operate. The ability to continue to attract new employees and to retain current employees is a critical element in our strategy for future growth, and our ability to attract and retain qualified employees could be impeded if sufficient incentives are not available in the future for grant under our equity incentive plans. Furthermore, the ability to motivate and incent employees and senior management to take into account the short-term and long-term interests of our company and its stockholders is also essential to our future growth, and our ability to so motivate and incent our employees and senior management could be impeded if sufficient incentives are not available in the future.

The following description of certain features of the 2021 Plan is qualified in its entirety by reference to the full text of the 2021 Plan, which is attached as Appendix B to this proxy statement.

General. The 2021 Plan enables us to make awards of options, including incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, other stock-based awards and cash incentive awards to eligible employees, directors, consultants and advisers of our company and our affiliates. We believe that the 2021 Plan provides us with flexibility in designing and providing incentive compensation to participants.

Shares Available for Issuance Under the 2021 Plan. Subject to adjustment, the maximum number of shares of common stock that may be issued under the 2021 Plan is 2,125,000 shares, which is the sum of (i) 454,907 newly requested shares of common stock, and (ii) 1,670,093 shares of common stock that were reserved but are unissued under the Prior Plan, plus any shares of common stock that become available under the Prior Plan (following the date on which our stockholders approve the 2021 Plan).

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Shares subject to an award under the 2021 Plan that, after the effective date thereof, are forfeited, cancelled, or expire in whole or in part will thereafter be available again for awards. However, shares that are used to satisfy an applicable tax withholding or exercise price obligation will not again be available for delivery under the 2021 Plan in connection with awards. Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity shall not be counted for purposes of applying the limitations of the 2021 Plan on the number of shares of common stock available for awards generally or any particular kind of award under the 2021 Plan.

The maximum number of shares of common stock available for issuance under the 2021 Plan, and the other share limits discussed herein, are subject to adjustment in the event of certain events that impact our shares (such as a stock dividend, stock split, reverse stock split, separation, spinoff reorganization, extraordinary dividend of cash or other property, share combination, recapitalization, or similar event affecting our company’s capital structure) and may in the discretion of the compensation committee be subject to adjustment in the event of certain corporate transactions affecting our company (such as a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a subsidiary or affiliate, or similar event affecting our company), in each case as the compensation committee deems such an adjustment to be appropriate and equitable, to prevent dilution or enlargement of rights.

Non-Employee Director Limit. Any compensation paid to a non-employee director, including cash fees and awards under the 2021 Plan (based on the grant date fair market value of such awards for financial reporting purposes), will not exceed $1,000,000 per fiscal year in respect of his or her service as a non-employee director. An equity-based award shall be counted towards this limit based on the award grant date (and not upon vesting or settlement) and any deferred cash compensation shall be deemed received when earned (and not when paid).

Minimum Vesting Requirement. Except in the case of substitute awards, awards granted under the 2021 Plan will be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, the compensation committee may provide in an award agreement or following the time of grant that the vesting of an award will accelerate in the event of a participant’s death, disability, retirement, position elimination or a termination other than for Cause, and the compensation committee may grant awards covering 5% or fewer of the shares of our common stock reserved for issuance under the 2021 Plan without regard to the minimum vesting provision. The vesting of any unvested awards granted to non-employee directors will be deemed to satisfy the one-year minimum vesting provision if the awards vest on the earlier of the one-year anniversary of the date of grant and the next regular annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.

Administration; Eligible Grantees. The compensation committee of our board of directors administers the 2021 Plan and has the sole discretion to construe and interpret the 2021 Plan and any awards made under the 2021 Plan. These interpretations are binding on our company and on the participants. The compensation committee also determines the participants who will receive awards, the number of shares or amount of cash awarded subject to such awards and the terms and conditions of each such award. It may make any amendment or modification to any award agreement consistent with the terms of the 2021 Plan and relevant rules and regulations. The compensation committee currently consists of three independent members of our board of directors, all of whom meet the NASDAQ and SEC criteria for independence and none of whom are employees of our company. Officers and other employees as well as our directors, advisors and consultants are eligible to receive awards under the 2021 Plan.

As of January 7, 2021, there are approximately eight executive officers, 2,090 non-executive officer employees, no advisors, and six non-employee directors who potentially would be eligible to receive awards under the 2021 Plan. In addition, the compensation committee may grant substitute awards of “incentive stock options” or “ISOs” as defined in Section 422 of the Code, stock options that are not intended to qualify under Section 422 of the Code (“NQSOs”), shares of our restricted stock or restricted stock units, stock appreciation rights, performance shares, performance units or other stock-based awards to persons who become our employees in connection with business acquisitions. These substitute awards would replace equity incentives held by these persons in the acquired entity or the selling business.

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Awards. Under the 2021 Plan, the compensation committee is authorized to make awards in the form of ISOs, NQSOs, shares of restricted common stock, restricted stock units, stock appreciation rights, performance shares, performance units, other stock-based awards and cash incentive awards, each of which may be made subject to the achievement of specified performance measures established by the compensation committee. The compensation committee may also grant substitute awards under the 2021 Plan. The compensation committee determines the terms and conditions of each award at the time of grant, including whether payment of awards will be subject to the achievement of performance goals, consistent with the provisions of the 2021 Plan, and the extent to which awards will be retained following the termination of employment or service.

•

Stock Options. The compensation committee may grant stock options under the 2021 Plan. Stock options enable the holder of the option to purchase shares of our common stock at a price specified by the compensation committee at the time the award is made. The 2021 Plan permits the granting of stock options that qualify as ISOs under Section 422 of the Code as well as NQSOs. The compensation committee may grant ISOs to purchase up to 2,125,000 shares of our common stock under the 2021 Plan, subject to adjustment as provided under the 2021 Plan that would not affect the qualification of such awards as ISOs. The compensation committee determines the exercise price of all stock options, which may not be less than the fair market value of a share of common stock at the time of grant. The 2021 Plan specifically prohibits the repricing of options. The compensation committee also determines when an option may be exercised and its term, which may not exceed ten years. If, on the date an outstanding option would expire (other than an expiration due to a termination of service for Cause), the exercise of the option would violate applicable securities laws or any insider trading policy maintained by us from time to time, the expiration date applicable to the option will be extended to a date that is the earlier of (i) thirty (30) calendar days after the date the exercise of the option would no longer violate applicable securities laws or any such insider trading policy or (ii) the expiration of the original term of the option.

•

Restricted Stock. The compensation committee also may award shares of restricted stock under the 2021 Plan. In general, an award of restricted stock entitles the recipient to shares of common stock, subject to restrictions determined by the compensation committee. The compensation committee may require the recipient to pay consideration for the restricted stock as a condition to the grant of the restricted stock. Restrictions on restricted stock lapse as specified by the compensation committee at the time of award. In general, until the restrictions lapse, shares of restricted stock are non-transferable. Generally, recipients of restricted stock have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock and specifically set forth in the award agreement. Dividend rights are discussed further below.

•

Restricted Stock Units. As stated above, the compensation committee also may award restricted stock units (“RSUs”) under the 2021 Plan. In general, an award of RSUs entitles the recipient to a contingent right to receive shares of common stock (or the cash equivalent) in the future, subject to restrictions determined by the compensation committee. The compensation committee may require the recipient to pay consideration for the RSUs as a condition to the grant of RSUs. Restrictions on RSUs lapse as specified by the compensation committee at the time of grant. In general, RSUs are non-transferable. The recipient of RSUs will not have any of the rights of a stockholder with respect to the RSUs, including voting or dividend rights. Dividend equivalent rights are discussed further below.

•

Stock Appreciation Rights. As stated above, the compensation committee also may award stock appreciation rights (“SARs”) under the 2021 Plan. In general, an award of SARs entitles the recipient to receive upon exercise thereof payment of an amount determined by multiplying the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SAR, by the number of shares of common stock with respect to which the SAR is exercised. The payment upon exercise of a SAR may be made in common stock, cash, or a combination of common stock and cash. The compensation committee determines the exercise price of all SARs, which may not be less than the fair market value of a share of common stock at the time of grant. The 2021 Plan

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specifically prohibits the repricing of SARs. The compensation committee also determines when a SAR may be exercised and its term, which may not exceed ten years.

•

Performance Shares and Performance Units. As stated above, the compensation committee also may award performance shares and performance units under the 2021 Plan. In general, an award of performance shares or performance units entitles the recipient to receive payment upon the attainment of performance goals and other terms and conditions determined by the compensation committee. Each performance share will have an initial value equal to the fair market value of a share of common stock at the time of award. Each performance unit will have an initial value determined by the compensation committee at the time of award. The payment of performance shares or performance units may be made in common stock, cash, or a combination thereof. The compensation committee will determine the number of performance shares or performance units, the length of the performance period, and the other terms and conditions of the award.

•

Cash Incentive Awards. As stated above, the compensation committee also may award cash incentive awards under the 2021 Plan. A cash incentive award is denominated in cash and entitles the recipient to an amount (payable in cash or share-based awards, in the compensation committee’s discretion) upon the attainment of performance goals and other terms and conditions determined by the compensation committee, which may include annual performance goals and periods. The compensation committee will determine the amount of the cash incentive award, the length of the performance period and the other terms and conditions of the award.

•

Dividends and Dividend Equivalents; Other Stock-Based Awards. The compensation committee may also grant dividends and dividend equivalent rights under the 2021 Plan. Dividend and dividend equivalents credited with respect to any award shall be subject to the same time and/or performance-based vesting conditions applicable to such award and may be paid only at the time and to the extent that the shares underlying the award are distributed. No dividends or dividend equivalents may be paid on stock options or SARs. The compensation committee also is authorized to grant such other awards that may be denominated in, valued in, or otherwise based on shares of common stock.

Effect of Termination of Service. As a general rule, a termination of a participant’s service with our company will result in the forfeiture of options, SARs, restricted stock, RSUs, performance shares, performance units, and cash incentive awards, although the compensation committee may depart from this general rule by providing otherwise in individual award agreements or by amending existing award agreements. The compensation committee has discretion to address the effect of service termination upon the vesting of stock options (and the period during which they may be exercised), restricted stock and RSUs. Generally, under policies established by the compensation committee, in the event of the death or disability of a participant, we will permit the participant or his or her heirs up to three years (or one year in the case of ISOs) to exercise vested options following such death or disability, but in any event such exercise must be made before the expiration of the original term of the award. The compensation committee may terminate, cancel, rescind, recover, or revoke any 2021 Plan award under certain circumstances, including but not limited to a participant’s (i) provision of services to a competitor of our company prior to, or within six months after, exercising an option or SAR or terminating service with our company, (ii) unauthorized disclosure of our company’s confidential information to any third party, (iii) violation of our company’s Code of Business Conduct, including those provisions related to financial reporting, (iv) failure to comply with our company’s intellectual property policies, (v) conduct that constitutes “Cause” (as defined in the 2021 Plan), or (vi) violation of a confidentiality, proprietary rights, and non-competition agreement. In the case of any such award termination or recovery, our company is entitled to “clawback” any previously granted awards or the participant is required to disgorge his or her gains on the sale of any common stock he or she received as a result of a 2021 Plan award; provided, that subject to applicable law, a participant will not be subject to this policy following a change in control (as defined under the 2021 Plan).

In general, if a participant terminates service with our company other than for Cause, Disability (as defined under “Treatment of Equity Awards” above with respect to the Prior Plan) or death, we will permit such participant from one to three months to exercise vested options following the date of termination, but in any event such

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exercise must be made before the expiration of the original term of the award. In the event of a termination of service due to death or Disability, options and RSUs generally will vest in full, and if a participant experiences a Position Elimination (as defined under “Treatment of Equity Awards” above with respect to the Prior Plan), options and RSUs generally will vest on a prorated basis. In addition, if a participant experiences a Retirement (as defined under “Treatment of Equity Awards” above with respect to the Prior Plan), options will vest in full, any vested options may be exercised throughout the term of such option, and RSUs will continue to vest in accordance with their terms. Performance share units generally will vest at target in the event of a participant’s death or on a prorated basis, based on actual performance through the end of the applicable performance period, in the event of a termination due to Disability, Retirement, or Position Elimination.

Adjustments for Changes in Capitalization; Change in Control. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a subsidiary or affiliate, or similar event affecting our company or any of its subsidiaries (such event, a “Corporate Transaction”), the compensation committee or our board of directors may in its discretion make appropriate and equitable adjustments and substitutions to the aggregate number and kind of shares of common stock or other securities reserved for issuance and delivery under the 2021 Plan, the various maximum share limits set forth in the 2021 Plan, the number and kind of shares of common stock or other securities subject to outstanding awards, and the exercise price of outstanding options and SARs. In the case of a Corporate Transaction, adjustments may include, without limitation, the cancellation of outstanding awards in exchange for payment of cash or property, or a combination thereof, having an aggregate value equal to the value of such awards, as determined by the compensation committee or the board of directors, in its sole discretion.

In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of our company (such event, a “Share Change”), the compensation committee or the board of directors is required to make the appropriate and equitable adjustments and substitutions described in the paragraph above.

Unless otherwise set forth in an award agreement or another written agreement with a participant, in the event of a Change in Control, the compensation committee may provide that (i) any or all outstanding awards shall be assumed and continued or an equivalent award substituted by our successor (or affiliate thereof) in connection with such Change in Control transaction; provided, however, that if within two years following such Change in Control, a participant’s employment is terminated by us or our successor without Cause or the participant resigns for “Good Reason,” to the extent that the participant is subject to written agreement that contains a “Good Reason” definition, any awards not previously vested shall immediately become vested and/or exercisable (and any applicable performance goals shall be deemed achieved at the greater of (x) target or (y) actual performance through the date of such termination); and (ii) with respect to outstanding awards that are not assumed and continued or where an equivalent award is not substituted by our successor (or an affiliate thereof) in connection with such Change in Control transaction, then any such awards that have not previously vested shall immediately become vested and/or exercisable (and any applicable performance goals shall be deemed achieved at the greater of (x) target or (y) actual performance through the date of such Change in Control). The term “Change in Control” is defined in the 2021 Plan, and generally includes:

•	the occurrence of a person or entity becoming a beneficial owner of 30% or more of the voting power of our common stock;

•

generally, the consummation of a reorganization, merger or other similar consolidation transaction involving our company (or its subsidiaries) (a “Business Combination”), in each case, except where generally (i) our stockholders would hold 60% or more of the outstanding common stock and voting securities following such Business Combination and would maintain the same voting power as they had prior to the Business Combination; (ii) no person or entity owns 30% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities; and (iii) at least a majority of the composition of our board of directors remains the same following the Business Combination;

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•	certain significant changes to the composition of our board of directors; and

•	the complete liquidation or dissolution of our company or the sale of substantially all of our company’s assets.

Amendment and Termination. The compensation committee may at any time discontinue granting awards under the 2021 Plan. Our compensation committee or board of directors may at any time amend the 2021 Plan or terminate the 2021 Plan as to any further grants of awards. However, none of these actions may, without the approval of our stockholders, increase the maximum number of shares of common stock available under the 2021 Plan, extend the time period within which awards may be granted, permit our company to reprice outstanding options or SARs, amend the provisions of the 2021 Plan relating to amendments, or otherwise make any amendments that by rule or regulation may be made only subject to the approval of stockholders, nor may any of these actions materially and adversely affect the rights of a holder of any previously granted award, without his or her consent.

Certain Federal Income Tax Consequences. The following is a brief summary of the principal United States federal income tax consequences of awards under the 2021 Plan. This summary is not an exhaustive description and does not describe all applicable federal, state, local, or non-United States tax laws. This summary assumes that awards are deductible by our company, and that payments of any such awards are not deferred.

•

ISOs. A participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of common stock received on the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder’s income in computing alternative minimum taxable income, if applicable. If an option holder does not dispose of such shares of common stock within two years after the ISO was granted or one year after the ISO was exercised, whichever is later (a “disqualifying disposition”), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, our company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying common stock.

If an option holder makes a disqualifying disposition, he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the option shares on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of the option shares minus the exercise price. In such event, our company will be entitled to a deduction in an amount equal to the ordinary income realized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss if such shares constitute capital assets in his or her hands. The gain or loss will be measured by the difference between the fair market value of the option shares on the date of exercise of the ISO and the sales price of the shares.

•

NQSOs. Generally, no income is realized by an option holder upon the grant of an NQSO. Upon the exercise of an NQSO, however, the amount by which the fair market value of the option shares on the date of exercise exceeds the exercise price will be taxed as ordinary income to an option holder and our company will be entitled to a deduction in an equal amount. Upon subsequent sales of the option shares, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in an option holder’s hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of his or her exercise of the option.

•

Restricted Stock. Generally, no income is realized when a participant is granted restricted stock until the restrictions imposed lapse and the stock becomes transferable. However, if the participant makes an election under Section 83(b) of the Code to have the grant taxed as compensation income at fair market value on the date of grant any future appreciation (or depreciation) in the value of the stock subject to the grant will be taxed as capital gain (or loss) at the time the stock is sold.

2021 Proxy Statement 74

•	RSUs. Generally, no income is realized when a participant is granted RSUs or when the RSUs vest, until the value of the RSUs is distributed to the participant in cash or common stock.

•

SARs. Generally, no income is recognized when a participant is granted a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value of a share as of the date the SAR is exercised. The participant’s tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.

•	Performance Shares and Performance Units. Generally, performance shares and performance units are subject to tax at the time of vesting or payment.

•	Cash Incentive Awards. Generally, cash incentive awards are subject to tax at the time of payment.

•

Section 162(m) of the Code. Generally, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.

•

Deferral and Section 409A of the Code. A participant may elect to defer the delivery of shares of restricted stock or RSUs (and the dividends or dividend equivalents with respect thereto) until the date or dates specified in the participant’s election. Generally, if the participant elects to defer delivery, the participant would not recognize income until our company actually distributes shares of common stock or cash to the participant.

New Plan Benefits under the 2021 Plan

At this time, specific equity-based benefits or amounts to be received or allocated to named executive officers, current executive officers as a group, current directors who are not executive officers as a group and all non-executive officer employees as a group pursuant to the 2021 Plan are not determinable. Grants under the Prior Plan in fiscal year 2020 to our named executive officers are shown in the “2020 Grants of Plan-Based Awards Table” above. The aggregate value of the option and restricted stock unit awards to be issued under the 2021 Plan to our non-employee directors following the annual meeting are shown in the table below.

Name and Position	Dollar Value ($)
David H. Li President and Chief Executive Officer	N/A
Scott D. Beamer Vice President and Chief Financial Officer	N/A
Daniel D. Woodland Vice President and President, Electronic Materials	N/A
H. Carol Bernstein Vice President, Secretary and General Counsel	N/A
Jeffrey M. Dysard Vice President and President, Performance Materials	N/A
All current executive officers as a group	N/A
All current directors who are not executive officers as a group	1,080,000
All current non-executive officer employees as a group	N/A

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Miscellaneous

Unfunded and Unqualified Plan. The 2021 Plan is intended to be an unfunded plan and is not qualified under Section 401 of the Code. In addition, the 2021 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Effect of Vote on Proposal. If stockholders do not approve this proposal, it will not be implemented and the Prior Plan will remain in place until its expiration. Our Company reserves the right to adopt such other compensation plans and programs as deemed appropriate and in the best interests of our Company and its stockholders.

Voting Requirement to Approve Proposal. The approval of the 2021 Plan requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

Our board of directors unanimously recommends that you vote “FOR” the approval of the 2021 Omnibus Incentive Plan.

Prior Plan Information as of January 7, 2021

Shown below is information as of January 7, 2021 with respect to the shares of common stock that may be issued under the Prior Plan. As of January 7, 2021, the closing sale price of our common stock as reported on NASDAQ was $154.84 per share.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	(b) Weighted- average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(1)	1,113,818	$85.78	1,930,969
Equity compensation plans not approved by security holders	—	—	—

Total	1,113,818	$85.78	1,930,969

(1)

Equity compensation plans consist of our Prior Plan (defined above) and our Employee Stock Purchase Plan. The securities available for future issuance under the Prior Plan include any securities that remained available for issuance under our Second Amended and Restated CMC Materials, Inc. (f/k/a Cabot Microelectronics Corporation) 2000 Equity Incentive Plan as of March 6, 2012, which were transferred to the Prior Plan upon its approval by stockholders. All share amounts in the above table reflect the effect of our 2012 leveraged recapitalization with a special cash dividend. See Note 17 of “Notes to the Consolidated Financial Statements” of this Annual Report on Form 10-K for more information regarding our equity compensation plans.

(2)

Column (a) includes 870,266 shares subject to outstanding nonqualified stock options, 159,036 shares that employees and non-employee directors have the right to acquire upon the vesting of the equivalent restricted stock units that they have been awarded under our equity incentive plans, and 84,516 initial granted shares that certain employees have the right to acquire upon the vesting of the performance-based restricted stock units that they have been awarded under our equity incentive plans, which may be subject to downward or upward adjustment depending on the performance measures during the particular performance period pursuant to the performance share unit award agreement. Column (b) excludes all of these from the weighted-average exercise price. The weighted average term of stock options is 6.67 years.

2021 Proxy Statement 76

(3)	Column (c) includes 260,876 shares available for future issuance under the Employee Stock Purchase Plan.

Equity Compensation Plan Information as of September 30, 2020

Shown below is information as of September 30, 2020 with respect to the shares of common stock that may be issued under our existing equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	(b) Weighted- average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(1)	1,066,815	$75.87	2,155,413
Equity compensation plans not approved by security holders	—	—	—

Total	1,066,815	$75.87	2,155,413

(1)

Equity compensation plans consist of our Prior Plan (defined above) and our Employee Stock Purchase Plan. The securities available for future issuance under the Prior Plan include any securities that remained available for issuance under our Second Amended and Restated CMC Materials, Inc. (f/k/a Cabot Microelectronics Corporation) 2000 Equity Incentive Plan as of March 6, 2012, which were transferred to the Prior Plan upon its approval by stockholders. All share amounts in the above table reflect the effect of our 2012 leveraged recapitalization with a special cash dividend. See Note 17 of “Notes to the Consolidated Financial Statements” of this Annual Report on Form 10-K for more information regarding our equity compensation plans.

(2)

Column (a) includes 806,697 shares subject to outstanding nonqualified stock options, 174,200 shares that employees and non-employee directors have the right to acquire upon the vesting of the equivalent restricted stock units that they have been awarded under our equity incentive plans, and 85,918 initial granted shares that certain employees have the right to acquire upon the vesting of the performance-based restricted stock units that they have been awarded under our equity incentive plans, which may be subject to downward or upward adjustment depending on the performance measures during the particular performance period pursuant to the performance share unit award agreement. Column (b) excludes all of these from the weighted-average exercise price. The weighted average term of stock options is 6.23 years.

(3)	Column (c) includes 290,781 shares available for future issuance under the Employee Stock Purchase Plan.

2022 ANNUAL MEETING OF STOCKHOLDERS

The 2022 annual meeting of stockholders is presently scheduled to be held on March 9, 2022. Any proposals of stockholders intended for inclusion in the proxy statement for our 2022 annual meeting of stockholders must be received by the Secretary of our company at our offices at 870 North Commons Drive, Aurora, Illinois 60504, by Tuesday, September 21, 2021. If a stockholder of the company intends to present a proposal at the 2022 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our bylaws. Those provisions require that such proposal must be received by our Secretary at 870 North Commons Drive, Aurora, Illinois 60504, not earlier than Wednesday, November 3, 2021 and not later than Friday, December 3, 2021. Subject to certain exceptions set forth in our bylaws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

2021 Proxy Statement 77

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means additional convenience for stockholders, cost savings for companies and reduced environmental impact of our Proxy Materials.

A number of brokers with accountholders who are stockholders will be “householding” the Notice of Internet Availability of Proxy Materials. As indicated in the notice previously provided by these brokers to stockholders, a single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that communications to your address will be subject to “householding,” it will continue until you are notified otherwise.

Stockholders who received a household mailing this year and would like to have additional copies of the Notice of Internet Availability of Proxy Materials mailed to them, or would like to opt out of this practice for future mailings should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries. We will promptly send additional copies of the Notice of Internet Availability of Proxy Materials upon receipt of such request.

Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43010, Providence, Rhode Island 02940-3010 Attention: Shareholder Inquiries.

VOTING THROUGH THE INTERNET OR BY TELEPHONE

Our stockholders voting through the internet should understand that there may be costs associated with electronic access, such as usage charges from access providers that must be borne by the stockholder. You may vote online during the annual meeting or you may vote by proxy. If your stock is registered in your own name, you may vote online during the annual meeting at www.virtualshareholdermeeting.com/CCMP2021 using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. If your stock is not registered in your own name and you plan to vote online during the annual meeting, you should contact your broker or agent in whose name your stock is registered to obtain a legal proxy. You may vote by proxy by signing, dating and mailing a proxy card. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate.

In addition, you may vote by telephone or through the internet by following the instructions below or those included in the Notice of Internet Availability of Proxy Materials. To vote by telephone, if you are a record holder of our common stock, call toll free 1-800-690-6903 and follow the instructions provided by the recorded message. To vote by telephone if you are a beneficial owner of our common stock, call the toll free number listed in the proxy card or follow the instructions provided by your broker. Before the annual meeting, for all holders of our common stock (whether record or beneficial), to vote through the internet, go to www.proxyvote.com and follow the steps on the secure website. You also may access the proxy vote website (www.proxyvote.com) or view our Proxy Materials by going to our website, www.cmcmaterials.com, selecting “Investor Relations” on our Homepage, and then selecting “Annual Meeting/Proxy” from the drop down menu. Where used in this proxy statement, our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement. Telephone and internet voting facilities for stockholders of record will be available 24 hours a day. Before the annual meeting, you may vote over the telephone or via the internet until 11:59 p.m. ET on March 2, 2021 for shares held directly or 11:59 p.m. ET on February 28, 2021 for shares held in a plan.

2021 Proxy Statement 78

APPENDIX A

USE OF CERTAIN NON-GAAP FINANCIAL INFORMATION

The company presented the following measures considered as non-GAAP by the SEC: adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA margin (adjusted EBITDA as a percentage of revenue). These adjusted results exclude the impact of certain items that affect comparability from period to period. The non-GAAP financial information provided in this proxy statement is a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP adjusted measures are provided to enhance the investor’s understanding about the company’s ongoing operations. Specifically, the company believes the impact of the adjustments related to the Acquisition, such as expenses incurred to complete the Acquisition and related integration and acquisition-related amortization expenses, costs of restructuring related to the wood treatment business and related adjustments in fiscal 2020, costs related to the KMG-Bernuth warehouse fire net of insurance recovery, costs incurred in fiscal 2020 related to the Pandemic net of grants received, the effects of Tax Cuts and Jobs Act in December 2017 in the United States (“Tax Act”) and the issued final regulations related to the Tax Act, and in fiscal 2019, impact of fair value adjustments to inventory acquired from KMG, are not indicative of its core operating results, and thus presents these certain metrics excluding these effects. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. See below for a reconciliation of net income to adjusted EBITDA and adjusted EBITDA margin.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA / Adjusted EBITDA Margin

	Fiscal Year Ended September 30,

(in thousands, except percentage amounts)	2020	2019
Net income	$142,828	$39,215

Interest expense	42,510	45,681
Interest income	(670)	(2,346)
Income taxes	30,519	23,891
Depreciation and amortization	127,737	98,592

EBITDA	$342,924	$205,033

Acquisition and integration-related expenses	10,852	34,709
Charges related to asset impairment of wood treatment business	2,314	67,372
Costs related to KMG-Bernuth fire, net of insurance recovery	1,083	9,905
Costs related to the Pandemic, net of grants received	849	—
Charge for fair value write-up of acquired inventory sold	—	14,869
Net costs related to restructuring of the wood treatment business	(221)	1,530

Adjusted EBITDA	$357,801	$333,418

Adjusted EBITDA margin	32.1%	32.1%

2021 Proxy Statement A-1

APPENDIX B

CMC MATERIALS, INC. 2021 OMNIBUS INCENTIVE PLAN

1.	PURPOSE

The purpose of this CMC Materials, Inc. 2021 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), is to advance the interests of CMC Materials, Inc. (the “Company”) and its stockholders by enhancing the Company’s ability to (a) attract and retain employees, directors, consultants and advisors who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) reward these individuals for these contributions; (c) encourage these individuals to take into account the short-term and long-term interests of the Company and its stockholders; and (d) reward individuals who have contributed, or are expected to contribute, to the Company’s success, by providing them equity and cash incentives (“Awards”).

2.	ADMINISTRATION

(a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Board”) of the Company (the “Committee”). The Committee shall hold meetings at such times as the Committee shall deem necessary for the proper administration of the Plan. The Committee shall consist of at least two directors of the Company, each of whom shall be a “Non-Employee Director” as defined in Rule 16b-3(b)(3) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons, unless such delegation would cause a grant to an individual subject to Section 16 of the 1934 Act to fail to qualify for the exception under Rule 16b-3 thereunder. Subject to applicable law, any authority granted to the Committee may be exercised by the full Board.

(b) No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee, and each officer or employee of the Company acting on behalf of the Committee, for all costs and expenses and, to the fullest extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

(c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to determine the employees of the Company, its subsidiaries and affiliates (“Employees”), non-employee members of the board of directors of the Company, its subsidiaries or affiliates (“Directors”), and consultants and advisors of the Company or any of its subsidiaries (“Advisors”), to whom Awards shall be granted under the Plan (any such individual, a “Participant”) and the number of shares of Stock subject to share-based Awards; to prescribe the terms and conditions (which need not be identical) of each such Award, including with respect to determining exercise prices, vesting conditions, restrictions on transfer, and, to the extent consistent with the terms of the Plan, whether to waive or modify such conditions (including to accelerate or waive vesting conditions); and to make any amendment or modification to any Award Agreement (as defined herein) not inconsistent with the terms of the Plan;

(ii) to construe and interpret the Plan and the Awards granted hereunder; to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable; and otherwise to give full effect to the Plan;

(iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

(iv) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

2021 Proxy Statement B-1

(v) generally, to exercise such powers and to perform such acts as are deemed by it necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations of the Committee in the exercise of the foregoing powers shall be final, binding and conclusive upon the Company and its subsidiaries and affiliates, all Participants, and all other persons claiming any interest herein. Decisions of the Committee need not be uniform with respect to each Participant or Award.

3.	EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective as of the date of its adoption by the Board, subject to approval by the Company’s stockholders (the date of such approval by the Company’s stockholders, the “Effective Date”). No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date.

4.	SHARES SUBJECT TO THE PLAN

(a) Awards under the Plan shall consist of Restricted Stock, RSUs, Options, SARs, Performance Shares, Performance Units, Other Stock-Based Awards and Cash Incentive Awards (each as defined and described in Section 6 below).

(b) Subject to adjustment as provided in Section 8.6, the maximum number of shares of the Company’s common stock, par value $0.001 per share (“Stock”), subject to Awards that may be delivered under the Plan is 2,125,000 shares of Stock, which is the sum of (i) 454,907 shares of Stock, and (ii) 1,670,093 shares of Stock that are available under the Second Amended and Restated CMC Materials, Inc. (f/k/a Cabot Microelectronics Corporation) 2012 Omnibus Incentive Plan, as amended effective March 7, 2017 (the “Prior Plan”), as of the Effective Date, plus any shares of Stock that become available under the Prior Plan due to events such as forfeitures, cancellations, or expirations after the Effective Date. No awards shall be granted under the Prior Plan following the Effective Date.

(c) Any Stock covered by an Award which is forfeited, canceled or expires in whole or in part shall be deemed not to be delivered for purposes of determining the maximum number of shares of Stock available for grants under the Plan. For purposes of determining the number of shares of Stock available for grant under the Plan, (i) if the exercise price of an Option or Stock-settled SAR is satisfied by delivering shares of Stock to the Company (by either actual delivery or by attestation), the total number of shares subject to such Option or Stock-settled SAR shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery pursuant to Awards under the Plan; (ii) shares subject to an Award of Options or Stock-settled SARs that are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding or exercise price obligation shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards under the Plan; and (iii) shares subject to an Award under the Plan other than an Option or Stock-settled SAR that are not delivered to a Participant because such shares are used to satisfy an applicable tax withholding obligation shall be deemed delivered hereunder and shall not again be available for delivery in connection with Awards under the Plan. Shares purchased on the open market using the cash proceeds from the exercise of an Option shall not be added to the shares of Stock available for delivery hereunder in determining the maximum number of shares of Stock available for delivery pursuant to Awards under the Plan.

(d) In no event shall the Company issue ISOs (as defined herein) under the Plan covering more than 2,125,000 shares of Stock, subject to adjustment as provided in Section 8.6 to the extent that such adjustment would not affect the qualification of such Awards as ISOs.

(e) No Director may receive compensation, including cash and equity-based compensation, in such capacity during any fiscal year with a value that exceeds $1,000,000 (calculating the value of any equity-based Awards

2021 Proxy Statement B-2

based on the grant date fair value of such Awards for financial reporting purposes). For purposes of the preceding sentence, an equity-based Award shall be deemed received upon grant (and not upon vesting or settlement) and any deferred cash compensation shall be deemed received when earned (and not when paid).

(f) Awards granted through the assumption of, or in substitution or exchange for, similar awards in connection with the acquisition of another corporation or business entity (including, without limitation, Awards granted pursuant to Section 6.7) shall not be counted for purposes of applying the limitations of this Section on the number of shares of Stock available for Awards generally or any particular kind of Award under the Plan.

(g) Stock delivered under the Plan may be either from authorized but unissued Stock, from treasury shares or from shares of Stock purchased in open-market transactions and private sales.

(h) Except in the case of substitute awards granted pursuant to Sections 4(f) or 6.7 and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (i) the Committee may provide in an Award Agreement or following the time of grant that the vesting of an Award shall accelerate in the event of the Participant’s death, Disability, retirement, position elimination, or a termination other than for Cause, and (ii) the Committee may grant Awards covering five percent (5%) or fewer of the total number of shares of Stock authorized under the Plan without respect to the above-described minimum vesting requirement. Notwithstanding the foregoing, with respect to Awards to Directors, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.

5.	ELIGIBILITY AND PARTICIPATION

Employees, Directors, and Advisors, including prospective Employees, Directors or Advisors who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates, are eligible to receive Awards under the Plan. For purposes of the Plan, “Service” means the provision of services to the Company or its subsidiaries or affiliates in the capacity of (a) an Employee, (b) a Director, or (c) an Advisor. An “affiliate” for purposes of the Plan is an entity that controls, is controlled by or is under common control with, the Company. A “subsidiary” for purposes of the Plan is an entity in which the Company owns, directly or indirectly, equity interests possessing a majority of the total combined voting power of all classes of equity. The Committee will from time to time select the Employees, Directors and/or Advisors who are to be granted Awards.

6.	TYPES OF AWARDS

6.1.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a) Nature of Restricted Stock Awards. An Award of restricted stock entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (e) below (“Restricted Stock”).

(b) Nature of RSU Awards. An Award of restricted stock units entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph (e) below or a cash equivalent value (“RSUs”). An RSU represents a contingent right to receive a Share or an amount equivalent in value to a Share.

(c) Payment for Restricted Stock Awards. The Committee may require, as a condition to an Award of Restricted Stock or RSUs, that a Participant deliver to the Company a purchase price in any amount set by the Committee for such Restricted Stock or RSUs.

2021 Proxy Statement B-3

(d) Rights as a Stockholder. Unless otherwise determined by the Committee, a Participant who receives an Award of Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights; provided, that dividends credited with respect to any Award shall be subject to the same time and/or performance-based vesting conditions applicable to such Award and in such case shall, if vested, be delivered or paid at the same time as such Award is delivered or paid (or forfeited at the same time as such Award is forfeited). A Participant who receives an Award of RSUs will not have voting or dividend rights with respect to the RSUs, it being understood that this sentence shall not be construed as a limitation on the right to grant Dividend Equivalents (as defined herein) in connection with an Award of RSUs.

(e) Restrictions. The restrictions on each grant of Restricted Stock or RSUs will lapse at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify. Except as otherwise specifically provided by the Plan or by the Committee in any particular case, until these restrictions lapse, neither Restricted Stock nor RSUs may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of.

(f) Deferral. If a Participant so elects in accordance with such procedures as the Committee may specify from time to time, in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the interpretive guidance thereunder (“Section 409A”), the delivery of Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, shall be deferred until the date or dates specified in such election.

(g) Section 83(b) Election. If a Participant, in connection with the acquisition of shares of Stock under the Plan or otherwise, makes an election under Section 83(b) of the Code, such Participant shall notify the Company within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

6.2.	OPTIONS.

(a) Nature of Options. An option is an Award entitling the recipient on exercise thereof to purchase shares of Stock at a specified exercise price (an “Option”). Both incentive stock options (as defined in Section 422 of the Code) (“ISOs”) and Options that are not ISOs may be granted under the Plan; provided that the Committee may award ISOs only to Employees.

(b) Exercise Price. The exercise price of an Option shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of an Option shall not be less than the Fair Market Value of a share of the Stock on the date the Option is granted (110% of the Fair Market Value of a share of Stock on the date of grant in the case of an ISO granted to an Employee who owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or of a parent or a subsidiary (such person, a “Ten Percent Stockholder”)). For purposes of this Plan, “Fair Market Value” on any date means the closing sales price of the Stock on such date on the principal national securities exchange on which the Stock is listed or admitted to trading, or, if the Stock is not so listed or admitted to trading, the average of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 409A and, in the case of an ISO, Section 422 of the Code.

(c) Prohibition on Repricing. Except as provided in Section 8.6, any outstanding Option (i) shall not be repriced; (ii) shall not be canceled for the purpose of reissuing the Option to the Participant at a lower exercise price; and (iii) in the case of an Option that, at the time of cancellation, has an exercise price that exceeds the Fair Market Value of the underlying share of Stock, shall not be canceled for the purpose of exchanging the Option for

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any other Award and/or cash payment or otherwise be subject to any action that would be treated, under the applicable exchange listing standards or for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(d) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the date the Option was granted (five years in the case of an ISO granted to a Ten Percent Stockholder), or such earlier date as may have been specified by the Committee in the Award Agreement at the time the Option was granted.

(e) Vesting and Exercise of Options. An Option will become vested and exercisable at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify in the Award Agreement for such Option. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

(f) Exercise Procedures. Subject to the next following sentence, any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Committee and (ii) payment in full for the number of shares for which the Option is exercised. The exercise price for any Stock purchased pursuant to the exercise of an Option may, to the extent permitted under the Award Agreement applicable to the Option or otherwise permitted by the Committee, be paid in the following forms: (1) cash; (2) the transfer, either actually or by attestation, to the Company of shares of Stock that have been held by the Participant for at least six months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee; (3) by a “net exercise” arrangement, pursuant to which the number of shares of Stock issuable upon exercise of the Option shall be reduced by the largest whole number of shares of Stock having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable); provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares of Stock to be issued; (4) such other methods as the Committee makes available to Participants from time to time; or (5) a combination thereof. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any shares of Stock transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of shares of Stock that may be purchased upon exercise shall be rounded to the nearest number of whole shares. Notwithstanding any contrary provision of this Section 6.2, if, on the date an outstanding Option would expire (other than due to a termination of Service for Cause (as defined below)), the exercise of the Option, including by a “net exercise” or cashless exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended to a date that is the earlier of (i) thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy and (ii) the expiration of the original term of the Option.

(g) Exercise Limit. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of shares of Stock with respect to which ISOs granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its subsidiaries (in either case determined without regard to this Section 6.2(f)) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such ISOs shall be treated as Options that are not ISOs. In applying the limitation in the preceding sentence in the case of multiple Options, Options that are intended to be ISOs shall be treated as Options which are not ISOs according to the order in which they were granted, such that the most recently granted Options are first treated as Options that are not ISOs.

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(h) ISO Exercise. An ISO must be exercised, if at all, within three months after the Participant’s termination of Service for a reason other than death or Disability and within twelve months after the Participant’s termination of Service for death or Disability. For purposes of this Plan, “Disability” is defined as permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6.3.	STOCK APPRECIATION RIGHTS.

(a) Nature of Stock Appreciation Rights. A stock appreciation right is an Award entitling the recipient to receive upon exercise thereof payment of an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the SAR, by the number of shares of Stock with respect to which the SAR is exercised (a “SAR”). The payment upon exercise of a SAR may be made in Stock, cash, or a combination of Stock and cash, as specified in the applicable Award Agreement.

(b) Exercise Price. The exercise price of a SAR shall be determined by the Committee and set forth in an applicable Award Agreement; provided, however, that the exercise price of a SAR shall not be less than the Fair Market Value of a share of the Stock on the date the SAR is granted.

(c) Prohibition on Repricing. Except as provided in Section 8.6, any outstanding SAR (i) shall not be repriced; (ii) shall not be canceled for the purpose of reissuing the SAR to the Participant at a lower exercise price; and (iii) in the case of a SAR that, at the time of cancellation, has an exercise price that exceeds the Fair Market Value of the underlying share of Stock, shall not be canceled for the purpose of exchanging the SAR for any other Award and/or cash payment or otherwise be subject to any action that would be treated, under the applicable exchange listing standards or for accounting purposes, as a “repricing” of such SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(d) Duration of SARs. The latest date on which a SAR may be exercised will be the tenth anniversary of the date the SAR was granted, or such earlier date as may have been specified by the Committee in the Award Agreement at the time the SAR was granted.

(e) Exercise of SARs. A SAR will become exercisable at such time or times, and on such terms and conditions (including upon meeting pre-established performance goals), as the Committee may specify in the Award Agreement for such SAR. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of a SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any documents required by the Committee. If requested by the Committee, the Participant shall deliver the Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. No fractional shares of Stock (or cash in lieu thereof) shall be issued upon exercise of a SAR, and the number of shares of Stock that may be acquired upon exercise shall be rounded to the nearest number of whole shares.

6.4.	PERFORMANCE SHARES AND PERFORMANCE UNITS.

(a) Nature of Performance Shares and Performance Units. A performance share is an Award with an initial value equal to the Fair Market Value of a share of Stock on the date of grant (a “Performance Share”), and a performance unit is an Award with an initial value determined by the Committee on the date of grant (a “Performance Unit”), in each case, that entitles the recipient to receive payment upon the attainment of performance goals and other terms and conditions determined by the Committee. Payment of Performance Shares or Performance Units may be made in Stock, cash, or a combination of Stock and cash, as specified in the applicable Award Agreement.

(b) Performance Goals. The Committee shall determine the number of Performance Shares or Performance Units, the length of the performance period, and the other terms and conditions of each Award.

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6.5.	CASH INCENTIVE AWARDS.

(a) Nature of Cash Incentive Awards. A cash incentive award is an Award denominated in cash that entitles the recipient to an amount (payable in cash or a share-based Award as described below) upon the attainment of performance goals and other terms and conditions determined by the Committee, which may include annual performance goals and periods (“Cash Incentive Award”). A Cash Incentive Award may be satisfied in cash or, if the Committee so determines, by a grant of share-based Awards under the Plan with such terms and conditions as the Committee determines, or a combination of cash or share-based Awards.

(b) Performance Goals. The Committee shall determine the amount of the Cash Incentive Award, the length of the performance period, and the terms and conditions of each Cash Incentive Award, including the form of payment.

6.6.	OTHER-STOCK BASED AWARDS.

An “Other Stock-Based Award” is an Award that is not Restricted Stock, an RSU, an Option, a SAR, a Performance Share, a Performance Unit, or a Cash Incentive Award, but that is either a share of Stock valued in whole or in part by reference to, or are otherwise based upon, Stock, including, without limitation, unrestricted stock and convertible debentures.

6.7.	SUBSTITUTE AWARDS.

(a) In connection with any acquisition by the Company or any of its subsidiaries, the Committee may grant Awards to persons who became Employees, Directors or Advisors in connection with such acquisition in substitution for equity incentives held by them in the seller or acquired entity. In such case the Committee may set the prices and other terms of the substitute Awards at such amounts and in such manner as it, in its sole discretion, deems appropriate and equitable or otherwise to provide such incentives as the Committee may determine are appropriate.

(b) Unless required by applicable law, any substitute Awards granted pursuant to Section 6.7 shall not count toward the share limitation set forth in Section 4(b).

7.	EVENTS AFFECTING OUTSTANDING AWARDS

7.1.	TERMINATION OF SERVICE.

Unless otherwise set forth in an Award Agreement, an Award shall immediately terminate on the date a Participant’s Service terminates, and (a) any Options or SARs held by a Participant shall not be exercisable and all rights of the Participant with respect thereto shall immediately terminate, (b) any shares of Restricted Stock or RSUs with respect to which the restrictions have not lapsed shall be immediately forfeited, and (c) any Performance Shares, Performance Units or Cash Incentive Awards shall be immediately forfeited.

7.2.	TERMINATION OF AWARD.

The Company may terminate, cancel, rescind, recover, or revoke an Award immediately under certain circumstances, including, but not limited to a Participant’s:

(a) actions constituting “Cause”, which shall have the meaning provided under an employment, consulting or other agreement, including an Award Agreement, between a Participant and the Company, or if there is no such meaning provided under such agreement or no such agreement, shall include, but not be limited to, the: (i) conviction of or entering a plea of guilty or nolo contendere with respect to a crime, whether or not connected with the Company; (ii) commission of any act of fraud with respect to the Company; (iii) theft, embezzlement or misappropriation of any property of the Company; (iv) excessive absenteeism (other than as resulting from Disability); (v) failure to observe or comply with any Company work rules, policies, procedures, guidelines or standards of conduct which the Company has adopted for the regulation of the general conduct of its employees, as generally known to the employees of the Company or evidenced by the terms of any employee handbook, written memorandums or written policy statements; (vi) continued willful refusal to carry out and perform the

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material duties and responsibilities of a Participant’s position, excluding nonperformance resulting from Disability; or (vii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company (in each case as determined in good faith by the Company);

(b) rendering of services for a competitor prior to, or within six (6) months after, the exercise of any Option or SAR or the termination of Participant’s Service with the Company;

(c) unauthorized disclosure of any confidential/proprietary information of the Company to any third party;

(d) failure to comply with the Company’s policies regarding the identification, disclosure and protection of intellectual property;

(e) violation of the Proprietary Rights Agreement/CMC Materials, Inc. Employee Confidentiality, Intellectual Property and Non-Competition Agreement for Employees signed by the Participant (or any predecessor agreement thereto); or

(f) violation of the CMC Materials, Inc. Code of Business Conduct (or any predecessor Company policy thereto), including those provisions related to financial reporting.

The existence of any such circumstances shall be determined in good faith by the Company.

In the event of any termination, cancellation, rescission, recovery, or revocation, the Participant shall return to the Company any Stock received pursuant to an Award, or pay to the Company the amount of any gain realized on the sale of any such Stock, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company.

Notwithstanding the foregoing, this Section 7.2 shall not be applicable to any Participant following a Change in Control, other than to the extent the applicable Award Agreement or other terms governing an individual Award provide for forfeiture or termination upon a Participant’s termination of Service for Cause. Notwithstanding anything else contained herein, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

7.3. CHANGE IN CONTROL. Unless otherwise set forth in an Award Agreement or another written agreement between the Company or a subsidiary on the one hand, and a Participant on the other hand, in the event of a Change in Control, the following provisions will apply:

(a) the Committee may provide that any or all outstanding Awards shall be assumed and continued or an equivalent award substituted by the Company’s successor or a parent or subsidiary of such successor in connection with such Change in Control transaction; provided, however, that if within two (2) years following such Change in Control, a Participant’s employment is terminated by the Company or its successor without Cause or the Participant resigns for “Good Reason,” to the extent that the Participant is subject to written agreement with the Company or a subsidiary that contains a “Good Reason” definition, any Awards not previously vested shall immediately become vested and/or exercisable (and any applicable performance goals shall be deemed achieved at the greater of (x) target or (y) actual performance through the date of such termination); and

(b) with respect to such outstanding Awards that are not assumed and continued or an equivalent award is not substituted by the Company’s successor or a parent or subsidiary of such successor in connection with such Change in Control transaction, then any such Awards that have not previously vested shall immediately become vested and/or exercisable (and any applicable performance goals shall be deemed achieved at the greater of (x) target or (y) actual performance through the date of such Change in Control).

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8.	GENERAL PROVISIONS

8.1.	DOCUMENTATION OF AWARDS.

Awards may be evidenced by written or electronic instruments prescribed by the Committee from time to time (each such instrument, an “Award Agreement”). Award Agreements may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, and may be provided in electronic form, acceptance of which will evidence agreement to the terms thereof and hereof.

8.2.	RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.

(a) Rights as Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award will not give a Participant rights as a stockholder, and the Participant will obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, only upon actual receipt of Stock.

(b) Dividend Equivalents. The Committee may, on such conditions as it deems appropriate, provide in an Award Agreement that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant’s Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing dividends on such Award (other than Options and SARS) (such amounts, “Dividend Equivalents”), either currently or in the future, or for the investment of such amounts on behalf of the Participant (including in the form of additional Awards of the same type as the underlying Award giving rise to the Dividend Equivalent); provided that the Committee shall design such payment to be exempt from or, in the alternative, to comply with, Section 409A. Any Dividend Equivalents credited with respect to any Award shall be subject to the same time and/or performance-based vesting conditions applicable to such Award and in such case shall, if vested, be delivered or paid at the same time as such Award is delivered or paid (or forfeited at the same time as such Award is forfeited). To the extent provided in an Award Agreement, reinvestment of dividend payments in additional Awards at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 4(b) for such reinvestment (taking into account then-outstanding Awards). If sufficient shares of Stock are not available for such reinvestment, such reinvestment shall be made in the form of a grant of RSUs equal in number to the shares of Stock that would have been obtained by such reinvestment, the terms of which RSUs shall provide for settlement in cash and for Dividend Equivalent reinvestment in further RSUs on the terms contemplated by this Section 8.2(b).

8.3.	CONDITIONS ON DELIVERY OF STOCK.

The Company will not be obligated to deliver any shares of Stock, whether by electronic book entry or in certificate form, pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

8.4.	TAX WITHHOLDING.

(a) The Company may withhold from any payment made pursuant to an Award an amount as may be necessary and sufficient to satisfy all federal, state, local, and other applicable tax withholding requirements (the “Withholding Requirements”).

(b) The Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory

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to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that any such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the Withholding Requirements; provided, however, unless otherwise set forth in an Award Agreement or subsequently determined by the Committee, with respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Shares by the Company or any of its Affiliates to satisfy tax, exercise price or other withholding obligations in respect of an Award shall be mandatory. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, permit a Participant to satisfy the Withholding Requirements by tendering shares of Stock having a Fair Market Value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09).

(c) With respect to the exercise of ISOs, the Committee may require as a condition of exercise that the person exercising the ISO agree (i) to inform the Company promptly of any disposition of Stock received upon exercise of the ISO, and (ii) if the Company determines that it could be liable for Withholding Requirements with respect to a disposition of the Stock received upon exercise, to give such security as the Committee deems adequate to meet the potential liability of the Company for the Withholding Requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8.5.	NONTRANSFERABILITY OF AWARDS.

No Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or, except in the case of an ISO, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option or SAR shall be exercisable during the lifetime of such Participant only by such Participant or such Participant’s executor or administrator or by the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution (such person, the Participant’s “Legal Representative”). Notwithstanding the foregoing sentence, the Committee may in a manner consistent with applicable law set forth in an Award Agreement evidencing an Award (other than an ISO), or may otherwise provide, that the Award may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, such a transferee of an Award shall be deemed to be the Participant. For this purpose, “immediate family” shall refer only to the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

8.6.	ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation of a subsidiary or affiliate, or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of Stock or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Section 4 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares of Stock or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Options and SARs. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Stock or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Section 4 upon certain types of Awards and upon the grants to individuals

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of certain types of Awards, (C) the number and kind of shares of Stock or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and SARs. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Stock pursuant to such Corporate Transaction over the exercise price of such Option or SAR shall conclusively be deemed valid); provided, that in the event of the cancellation of such Awards pursuant to this clause (1), the Awards shall vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Stock subject to outstanding Awards; and (3) in connection with any disaffiliation of a subsidiary or affiliate, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such disaffiliation of a subsidiary or affiliate (as well as any corresponding adjustments to Awards that remain based upon Company securities).

8.7.	PARTICIPANT’S RIGHTS.

Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment or Service with the Company or any subsidiary or affiliate or affect in any way the right of the Company any subsidiary or affiliate to terminate an employment or Service relationship at any time.

8.8.	SUCCESSORS.

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s shares, or a merger, consolidation, or otherwise.

8.9.	SEVERABILITY.

If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

8.10.	REQUIREMENTS OF LAW.

The granting of Awards and the issuance of Share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

8.11.	SECURITIES LAW COMPLIANCE.

As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

8.12.	AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES.

To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Board may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed or providing Service outside the United

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States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules that would require the application of the law of any other jurisdiction.

8.13.	GOVERNING LAW.

To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflicts of laws principles that would require the application of the law of any other jurisdiction. All references to statutory provisions and related regulatory provisions used herein shall include any similar or successor provisions. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

8.14.	SECTION 409A COMPLIANCE.

(a) Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with, Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed, administered and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Section 409A. With respect to a Cash Incentive Award, the cash portion will be paid, and the grant of any portion payable as a share-based Award will be awarded, not later than March 15 of the calendar year following the calendar year in which the applicable performance period ended. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code.

(b) If a Participant is a “specified employee” (as such term is defined for purposes of Section 409A) at the time of his or her termination of Service, no amount that is nonqualified deferred compensation subject to Section 409A and that becomes payable by reason of such termination of Service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (i) the first business day after the date that is six months following the date of the Participant’s termination of Service, and (ii) within 30 days following the date of the Participant’s death. For purposes of Section 409A, a termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Section 409A, and references in the Plan and any Award Agreement to “termination of Service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Section 409A.

(c) With respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, the preceding sentence shall have no bearing on whether an Award vests pursuant to the terms of the Plan or the applicable Award.

(d) Any adjustments made pursuant to Section 8.6 to Awards that are subject to Section 409A shall be made in compliance with the requirements of Section 409A, and any adjustments made pursuant to Section 8.6 to Awards that are not subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

8.15.	ERRONEOUSLY AWARDED COMPENSATION.

All Awards shall be subject to any incentive compensation recoupment or “clawback” policy established and amended from time to time by the Company, including any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as determined by the Company from time to time to comport

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with good corporate governance practices. Notwithstanding the foregoing, subject to applicable law, this Section 8.15 shall not be applicable to any Participant following a Change in Control.

8.16.	UNFUNDED PLAN.

It is presently intended that the Plan shall be unfunded. Except for reserving a sufficient number of authorized shares of Stock, to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of shares of Stock relating to Awards granted pursuant to the Plan.

9.	DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

(a) The Committee may at any time discontinue granting Awards under the Plan. The Board or the Committee may at any time or times amend the Plan or any outstanding Award; provided that no such amendment (other than an amendment made to comply with applicable law, including without limitation Section 409A, stock exchange listing standards or accounting rules) would materially and adversely affect the rights of a Participant with respect to a previously granted Award without such Participant’s consent. The Committee may at any time terminate the Plan as to any further grants of Awards. Except to the extent expressly required or permitted by the Plan, no amendment to the Plan or any outstanding Award will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) extend the time within which Awards may be granted under the Plan, (c) permit the Company to reprice any outstanding Option or SAR under the Plan, (d) otherwise effect an action that would require stockholder approval under applicable law or the listing standards of Nasdaq or (e) amend the provisions of this Section 9, and no amendment or termination of the Plan may materially and adversely affect the rights of any Participant (without his or her consent) under any Award previously granted.

(b) Subject to the immediately preceding paragraph, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A or additional tax, interest or penalties thereunder from applying to Awards granted under the Plan.

2021 Proxy Statement B-13

APPENDIX A TO 2021 OMNIBUS INCENTIVE PLAN

A “Change in Control” shall be deemed to have occurred if:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (a “Person”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all “Affiliates” and “Associates” (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of either (1) the then outstanding shares of Stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that this paragraph shall not apply to an acquisition directly from the Company or to an acquisition incident to a Business Combination that satisfies exceptions (i) through - (iii) of paragraph (b) below;

(b) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company ,or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were Incumbent Directors (as defined below) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(c) during any period of two consecutive years from and after the Effective Date), individuals who as of the Effective Date constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such directors, “Incumbent Directors”) cease for any reason to constitute at least a majority thereof; or

(d) the sale or disposition by the Company of all of substantially all of the assets of the Company or the complete liquidation or dissolution of the Company.

2021 Proxy Statement B-14

CMC MATERIALS, INC. ATTN: H. CAROL BERNSTEIN 870 N. COMMONS DRIVE AURORA, IL 60504	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 2, 2021 for shares held directly and by 11:59 p.m. Eastern Time on February 28, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CCMP2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 2, 2021 for shares held directly and by 11:59 p.m. Eastern Time on February 28, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D29427-P47771	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CMC MATERIALS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees:

01) Barbara A. Klein 02) David H. Li 03) William P. Noglows
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2.	Non-binding stockholder advisory approval of our named executive officer compensation.							☐	☐	☐
3.	Ratification of the selection of PricewaterhouseCoopers LLP as the company’s independent auditors for fiscal year 2021.							☐	☐	☐
4.	Approval of the CMC Materials, Inc. 2021 Omnibus Incentive Plan.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com.

D29428-P47771

CMC MATERIALS, INC.

Annual Meeting of Stockholders

March 3, 2021 8:00 AM, Central Standard Time

This proxy is solicited by the Board of Directors

The undersigned stockholder of CMC MATERIALS, INC., a Delaware corporation (the “Company”), hereby appoints William P. Noglows and H. Carol Bernstein, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders to be held on Wednesday, March 3, 2021 at 8:00 AM, Central Standard Time, via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/CCMP2021, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote.

Each of the above-named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers said hereunder. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Annual Meeting as may properly come before the meeting or any postponements or adjournments thereof. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting.

If no instructions are indicated herein, this proxy will be treated as a grant of authority to vote for the proposals and any other matters to be voted upon at the Annual Meeting or at any postponements or adjournments thereof.

Continued and to be signed on reverse side